UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SCULPTOR CAPITAL MANAGEMENT, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SCULPTOR CAPITAL MANAGEMENT, INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 22, 2022
Dear Shareholder:
You are invited to the annual meeting of Shareholders (the “Annual Meeting”) of Sculptor Capital Management, Inc. (the “Company”). The Annual Meeting will be held solely online on June 22, 2022 at 9:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/SCU2022. At the 2022 Annual Meeting, the following items of business will be considered:
1.The election of David Bonanno as a Class III director to serve for a term of three years and until his successor is duly elected or appointed and qualified.
2.Approval of the Company’s Sculptor Capital Management, Inc. 2022 Incentive Plan (the “2022 Plan”)
3.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.
4.Any other business that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice.
The Board of Directors has set the close of business on April 25, 2022 as the record date for determining Shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders as of the record date will be available for inspection by Shareholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of American Stock Transfer & Trust Company LLC, the Company’s independent share transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be available for inspection by Shareholders electronically during the Annual Meeting at www.virtualshareholdermeeting.com/SCU2022 when you enter the control number we have provided to you.
All Shareholders are cordially invited to attend the Annual Meeting. EVEN IF YOU CANNOT VIRTUALLY ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE YOUR PROXY BY CAREFULLY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on June 22, 2022: the Proxy Statement and Annual Report
to Shareholders are Available at www.proxyvote.com

By Order of the Board of Directors,

David M. Levine
Corporate Secretary
April 29, 2022
New York, New York

SCULPTOR CAPITAL MANAGEMENT, INC.
9 West 57th Street
New York, New York 10019
PROXY STATEMENT
Our board of directors (the “Board of Directors” or the “Board”) is providing these proxy materials to you in connection with the solicitation of proxies by Sculptor Capital Management, Inc. on behalf of the Board for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of Sculptor Capital Management, Inc., which will take place at 9:00 a.m. Eastern Time on June 22, 2022, and any adjournment or postponement thereof. The Annual Meeting will be a completely “virtual meeting” of shareholders. You will be able to virtually attend the Annual Meeting, where you will be able to vote electronically and submit questions during the live webcast, by visiting www.virtualshareholdermeeting.com/SCU2022 and entering the 16-digit control number included in our Notice of Internet Availability of Proxy Materials, on your proxy card or in the voting instructions that accompanies your proxy materials.
The Company intends to make available this proxy statement and the accompanying proxy card on or about April 29, 2022 to all shareholders entitled to vote at the Annual Meeting.
In this proxy statement, references to “Sculptor Capital,” “our Company,” “the Company,” “we,” “us,” or “our” refer, unless the context requires otherwise, to Sculptor Capital Management, Inc. (the “Registrant”), a Delaware corporation, and its consolidated subsidiaries, including the Sculptor Operating Group. References to the “Charter” refer to our Restated Certificate of Incorporation, dated as of November 5, 2019. References to the “Bylaws” refer to our Amended and Restated Bylaws, effective September 12, 2019.
References to the “Sculptor Operating Group” refer, collectively, to Sculptor Capital LP, a Delaware limited partnership, Sculptor Capital Advisors LP, a Delaware limited partnership, Sculptor Capital Advisors II LP, a Delaware limited partnership, and each of their consolidated subsidiaries. References to our “Operating Partnerships” refer, collectively, to Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP. References to “Sculptor Corp” refer to Sculptor Capital Holding Corporation, a Delaware corporation and a wholly owned subsidiary of Sculptor Capital Management, Inc.
References to our “executive managing directors” refer to the executive managing directors of the Company, and, except where the context requires otherwise, also includes executive managing directors who are no longer active in our business. References to the ownership of our executive managing directors include the ownership of certain estate and personal planning vehicles, such as family trusts, of such executive managing directors and their immediate family members.
References to “Class A Shares” refer to our Class A Shares, representing Class A common stock of Sculptor Capital, which are publicly traded and listed on the New York Stock Exchange, which we refer to as the “NYSE.” References to “Class B Shares” refer to shares of Class B common stock of Sculptor Capital, which are not publicly traded, are currently held by our unit holders, and have no economic rights but entitle the holders thereof to one vote per share together with the holders of our Class A Shares. References to “Shares” refer to our Class A Shares and Class B Shares, collectively. References to our “shareholders” refer to holders of our Class A Shares and Class B Shares, collectively. The terms “Group A Units,” “Group A-1 Units,” “Group B Units,” “Group D Units,” “Group E Units,” “Group E-1 Units,” “Group E-2 Units,” “Group E-5 Units” and “Group P Units” refer to the aggregate of interests consisting of one Class A, Class A-1, Class B, Class D, Class E, Class E-1, Class E-2, Class E-5, Class P, or Class P-4 (collectively, the “Class P Units”) as applicable, common unit in each Sculptor Operating Group entity, and “Group Unit” or “Unit” refers generally to the aggregate of interests consisting of one common unit of any or all of the Group A, Group A-1, Group B, Group D, Group E, Group E-1, Group E-2, Group E-5, Group P or Group P-4 common units in each Sculptor Operating Group entity.

Each Class A shareholder, including holders of Class A restricted stock, is entitled to one vote per share held of record on all matters submitted to a vote for our shareholders. Each Class B Shareholder is entitled to one vote per share held of record on all matters submitted to a vote of our shareholders except that Class B Shares that relate to our Group A-1 Units, which represent 4.5% of our total combined voting power, will be voted pro rata in accordance with the vote of the Class A Shares. As of April 25, 2022, the Record Date for the Annual Meeting, the Class B Shares represent 52.1% of our total combined voting power. Accordingly, holders of Class B Shares (other than Class B Shares that relate to our Group A-1 Units) should vote their shares by completing proxies online or by telephone or by mailing their proxy cards, or they may attend and vote via webcast at the Annual Meeting.
References to our “IPO” refer to our initial public offering that occurred in November 2007. References to “funds” refer to the multi-strategy, dedicated credit, real estate and other single strategy funds, and other alternative investment vehicles for which we provide asset management services.
No statements made herein, on our website or in any of the materials we file with the United States Securities and Exchange Commission, which we refer to as the “SEC,” constitute, or should be viewed as constituting, an offer of any fund.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why am I receiving these materials?
We have made available this proxy statement and proxy card because the Board of Directors of Sculptor Capital is soliciting your proxy to vote at the Annual Meeting and at any adjournment or postponement thereof. The Annual Meeting will be held on June 22, 2022 at 9:00 a.m. Eastern Time via live webcast through the www.virtualshareholdermeeting.com/SCU2022. You will need the 16-digit control number provided on the Notice of Internet Availability of Proxy Materials or your proxy card (if applicable). This solicitation is for proxies for use at the Annual Meeting or any reconvened meeting after an adjournment or postponement of the Annual Meeting.
You are invited to join the Annual Meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to join the Annual Meeting to vote your Shares. Instead, you may simply complete, sign and return the proxy card or vote by telephone or Internet, as discussed below.
How are we distributing our proxy materials?
To expedite delivery, reduce our costs and decrease the environmental impact of printing and mailing our proxy materials, we used “Notice and Access” in accordance with an SEC rule that permits us to provide these materials to our shareholders over the Internet. On April 29, 2022, we sent a Notice of Internet Availability of Proxy Materials to certain of our shareholders containing instructions on how to access our proxy materials online. If you received a Notice, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a paper or email copy on a one-time or ongoing basis. Shareholders who do not receive the Notice will continue to receive either a paper or electronic copy of this proxy statement and our 2021 Annual Report to Shareholders, which was sent on or about April 29, 2022.
Who is entitled to vote at and attend the Annual Meeting?
Only shareholders of record of our Shares at the close of business on the record date, April 25, 2022, are entitled to receive notice of, to vote at and join the Annual Meeting. Each outstanding Class A Share and Class B Share entitles its holder to cast one vote on each matter to be voted upon. Class B Shares that relate to our Group A-1 Units, which represent 4.5% of our total combined voting power, will be voted pro rata in accordance with the vote of the Class A Shares.
What is the difference between Class A Shares and Class B Shares?
The Class A Shares represent Class A shares of the Registrant and are listed on the NYSE. The holders of Class A Shares, including restricted Class A Shares, are entitled to one vote per share and any dividends we may pay (though dividends with respect to restricted Class A shares are subject to satisfaction of the applicable service-based or performance-based vesting conditions). The Class A Shares voe together with the Class B Shares on all matters submitted to a vote of shareholders.
The Class B Shares are held by our unit holders (current and former members of management). They have no economic rights (and therefore no rights to any dividends or distributions we may pay) and are not publicly traded, but rather entitle the holders to one vote per share together with the Class A shareholders. The Class B Shares are intended solely to provide our executive managing directors with voting interests in Sculptor Capital commensurate with their economic interests in the Sculptor Operating Group. Pursuant to a February 7, 2019 agreement between the Company, Daniel S. Och and certain of the Company’s subsidiaries (the “Governance Agreement”), Class B Shares that relate to our Group A-1 Units, which represent 4.5% of our total combined voting power, will be voted pro rata in accordance with the vote of the Class A Shares. The Class B Shares are not currently and are not expected to be registered for public sale or listed on the NYSE or any other securities exchange.

What is the difference between holding Shares as a shareholder of record and as a beneficial owner?
Most of the holders of our Class A Shares hold their shares beneficially through a broker or other nominee rather than directly in their own name. All of our Class B Shares are held directly by our executive managing directors in their names. As summarized below, there are some distinctions between Shares owned beneficially and those held of record.
Beneficial Owner:    If your Class A Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of Class A Shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your broker, trustee or other nominee, as the case may be. As the beneficial owner, you have the right to direct your broker, trustee or other nominee how to vote. The voting instruction card from your broker, trustee or other nominee contains voting instructions for you to use in directing the broker, trustee or other nominee how to vote your Class A Shares.
Because a beneficial owner is not the shareholder of record, you may not electronically vote your Class A Shares at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or other nominee that holds your Shares giving you the right to vote the Shares at the Annual Meeting.
Shareholder of Record:    If your Shares are registered directly in your name with us or our share transfer agent, American Stock Transfer & Trust Company LLC, you are considered the shareholder of record with respect to those Shares and these proxy materials are being sent directly to you by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Annual Meeting. We have enclosed or sent a proxy card for you to use.
What will I need in order to virtually attend the Annual Meeting?
You are entitled to attend the virtual Annual Meeting only if you were a shareholder of record as of the record date for the Annual Meeting, which is April 25, 2022 (the “Record Date”), or you hold a valid proxy for the Annual Meeting. You may attend the Annual Meeting, vote, and submit a question during the Annual Meeting by visiting www.virtualshareholdermeeting.com/SCU2022 and using your 16-digit control number to enter the meeting.
Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record also may be voted electronically during the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote electronically at the Annual Meeting. Follow the instructions from your broker, trustee or other nominee included with these proxy materials or contact your broker, trustee or other nominee to request a “legal proxy.” You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.
What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of our Shares outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the April 25, 2022 Record Date, 64,623,676 Shares (comprised of 30,947,345 Class A Shares, including restricted Class A shares, and 33,676,331 Class B Shares) were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, you will be considered in determining the presence of a quorum.
How do I vote my shares?
You may vote via webcast at the Annual Meeting or by mail. If you are a holder of record of Shares, you also can choose to vote by telephone or electronically through the Internet. If you hold your Shares in “street name” through a broker, trustee or other nominee, you also may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided to you by such broker, trustee or other nominee.
Voting by Mail:    If you are a holder of record of Shares and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope. Proxy cards submitted by mail must be received by our Corporate Secretary prior to the Annual Meeting in order for your Shares to be voted. If you hold Shares beneficially in street name and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your broker, trustee or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Telephone or Internet:    If you are a holder of record of Shares, you can choose to vote by telephone or by Internet. You can vote by telephone by calling the toll-free telephone number on your proxy card. The website for Internet voting is listed on the proxy card. Please have your proxy card handy when you call or go online. Telephone and Internet voting facilities for shareholders of record will close at 11:59 p.m. Eastern Time on June 21, 2022. If you hold your Shares beneficially in street name, the availability of telephonic or Internet voting will depend on the voting process of your broker, trustee or other nominee. Please check with your broker, trustee or other nominee and follow the voting procedures your broker, trustee or other nominee provides to vote your Shares.
Voting at the Annual Meeting:    If you are a holder of record of Shares, you may attend and vote via webcast at the Annual Meeting. If you are a beneficial owner of Shares held in the name of a broker, trustee or other nominee, you must obtain a “legal proxy,” executed in your favor, from such broker, trustee or other nominee to be able to vote at the Annual Meeting. Follow the instructions from your broker, trustee or other nominee included with these proxy materials or contact your broker, trustee or other nominee to request a “legal proxy.” You should allow yourself enough time prior to the Annual Meeting to obtain this “legal proxy” from the holder of record.
Even if you plan to participate virtually at the Annual Meeting, we encourage shareholders to vote well before the Annual Meeting, by completing proxies online or by telephone, or by mailing their proxy cards. Shareholders can vote via the Internet in advance of or during the meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
How does the Board recommend I vote on the proposals?
The Board’s recommendations are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•“FOR” the election of Mr. Bonanno as a Class III director to serve for a three-year term (see Proposal No. 1);
•“FOR” approval of the Sculptor Capital Management, Inc. 2022 Incentive Plan (the “2022 Plan”) (see Proposal No. 2); and
•“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 (see Proposal No. 3).
What vote is required to approve each proposal?
Election of Directors.    For Proposal No. 1, the election of directors, each Shareholder is entitled to vote for the nominee for Class III director. Directors are elected by a plurality of the votes cast at any duly convened meeting at which a quorum is present. Thus, the nominee with the greatest number of votes will be elected. Abstentions will have no effect on the election of the Class III director, as they are not counted as votes cast. There is no cumulative voting.
2022 Plan. For Proposal No. 2, approval of the Company’s 2022 Plan, a majority of the votes cast will be required for approval. A majority of votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions are not counted as votes “for” or “against” this proposal and thus will have no effect on the outcome of the vote.
Other Proposals.    For Proposal No. 3, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, a majority of the votes cast will be required for approval. A majority of votes cast means that the number of votes cast “for” must exceed the number of votes cast “against.” Abstentions are not counted as votes “for” or “against” this proposal and thus will have no effect on the outcome of the vote.
Notwithstanding the vote standards described herein, please be advised that Proposal No. 3 is advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, the Company or the Board. However, the Board and Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory votes by Shareholders.
A “broker non-vote” would occur only if a broker, trustee or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such Shares. Although the determination of whether a broker, bank or other nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the proposal on ratification of the appointment of our independent registered public accounting firm (Proposal No. 3) will be a routine matter and that the election of each nominee for director (Proposal No. 1) and approval of the Company’s 2022 Plan (Proposal No. 2) will be a non-routine matter. Accordingly, we expect that brokers will have discretionary voting power to vote Shares for which no voting instructions have been provided by the beneficial owner with respect to Proposal No. 3. We expect that brokers will not have discretionary voting power to vote Shares with respect to Proposal No. 1 and Proposal No. 2, and broker non-votes will have no effect on these proposals, as broker non-votes are not counted as votes cast.
How will my Shares be voted if I do not indicate a vote on my proxy card or voting instruction form?
Your Shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your Shares will be voted as recommended by the Board. See the question above entitled “How does the Board recommend I vote on the proposals?”
Your Shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Can I change my vote or revoke my proxy after I return my proxy card or voting instruction form?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record as of April 25, 2022, regardless of the way in which you submitted your original proxy, you may change it by:
•returning a later-dated signed proxy card to us, prior to the Annual Meeting, at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary;
•delivering a later-dated written notice of revocation to us, prior to the Annual Meeting, at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary;
•submitting a later-dated proxy by telephone or Internet (only your last telephone or Internet proxy will be counted) prior to the Annual Meeting; or
•attending the Annual Meeting and properly voting via webcast.
If your Shares are held through a broker, trustee or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote via webcast at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote my shares?—Voting at the Annual Meeting.”
Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxyholders will have the discretion to vote your Shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof. If, for any reason, our nominee for Class III director is not available as a candidate for director, the persons named as proxyholders will vote your proxy for such other candidate as may be nominated by the Board of Directors, or the size of the Board of Directors will be reduced.

Who will count the votes?
Representatives of Broadridge Financial Solutions, Inc. will count the votes and act as the inspector of election.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that brokers, trustees and other nominees who hold Shares in their names furnish our proxy materials to the beneficial owners of the Shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.

CORPORATE GOVERNANCE
Board of Directors
The primary functions of our Board of Directors are to:
•provide oversight, counseling and direction to our management in the interest and for the benefit of our Shareholders;
•monitor senior management’s performance;
•actively oversee risks that could affect our Company;
•oversee and promote the exercise of responsible corporate governance;
•oversee the Company’s policies and practices related to environmental and social matters related to the Company’s business; and
•perform the duties and responsibilities assigned to them under our Charter, Bylaws and other organizational documents, Corporate Governance Guidelines and the laws of Delaware, our state of formation.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines as a framework for the governance of the Company. Our Corporate Governance Guidelines work together with our Charter and Bylaws, which contain certain processes and procedures relating to our corporate governance. Our Corporate Governance Guidelines describe additional processes and procedures that are intended to meet the listing standards of the NYSE and also provide reasonable assurance that our Board of Directors acts in the best interest of our Shareholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, Board leadership and meetings and procedures, as well as issues relating to the committees of the Board, such as structure, function, charters, membership and responsibilities. The full text of our Corporate Governance Guidelines can be found in the “Investor Relations— Corporate Governance/Governance Documents” section of our website (www.sculptor.com). A copy may also be obtained upon written request to us at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
Director Independence
Under our Corporate Governance Guidelines, a majority of the directors serving on our Board must qualify as independent directors and each of the Audit Committee, Compensation Committee, Nominating, Corporate Governance and Conflicts Committee and Committee on Corporate Responsibility and Compliance must consist solely of independent directors. As described in the Corporate Governance Guidelines, our Board annually (or as circumstances warrant) makes an affirmative determination regarding the independence of each director. An “independent” director meets both the NYSE’s definition of independence, as well as the Board’s independence standards (the “Director Independence Standards”), in each case as determined by the Board in its business judgment. The Director Independence Standards, attached as Annex A to this proxy statement, are set forth in our Corporate Governance Guidelines and are also available on our website (www.sculptor.com). Our Board undertook its annual review of director independence in April 2022, and in the process reviewed the independence of each director. In determining independence, our Board reviews, among other things, whether each director has any material relationship with us. An independent director must not have any material relationship with us, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Based on the standards set forth by the NYSE and in our Director Independence Standards, the Board has affirmatively determined, after its annual review, that Marcy Engel, David Bonanno, Charmel Maynard, and Bharath Srikrishnan are each independent. James Levin and Wayne Cohen are members of management and therefore have not been determined to be independent under these standards.

Board Leadership Structure; Executive Sessions of the Independent Directors
Marcy Engel is our Chairperson of the Board, and James Levin is our Chief Executive Officer (“CEO”). The Board seats are divided into three classes that are of approximately equal size. Each class of directors is elected for a three-year term, and the election of the classes is staggered such that only one class of directors is elected each year. Generally, a member of the Board will not stand for re-election following the end of his or her term during which he or she has turned 75 years of age. Pursuant to listing requirements of the New York Stock Exchange, a majority of the members of our Board are independent. The Company does not have a Lead Independent Director given that the roles of Chairperson and Chief Executive Officer are not filled by the same person and the Chairperson is an independent director.
Pursuant to our Corporate Governance Guidelines, the independent directors meet in executive sessions, at which the Chairperson presides, without management present at least once every quarter. Following these sessions, the Chairperson of the Board provides management with specific feedback and input regarding information flow, agenda items and any other relevant matters, thereby enhancing the oversight function of the independent directors and the committees of the Board.
Committees of the Board
The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating, Corporate Governance and Conflicts Committee and the Committee on Corporate Responsibility and Compliance. Our Corporate Governance Guidelines provide that the Board may establish and maintain other committees from time to time, as it deems necessary and appropriate. The following table provides a summary of the membership of the Board and each of its standing committees as of April 29, 2022.

Director	Audit Committee	Nominating, Corporate Governance and Conflicts Committee	Compensation Committee	Committee on Corporate Responsibility and Compliance
David Bonanno		Chair	X	X
Marcy Engel	X	X	Chair	Chair
Charmel Maynard	X	X		X
Bharath Srikrishnan	Chair
Each of the four standing committees operate under a written charter adopted by the Board. For additional information regarding each committee’s duties and responsibilities, please refer to the committee charters, which are available in the “Investor Relations— Corporate Governance/Governance Documents” section of our website (www.sculptor.com). Copies of the committee charters may also be obtained upon written request to us at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
Audit Committee
The primary responsibilities of the Audit Committee are to assist the Board in its oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent registered public accounting firm; and (iv) the performance of the Company’s internal audit function and our independent registered public accounting firm. Among its specific duties and responsibilities, the Audit Committee:
•is directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;
•considers and monitors the independence of the independent registered public accounting firm by:
◦obtaining and reviewing a report by the independent registered public accounting firm which describes any relationships that may reasonably be thought to bear on the independence of such accounting firm;
◦discussing with such accounting firm the potential effects of any such relationships on independence; and

◦obtaining a description of each category of services provided by such accounting firm to the Company together with a list of fees billed for each category;
•reviews and discusses with management and the independent registered public accounting firm our financial statements, earnings press releases and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q, including any significant financial items and accounting policies or changes relating to such items or policies;
•reviews and discusses with management, our Chief Legal and Compliance Officers, our internal auditors and the independent registered public accounting firm their reports regarding the adequacy and effectiveness of our financial reporting process and internal controls, including internal control over financial reporting and disclosure controls and procedures;
•reviews and discusses with management and our internal auditors the scope of and the work performed under our internal audit program and our practices pertaining to risk assessment and risk management;
•reviews significant tax, legal and regulatory matters;
•oversees procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and
•oversees the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company's plans to mitigate cybersecurity risks and to respond to and potentially disclose cyber incidents.
The Audit Committee operates under a written charter adopted by the Board. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee Charter, which is available in the “Investor Relations—Corporate Governance/Governance Documents” section of our website (www.sculptor.com). Copies of the Audit Committee Charter may also be obtained upon written request to us at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
The current members of the Audit Committee are Mr. Srikrishnan, Ms. Engel and Mr. Maynard. Mr. Srikrishnan was appointed as the Chair on June 24, 2021 and currently serves as Chair. The Board has determined that Mr. Srikrishnan is an “Audit Committee Financial Expert” for purposes of SEC rules, as each possesses accounting and related financial management expertise. The Board also has determined each member of the Audit Committee is financially literate, as required by the NYSE. All members of our Audit Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines, the NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Corporate Governance Guidelines and Audit Committee Charter restrict Audit Committee members from simultaneously serving on the audit committees of more than two other public companies without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on our Audit Committee. Currently, none of the members of the Audit Committee sits on the audit committees of any other public company.
Nominating, Corporate Governance and Conflicts Committee
The primary responsibilities of the Nominating, Corporate Governance and Conflicts Committee are to: (i) identify individuals qualified to become members of our Board; (ii) recommend to the Board director candidates for election at our Annual Meetings; (iii) develop and recommend to our Board a set of corporate governance guidelines; (iv) oversee the evaluation of the Board and its committees; and (v) establish and oversee policies governing conflicts of interest that may arise through related party transactions. Among its specific duties and responsibilities and subject to the agreements described below in “—Selection of Director Nominees,” the Nominating, Corporate Governance and Conflicts Committee:
•establishes processes and procedures for the selection and nomination of directors;

•as part of a fulsome annual self-evaluation process, reviews the size and composition of the Board and its committees and recommends any appropriate changes to the Board;
•recommends to the Board candidates for election or reelection to the Board at each annual meeting of Shareholders;
•periodically reviews our Corporate Governance Guidelines to assess whether they are appropriate for the Company and comply with the requirements of the NYSE and other relevant requirements, and recommends to the Board changes as appropriate to these guidelines; and
•oversees policies and procedures governing related person transactions, periodically reviews and updates as appropriate these policies and procedures and reviews and approves or ratifies any related person transactions, other than related person transactions that are pre-approved pursuant to our Related Person Transaction Policy, described under “Certain Matters and Related Person Transactions—Policy on Transactions and Arrangements with Related Persons.”
The Nominating, Corporate Governance and Conflicts Committee operates under a written charter adopted by the Board. The Committee seeks to have a Board that reflects the appropriate balance of knowledge, experience, skills, expertise and diversity (including, but not limited to, diversity of occupational and personal backgrounds) and considers these criteria when nominating individuals to serve on the Board. The Committee assesses its achievement of diversity through the review of Board composition as part of the Board’s annual self-assessment process. For additional information regarding the Committee’s duties and responsibilities, please refer to the Nominating, Corporate Governance and Conflicts Committee Charter, which is available in the “Investor Relations—Corporate Governance/Governance Documents” section of our website (www.sculptor.com). Copies of the Nominating, Corporate Governance and Conflicts Committee Charter may also be obtained upon written request to us at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
The current members of the Nominating, Corporate Governance and Conflicts Committee are Mr. Bonanno, Ms. Engel and Mr. Maynard. Mr. Bonanno was appointed as the Chair on April 22, 2021 and currently serves as Chair. All members of our Nominating, Corporate Governance and Conflicts Committee are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Compensation Committee
The primary responsibilities of the Compensation Committee are to assist the Board in matters relating to the compensation of our executive officers, employees and directors. Among its specific duties, the Compensation Committee:
•oversees and makes recommendations regarding our overall compensation structure and policies and practices, and assesses whether our compensation structure establishes appropriate incentives for our executive managing directors, management and employees;
•reviews and approves corporate goals and objectives as relevant to the compensation of the executive officers, and determines and approves, or recommends to the Board, as appropriate, any compensation to be paid to the executive officers;
•oversees our Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”) and our 2013 Incentive Plan (the “2013 Plan”) and any other equity-based incentive compensation plans (including, subject to approval, the 2022 Plan) and other compensation and employee benefit plans;
•reviews and discusses with management the Compensation Discussion and Analysis and related disclosures included in our annual proxy statement; and
•reviews the compensation of directors for service on our Board and its committees and recommends changes in compensation to our Board, to the extent warranted.

The Compensation Committee operates under a written charter adopted by the Board. For additional information regarding the Committee’s duties and responsibilities, please refer to the Compensation Committee Charter, which is available in the “Investor Relations—Corporate Governance/Governance Documents” section of our website (www.sculptor.com). Copies of the Compensation Committee Charter may also be obtained upon written request to us at Sculptor Capital Management, Inc. 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary. The Compensation Committee may delegate any of the duties and responsibilities to a subcommittee consisting of not less than two members of the Compensation Committee; the Committee also may delegate any of its duties and responsibilities regarding non-executive compensation to management.
The current members of the Compensation Committee are Ms. Engel and Mr. Bonanno. Ms. Engel was appointed as the Chair on April 22, 2021, and currently serves as Chair. All members of our Compensation Committee are independent directors within the meaning of the Director Independence Standards included in the Company’s Corporate Governance Guidelines and the NYSE listing standards applicable to compensation committee members and are also “non-employee” directors as defined by Rule 16b-3(b)(3) under the Exchange Act.
Committee on Corporate Responsibility and Compliance
The primary responsibilities of the Committee on Corporate Responsibility and Compliance are to assist the Board in overseeing management’s efforts to ensure a culture of ethical business practices within the Company and to sustain an industry-leading legal and regulatory compliance program. The role of the Committee on Corporate Responsibility and Compliance is one of oversight, recognizing that management is responsible for instilling the Company’s ethics and compliance throughout the Company’s employee base.
The Committee on Corporate Responsibility and Compliance is responsible for overseeing and making recommendations regarding management’s efforts to instill and encourage ethical business practices, and the Company’s legal and regulatory compliance programs.
Among its specific duties and responsibilities, the Committee on Corporate Responsibility and Compliance:
•reviews and evaluates management’s ethics and culture initiatives, to determine if further enhancements are needed to reinforce business practices by employees that are ethical and fully compliant with legal and regulatory requirements;
•reviews and evaluates the Company’s compliance initiatives, including training and the processes for the reporting and resolution of ethics and compliance issues;
•receives regular standing reports from the Chief Legal Officer, Chief Compliance Officer and Chief Administrative Officer.
•reviews and evaluates management’s efforts to ensure that the Company’s investment decisions reflect the Company’s commitment to ethical business practices and compliance;
•reviews and evaluates internal and external information (including government actions brought in the asset management industry), to assess whether there are significant concerns regarding the Company’s business practices or compliance practices;
•may make recommendations to the Compensation Committee on possible employee compensation actions, such as clawbacks and other remedies, to reward ethical behavior and discourage unethical behavior;
•reviews the annual report prepared by the Chief Compliance Officer and ensures that the Board is apprised of all material legal and compliance developments; and
•receives reports on all matters considered by the Business Risk Committee.
The Committee on Corporate Responsibility and Compliance operates under a written charter adopted by the Board. For additional information regarding the duties and responsibilities of the Committee on Corporate Responsibility and Compliance, please refer to the Committee on Corporate Responsibility and Compliance Charter, which is available in the

“Investor Relations—Corporate Governance/Governance Documents” section of our website (www.sculptor.com). Copies of the Committee on Corporate Responsibility and Compliance Charter may also be obtained upon written request to us at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
The current members of the Committee on Corporate Responsibility and Compliance are Ms. Engel, Mr. Bonanno, and Mr. Maynard. Ms. Engel was appointed as the Chair on June 24, 2020. All members of the Committee on Corporate Responsibility and Compliance are independent directors within the meaning of the Director Independence Standards, included in the Company’s Corporate Governance Guidelines and the NYSE listing standards.
Board Role in Risk Oversight
Our Board is responsible for overseeing the effectiveness of management’s overall risk management programs and processes and focuses on our overall risk management strategies. Management is responsible for the day-to-day assessment and management of risk and the development and implementation of related mitigation procedures and processes. In exercising this responsibility, management regularly conducts risk assessments of our business and operations, including our funds’ portfolios. Management’s risk management processes cover the full scope of our operations, are global in nature and designed to identify and assess risks as well as determine appropriate ways to mitigate and manage risks. Further, our Risk Committee, which is comprised of members of senior management, oversees portfolio risk management processes. Additionally, our Business Risk Committee, which is also comprised of members of senior management, reviews and evaluates proposed transactions prior to commitment that may present certain risks for our Company, including legal, compliance, reputational or other business risks.
Our Board has delegated to its committees specific risk oversight responsibilities as summarized below. The chairs of the committees report regularly to the Board on the areas of risk they are responsible for overseeing. Further, under our Corporate Governance Guidelines, each of our directors has full and free access to members of the Company’s management and, in accordance with our organizational documents and agreements, may consult with the Company’s management committees. The Board and its committees oversee risks associated with their respective principal areas of focus, summarized as follows:
•The Board as a whole has primary responsibility for overseeing strategic, financial and execution risks associated with the Company’s operations and operating environment, including: (i) significant changes in economic and market conditions worldwide that may pose significant risk to our overall business; (ii) major legal, regulatory and compliance matters that may present material risk to the Company’s operations, plans, prospects or competitive position; (iii) strategic and competitive developments; and (iv) senior management succession planning. The Board reviews information concerning these and other relevant matters that are regularly presented by management, our Risk Committee, our internal auditors, our Chief Legal Officer and our Chief Compliance Officer, as well as each of the committees of the Board.
•The Audit Committee has primary responsibility for addressing risks relating to financial matters, particularly financial reporting, accounting practices and policies, disclosure controls and procedures, internal control over financial reporting and significant tax, legal and regulatory compliance matters. Our Chief Financial Officer regularly provides reports to the Audit Committee on these matters. In addition, the Company’s independent auditor regularly provides reports to the Audit Committee. Additionally, the Company’s internal auditors report independently to the Audit Committee. In addition, our Board has delegated primary responsibility to the Audit Committee for the oversight of the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company's ongoing monitoring of cybersecurity risks, the implementation of plans to mitigate cybersecurity risks and plans to respond to and potentially disclose cyber incidents. To assist in performing this oversight function, the Audit Committee receives regular briefings from the Company’s Cybersecurity Risk Oversight Committee. The Cybersecurity Risk Oversight Committee has supervisory responsibilities with respect to the Company’s information technology use and data security, including, but not limited to, enterprise cybersecurity, privacy, data collection and protection and compliance with information security and data protection laws. The Cybersecurity Risk Oversight Committee is committed to evaluating and mitigating cybersecurity risks and, accordingly, is responsible for ensuring that the Company’s information security program and associated internal controls are reasonably designed to provide adequate safeguards to protect against security threats or hazards to our technology systems. The Cybersecurity Risk Oversight Committee meets monthly, is cross-functional and is co-chaired by the Company’s Chief Legal Officer and Chief Technology Officer.

•The Compensation Committee has primary responsibility for addressing risks and exposures associated with the Company’s compensation policies, plans and practices, regarding both executive compensation and the compensation structure generally, including whether the structure encourages prudent business judgment and appropriate risk-taking over the long term, does not create incentives for undue risk taking, and affords protections, such as appropriate clawbacks. The Compensation Committee has concluded that our compensation structure, as described in the section below entitled “Compensation Discussion and Analysis,” promotes these objectives.
•The Nominating, Corporate Governance and Conflicts Committee oversees risks associated with the independence of the Board and potential conflicts of interest, and works to consider qualifications of members of the Board, including expertise and diversity.
•The Committee on Corporate Responsibility and Compliance oversees risks associated with our legal and regulatory compliance programs.
Director Attendance at the Annual Meeting and Board and Committee Meetings
Pursuant to our Corporate Governance Guidelines, all of our directors are expected to prepare for, attend and actively participate in all Board meetings and all meetings of any committee of the Board of which they are a member. Also, pursuant to our Corporate Governance Guidelines, our directors are encouraged to attend the Company’s Annual Meetings. All of our then incumbent directors attended the 2021 Annual Meeting. During the year ended December 31, 2021, the Board held ten meetings, the Audit Committee held five meetings, the Compensation Committee held five meetings (in addition to numerous discussions involving one or more members of the committee regarding the executive compensation plan discussed in the “Executive and Director Compensation” section below), the Nominating, Corporate Governance and Conflicts Committee held three meetings and the Committee on Corporate Responsibility and Compliance held one meeting (in addition to regular monthly briefings of the Committee Chair).
During 2021, each member of the Board attended 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by committees on which he or she served during the period for which he or she was a director or committee member.
Selection of Director Nominees
The Nominating, Corporate Governance and Conflicts Committee makes a recommendation to the full Board as to any persons it believes should be nominated to serve as a member of the Board, and the Board determines the nominees after considering the recommendation and report of the committee. The Nominating, Corporate Governance and Conflicts Committee will consider candidates for Board membership suggested by other members of the Board, management and holders of our Class A Shares. The Nominating, Corporate Governance and Conflicts Committee may retain the services of one or more third-party search firms to assist in identifying and evaluating potential candidates for Board membership. The Nominating, Corporate Governance and Conflicts Committee does not have a formal policy for consideration of director candidates recommended by our Shareholders, as our Corporate Governance Guidelines provide that such candidates will be evaluated using the same criteria as candidates recommended by members of our Board or management. Shareholders may recommend any person for consideration as a director nominee by writing to the Nominating, Corporate Governance and Conflicts Committee at Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary. Recommendations must include the name and address of the Shareholder making the recommendation, a representation that the Shareholder is a holder of our Shares, the full name of and biographical information about the individual recommended, including the individual’s business experience for at least the five previous years and qualifications as a director, and any other information the Shareholder believes would be helpful to the Nominating, Corporate Governance and Conflicts Committee in evaluating the individual recommended.
Once a director candidate is identified, the Nominating, Corporate Governance and Conflicts Committee evaluates the candidate by considering criteria that it deems to be relevant. Although there are no specific minimum qualifications, the criteria evaluated by the Nominating, Corporate Governance and Conflicts Committee may include, among others, business experience and skills, independence, judgment, integrity, diversity, the ability to commit sufficient time and attention to

Board activities, and the absence of actual and/or potential conflicts of interest. The Nominating, Corporate Governance and Conflicts Committee considers these criteria in the context of the perceived needs of the Board as a whole at any given time.
In evaluating whether to nominate an incumbent director whose term of office is about to expire, and subject to the agreements described below and in “Certain Agreements of the Registrant and the Sculptor Operating Group Entities,” the Nominating, Corporate Governance and Conflicts Committee also reviews the director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contribution to the deliberation of the Board and its committees, independence matters, and the benefits of continuity among Board members. In the event such incumbent director is a member of the Nominating, Corporate Governance and Conflicts Committee, such director recuses himself or herself from that portion of the meeting.
In addition to the selection arrangements described above:
•Under the terms of our agreements with Delaware Life Insurance Company (“Delaware Life”), Delaware Life has the right to nominate one director for election or re-election to the Board for so long as Delaware Life (including its affiliates and certain other entities from time to time upon mutual agreement of the Company and Delaware Life) continues to beneficially own at least 50% of the voting stock of the Company beneficially owned by it on November 13, 2020 (assuming the warrants held by Delaware Life were fully converted to Class A Shares). Mr. Srikrishnan currently occupies this Board seat.
•Mr. Levin, in consultation with the Partner Management Committee, has the right to nominate a director to the Board from the executive managing directors then serving on the Partner Management Committee (the “PMC Board Seat”). Mr. Cohen currently occupies the PMC Board Seat.
•Under Mr. Levin’s Partner Agreements, we have agreed to continue to nominate Mr. Levin to the Board as long as he serves as CEO.
•Pursuant to the Governance Agreement, Mr. Och maintains a right to designate a director nominee until his equity holdings in the Company are reduced by more than 67% or more from February 2019 levels. J. Morgan Rutman occupied this Board seat until his resignation on January 30, 2022.
See “Certain Agreements of the Registrant and the Sculptor Operating Group Entities” for additional information.
In accordance with the selection process and agreements described above, the Nominating, Corporate Governance and Conflicts Committee recommended that the Board of Directors nominate a candidate for election as a Class III director at the Annual Meeting.
Communications with the Board
Any Shareholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board should write to: The Board of Directors, c/o Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary. Any Shareholder or other interested party who wishes to communicate directly with the independent directors as a group or any individual independent member of our Board should write to: Independent Directors, c/o Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.

Code of Ethics
The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) applicable to all of our executive managing directors, including our Chief Executive Officer and our Chief Financial Officer, employees and officers, and all members of the Board. The Code of Ethics works in conjunction with the other compliance policies and procedures implemented by the Company. The Code of Ethics requires avoidance of conflicts of interest, compliance with all applicable laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Everyone subject to the Code of Ethics is required to report any suspected violation of the Code of Ethics or of any law, rule or regulation or internal corporate policy or any other unethical behavior to his or her supervisor or manager, our Chief Administrative Officer or a member of our Legal and Compliance Department. We intend to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of the Code of Ethics by posting such information on our corporate website. A copy of the Code of Ethics is available on our website (www.sculptor.com) and may also be obtained upon written request to: Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
The Sarbanes-Oxley Act of 2002 requires companies to have procedures in place to receive and address complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, including a well-publicized telephone hotline, and our Audit Committee is responsible for overseeing them.
Prohibition on Hedging, Pledging and Short Sales
We prohibit all of our personnel, including our directors and executive officers, from engaging in hedging transactions in the Company’s equity securities (including, but not limited to, short sales or the trading of any options, futures or derivatives) or holding the Company’s equity securities in a margin account. In addition, we prohibit our directors and executive officers from pledging the Company’s equity securities, including unvested Restricted Stock Units (“RSUs”), as collateral.

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTOR
General
Our Board currently consists of seven seats and, as of the date of this proxy statement, we have six seated directors. Our Board may consist of such other number of directors as may from time to time be determined by a majority of our Board to be appropriate in accordance with the terms of our Bylaws. Pursuant to the Charter and Bylaws, our Board is divided into three classes of approximately equal size. Each Class of directors is elected for a three-year term, and the election of the classes is staggered such that only one Class of directors is elected each year.
Director Standing for Election
One of our current directors is standing for election, Mr. Bonanno, a Class III director, who has consented to serve for an additional three-year term ending at the 2024 Annual Meeting and until his successor is duly elected or appointed and qualified.
We do not know of any reason why the nominee would be unable to serve as a Class III director. However, if the nominee should become unavailable to serve, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxyholder will vote “FOR” that substitute nominee.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the election of Mr. Bonanno as a Class III director.
The following table sets forth biographical information as of April 29, 2022 with respect to the nominee for director:

Name	Director Class	Expiration of Term	Age	Position
David Bonanno	III	2022	40	Independent Director
Following is the biography for the director nominee, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the nominee should serve on the Board:
David Bonanno joined our Board in March 2021. Mr. Bonanno is the Chief Financial Officer and a director of Far Peak Acquisition Corporation, and is currently the announced incoming Chief Financial Officer of Bullish, subject to the completion of Bullish’s acquisition by Far Peak Acquisition Corporation. Until recently (from 2018), Mr. Bonanno served as Chief Financial Officer and was a director of Far Point Acquisition Corporation through its completion of its business combination with Global Blue in August 2020. From 2008 to 2020, Mr. Bonanno was a Managing Director at Third Point LLC, a New York based investment manager, which co-sponsored Far Point Acquisition Corporation. During his twelve-year tenure at Third Point, Mr. Bonanno was responsible for analyzing and executing public and private investment opportunities across a broad range of industries including financial technology, financial services, telecommunications, energy and real estate. Mr. Bonanno previously served as a director of Social Finance, Inc. (SoFi), Energean PLC (LSE: ENOG), Far Point Acquisition Corporation (NYSE: FPAC), Hellenic Bank PCL (CSE: HB), Neptune Financial, Inc. and Tollerton Investments Limited. Mr. Bonanno graduated cum laude from Harvard University in 2004 with an A.B. in Psychology. Mr. Bonanno’s extensive investment experience at Third Point, his current and prior board experiences and his deep understanding of the industry and financial markets will serve our Company well.

Directors Continuing in Office
The following table sets forth information as of April 29, 2022 with respect to each director continuing in office beyond the Annual Meeting:

Name	Director Class	Expiration of Term	Age	Position
James Levin	I	2023	39	Director, Chief Executive Officer and Chief Investment Officer
Wayne Cohen	I	2023	47	Director, President and Chief Operating Officer
Marcy Engel	II	2024	62	Chairperson, Independent Director
Charmel Maynard	II	2024	37	Independent Director
Bharath Srikrishnan	II	2024	44	Independent Director
Following are the biographies for our directors noted above, including information concerning the particular experience, qualifications, attributes or skills that led the Nominating, Corporate Governance and Conflicts Committee and the Board to conclude that the director should serve on the Board:
James Levin joined Sculptor Capital in 2006 and our Board in June 2020, and is our Chief Executive Officer and Chief Investment Officer. He is also an Executive Managing Director, Chairperson of our Partner Management Committee, Chairperson of the Portfolio Committee and a member of the private investment committees. Mr. Levin oversees all aspects of the Company’s investment portfolios, including capital allocation across investment strategies and geographies, as well as driving our business strategy and making key operating decisions. Mr. Levin holds a Bachelor of Arts in Computer Science from Harvard University. Mr. Levin serves on the Board of the East Harlem Tutorial Program. Mr. Levin's leadership of the investment professionals at Sculptor Capital as Chief Executive Officer and Chief Investment Officer, and his service on the Partner Management Committee enable him to bring to the Board valuable insights and perspectives about Sculptor Capital, including a thorough understanding of the Company’s business, operations and prospects, the alternative asset management industry, and the global markets and economies.
Wayne Cohen joined Sculptor Capital in 2005 and our Board in April 2021, and is our President and Chief Operating Officer. He is also an Executive Managing Director and a member of our Partner Management Committee. In this role, Mr. Cohen is primarily responsible for helping shape Sculptor Capital’s strategy, in addition to having a broad scope of responsibility managing day-to-day operations of Sculptor Capital and overseeing its Client Partner Group and all non-investment functions. Mr. Cohen holds a Bachelor of Arts in International Relations from Tulane University (magna cum laude) and a J.D. from New York University School of Law. This experience provides Mr. Cohen with a thorough understanding of Sculptor Capital, the industry and financial markets, along with an overall strong background in management and operational aspects of Sculptor Capital and financial institutions that will serve our Company well.
Marcy Engel has been the Chairperson of our Board since February 2021 and joined our Board in June 2018. From 2019 to 2020, Ms. Engel was an Executive Vice President and General Counsel of a family office. Prior to this role, Ms. Engel was the Chief Operating Officer and General Counsel of Eton Park Capital Management, L.P., a global alternatives investment firm, which she joined in 2005. In this role she was responsible for all of the non-investment aspects of Eton Park’s business including Investor Relations, Technology, Operations, Finance, Treasury, Risk, Legal and Compliance, and Human Resources and Facilities. In addition, she focused on strategy and other firm wide matters. Prior to joining Eton Park, Ms. Engel worked for Citigroup and its predecessor firms, Salomon Smith Barney and Salomon Brothers, Inc., where, among other roles, she was Head of Planning and Operating Risk for its Fixed Income Division and served as General Counsel of Salomon Smith Barney and Managing Deputy General Counsel of Citigroup’s Global Corporate and Investment Bank and was a member of its Management Committee. Since 2003, Ms. Engel has been a member of the Board of Advisors of the University of Pennsylvania Law School and since 2007, she has been a member of the Dean’s Advisory Council of the Literature, Science and the Arts School at the University of Michigan. Ms. Engel holds a B.A. from the University of Michigan and a J.D. from the University of Pennsylvania Law School.
Ms. Engel has significant experience in the financial services sector, including serving as a senior executive with an alternative investment firm, an investment bank and a bank. She has in depth knowledge and experience in financial services regulation, legal and compliance, risk management and controls, along with an overall strong background in management and operational aspects of such companies. Ms. Engel also has extensive experience overseeing the finance function while at Eton Park.

Charmel Maynard has been a member of our Board since November 2021. Mr. Maynard is Associate Vice President, Chief Investment Officer, and Treasurer for the University of Miami, where he leads the University’s efforts to invest assets, including endowment and pension funds, and is responsible for the University’s capital structure, treasury and cash management. Prior to joining the University of Miami in 2016, Mr. Maynard was a Vice President in JP Morgan’s investment banking division, where he advised clients on capital structure solutions, deal structuring, and execution of syndicated revolving credit facilities, institutional term loans, and bond issuances. Mr. Maynard serves on the Board of Directors and as Chair of the Budget Committee of the Mead Art Museum. Mr. Maynard is on the Board of Directors of Catalyst Miami and serves as a member of the Finance Committee. Mr. Maynard is also on the Board of Directors for Landed, Advisory Committee Board of the John S. and James L. Knight Foundation and Board of Directors of Black Angels Miami. Mr. Maynard holds a B.A. in Political Science from Amherst College. Mr. Maynard’s extensive investment and asset management experience, and his deep understanding of the industry and financial markets, will bring relevant expertise to the Company’s Board.
Bharath Srikrishnan joined our Board in November 2020. Mr. Srikrishnan is the Founder and Managing Partner of BharCap Partners, LLC. Prior to BharCap, Mr. Srikrishnan spent six years as a Partner on Pine Brook Road Advisors, L.P.’s financial services investment team. He was also a member of Pine Brook’s Investment Committee. Mr. Srikrishnan represents BharCap as a board director of Clarus Capital, and TRIA Capital Partners. Mr. Srikrishnan formerly served as chairman of WhiteStar Asset Management, LLC and as a board director of Trinitas Capital Management, LLC and United PanAm Financial Corp. Mr. Srikrishnan has 21 years of financial services investment, operating and advisory experience. Before joining Pine Brook, he was a Managing Director at Five Mile Capital Partners, where he was responsible for leading the firm’s financial services investment activities. Mr. Srikrishnan previously was a Principal of Lee Equity Partners, where he focused on making financial services private equity investments. Additionally, he was a Co-founder and Managing Director of NewStar Financial, Inc., a private equity-backed middle market commercial finance company that successfully completed an initial public offering. Mr. Srikrishnan began his career as an analyst in the Financial Institutions Group of Salomon Smith Barney and as an associate with Capital Z Financial Services Partners. Mr. Srikrishnan holds a B.S. from Boston College in Finance, Operations and Strategic Management (cum laude). Mr. Srikrishnan also serves as a board director of the U.S. Wrestling Foundation and the YMCA of Greenwich. Through his background holding senior roles at sophisticated asset managers and corporations, he brings a deep understanding of the industry and financial markets that will serve our Company well.
PROPOSAL NO. 2
APPROVAL OF THE 2022 PLAN
Background
The following information relates to the recommendation of the Board that the shareholders of the Company approve the adoption of the 2022 Plan, which will allow employees, executive managing directors, members of the Board, and service providers to the Company to participate in the growth of the Company by receiving grants of awards with respect to the Class A Shares of the Company and further align their interests with those of our shareholders.

The existing incentive plan was entered into nearly a decade ago, on April 3, 2013 (the “2013 Plan”) and is set to expire on April 3, 2023. The Company has issued almost all shares under the 2013 Plan. In the absence of a new incentive plan, the Company will no longer have an equity-based compensation plan and will no longer be able to issue equity awards to employees, executive managing directors, members of the Board, and service providers, as of April 3, 2023. Equity-based compensation has been a key tool in our ability to attract and retain our talent while providing appropriate alignment with our Class A shareholders and approval of the 2022 Plan is essential for this to continue.

Shares have been issued under our 2013 Plan for three primary reasons:

1.Annual Compensation: we granted RSUs and/or RSAs to our employees, executive managing directors and members of the Board as a form of deferred compensation. This provided direct alignment with our Class A shareholders and is subject to service vesting (typically three years) which serves as a key retention tool;

2.New Hire and Promotional Grants: to provide new hires with an incentive to join the Company, to make hires whole for forfeited deferred compensation from prior employers, and to reward promotions, we granted RSUs, which provided immediate alignment of interest with Class A shareholders and retention mechanisms from long-term service vesting (with vesting of up to five years); and

3.Management Equity Grants: to incentivize long-term strategic growth and alignment with shareholders, as well as to foster retention, we granted awards with up to five-year service vesting to certain members of senior management.
The 2022 Plan will be used to make equity grants as part of annual compensation and to allow the Company to make grants to new hires and for promotions. The number of shares to be authorized under the 2022 Plan is expected to provide issuance of sufficient shares for these purposes for several years. It would also provide some additional cushion for new hire, retention and promotional grants as such grants may be required for us to continue to pursue our growth strategy to increase long term shareholder value.

Adoption of the 2022 Plan is essential to our ability to continue to provide competitive compensation with our alternative asset management peers in a manner that is aligned with our Class A shareholders by making equity awards. In the event the 2022 Plan is not approved, we would need to grant to our employees, executive managing directors, and members of the Board additional cash or cash-based deferred compensation in lieu of equity awards.

In formulating the 2022 Plan, the Board considered feedback from shareholders, our independent compensation consultant and other external advisers on the key governance elements of the plan. In response to such feedback, the Board made two key changes to the governance features of the 2022 Plan:

•Elimination of “evergreen” provision. The “evergreen” feature pursuant to which a percentage of the shares authorized for issuance under the 2013 Plan could be automatically replenished and reissued without additional shareholder approval has been eliminated. Eliminating the evergreen feature ensures that shareholders will have an opportunity to approve all subsequent increases to the 2022 Plan share pool.

•Limits payment of dividends and dividend equivalents until equity awards vest. Under the 2022 Plan, unlike the 2013 Plan, neither dividends nor dividend equivalents may be paid with respect to unvested awards unless and until the underlying award vests.
The Board adopted the proposed 2022 Plan on April 27, 2022, subject to approval by the Company’s shareholders (the date of approval will be the “Effective Date”). If shareholder approval of this proposal is obtained at this Annual Meeting, we will not grant any additional awards under the 2013 Plan. Awards previously granted under the 2013 Plan would be unaffected by the adoption of the 2022 Plan, and they would remain outstanding under the terms pursuant to which they were previously granted.
The following description of the 2022 Plan is a summary, does not purport to be complete, and is qualified in its entirety by the full text of the 2022 Plan document, as proposed, which is attached hereto as Annex B and has been filed with the SEC with this proxy statement.
Dilution and Historical Usage of the 2013 Plan
In evaluating whether to adopt the 2022 Plan and determining the number of Class A Shares to request for the 2022 Plan, the Board evaluated both the prospective usage for the 2022 Plan and the historical usage and existing terms of outstanding awards under the 2013 Plan. The following table provides information regarding the Company’s equity compensation plans as of March 1, 2022:

Use of Shares That May Be Delivered Under All Equity Compensation Plans
14,542,990	Total Class A Shares underlying outstanding awards under the 2013 Plan(1)
472,016	Total Class A Shares remaining available for new grants under the 2013 Plan(2)
6,267	Total Class A Shares underlying outstanding awards under other equity compensation arrangements other than the 2013 Plan
68,892,563	Total Class A Shares outstanding(3)
5,500,000	Shares requested under the 2022 Plan
$11.37	Closing trading price of each Class A Share as of April 25, 2022

(1) Assumes performance-based restricted share units vest at maximum payout levels, and includes: (i) 550,000 Group P Units, which were issued in 2017 and require total shareholder return thresholds to be met to vest, (ii) 800,000 PSUs awarded to our former CEO in 2018, which require total shareholder return thresholds to be met to vest, and (iii) 8,585,000 Performance Shares that require total shareholder return thresholds and service conditions to be met to vest. The amount excludes 2,714,160 unvested Group E Units issued under the terms of the 2019 Recapitalization, which were reallocations of existing equity securities and did not result in additional dilution.
(2)    If the 2022 Plan is approved no additional awards will be granted under the 2013 Plan from and after the date of such approval.
(3)     Assuming the exchange of all outstanding Group Units into Class A Shares and the settlement of all outstanding Class A restricted share units (including performance-based restricted share units) in Class A Shares.

The Class A Shares underlying the outstanding awards under the 2013 Plan included material one-time grants in connection with the Performance Shares granted to senior management in 2021, as described in the “Compensation Discussion and Analysis” section below. The Performance Shares granted in 2021 under the new Management Shareholder Value Creation Plan described in the “Compensation Discussion and Analysis” section below require significant shareholder return thresholds to be met as well as lengthy service conditions prior to vesting. These Performance Shares represent more than 55% of the outstanding awards under the 2013 Plan as of March 1, 2022. The share pool under the 2022 Plan, on the other hand, was sized to fund market competitive annual compensation deferral awards for several years as well as to fund new hire and promotional grants which may be required to attract and retain new talent to meet our growth initiatives.

In addition to the information above, the Board also reviewed the below metrics to assess the cumulative impact of our equity compensation program. These metrics include those that are evaluated by the proxy service providers and shareholders and are comparable across other public companies on a historical basis. In evaluating these metrics, it is important to consider Company-specific events during this time period and their impact on these metrics. Additionally, while it is important to evaluate these metrics on a historical basis, the Board also evaluated the 2022 Plan and how the expected usage of the 2022 Plan will impact these metrics.

Gross burn rate. Gross burn rate is a measure of share utilization that is equal to the total number of Class A Shares subject to equity awards granted divided by total Class A Shares outstanding at the end of the year.

Net burn rate. The Company’s net burn rate differs from gross burn rate by taking into account award cancellations. It is equal to the total number of Class A Shares subject to equity awards granted less cancellations, divided by total Class A Shares outstanding at the end of the year. Net burn rate illustrates the annual issuance of shares, while reflecting that canceled awards are returned to the plan. Carefully monitoring net burn rate helps the Company limit long-term shareholder dilution from the equity compensation program.

Overhang. Overhang measures potential shareholder dilution and is equal to the number of Class A Shares subject to outstanding unvested equity awards, plus the number of Class A Shares available to be granted, divided by total Class A Shares outstanding at the end of the year.

The Company presents the net and gross burn rates and overhang excluding all Group E Units within the numerator of the calculations to provide a better comparison to peers as the granting of such units resulted in no dilution to our shareholders. As discussed further in the “Compensation Discussion and Analysis--Executive Officer Incentive Compensation Programs” section, the Group E Units that were granted as part of the 2019 Recapitalization were a reallocation of units from legacy management to current management and therefore they caused no dilution to the public shareholders. However, to provide comprehensive disclosure, the Company also presents these metrics including unvested Group E units in the numerator of the calculations in the footnotes to the table below.

Burn Rate %
	Gross(1)	Net(2)
2021	16.41%	11.99%
2020	2.28%	1.98%
2019	3.29%	2.39%
Three Year Average	7.32%	5.45%
(1) Including the Group E units in the numerator of the calculations would result in a gross burn rate of 16.70%, 2.28%, 25.89% and 14.96% for 2021, 2020, 2019, and the three-year average, respectively.
In December 2021, the Board approved a one-time grant of “Performance Shares”, which were issued to certain members of senior management and only vest upon reaching significant performance thresholds (discussed in detail in the “Executive Officer Incentive Compensation Programs” section. Excluding the Performance Shares from the Gross Burn Rate, that rate would have been 4.25% for 2021. The Performance Shares were a one-time management grant subject to significant performance thresholds and is not representative of our burn rates of shares going forward under the 2022 Plan.
(2) Including the Group E units in the numerator of the calculations would result in a net burn rate of 12.04%, 1.19%, 24.99% and 12.74% for 2021, 2020, 2019, and the three year average, respectively. Excluding the Performance Shares granted in December 2021 from the Net Burn Rate, that rate would have been 4.02% for 2021.
Overhang %(3)

	Including Performance Shares	Excluding Performance Shares
Pre-Plan Approval (3/1/22)	21.51%	8.29%
Post-Plan Approval	29.50%	17.62%
(3) Including the unvested Group E Units in the numerator of the calculation, the Overhang pre-plan approval and post-plan approval would have been 25.45% and 33.44%, respectively including the Performance Shares, and would have been 12.89% and 22.22%, respectively excluding the Performance Shares.

The Board of Directors unanimously recommends that Shareholders vote
“FOR” the approval of the Sculptor Capital Management, Inc. 2022 Incentive Plan
Summary of the 2022 Plan
Summary
The following is a summary of the material terms of the 2022 Plan. Subject to the approval of our shareholders at the Annual Meeting, the 2022 Plan will become effective as of the date of such approval and, if approved, will continue in effect until terminated by the Board except as noted below.
The 2022 Plan provides that the Company or a participating subsidiary or affiliate (including Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP) may grant or sell equity-based awards based on or consisting of Class A Shares, Class B Shares, and interests in the members of the Sculptor Operating Group (“LTIP Units”). The 2022 Plan provides for the issuance of options, share appreciation rights, restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Units granted or sold under the 2022 Plan to selected employees, directors, executive managing directors and consultants.
Shares Reserved
Subject to equitable adjustments as described below, the maximum number of Class A Shares that may be delivered pursuant to awards under the 2022 Plan is 5,500,000 Class A Shares plus any Class A Shares subject to outstanding awards under the 2013 Plan that, on or after the date of the Annual Meeting, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). Such Class A Shares may be issued pursuant to grants of options, share appreciation rights, restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Units, granted or sold under the 2022 Plan. If any award expires or terminates unexercised, is settled for cash, becomes un-exercisable or is forfeited as to any Class A Shares, or is tendered or withheld as to any Class A Shares in payment of the exercise price of the award or the taxes payable with respect to the exercise or vesting of the award, then such unpurchased, forfeited, tendered or withheld Class A Shares will thereafter be available for further awards under the 2022 Plan unless, in the case of options, related share appreciation rights (as described below) are exercised.
Eligibility and Participation
Any of our officers, employees, directors, executive managing directors and consultants are eligible to participate in the 2022 Plan, subject to selection as an eligible participant by the administrator of the 2022 Plan (the “Administrator”). Our global headcount was 337, including 57 managing directors and 26 executive managing directors as of April 1, 2022. As of April 1, 2022, the Company did not have any consultants eligible to receive equity awards under the 2022 Plan.
Plan Administration
Pursuant to the terms of the 2022 Plan, the Administrator is the Compensation Committee or, if and to the extent that the Compensation Committee does not administer the 2022 Plan, the Board. Subject to any restrictions on the authority delegated to it by the Board, the Administrator will have the power and authority, without limitation:
•to select participants;
•to determine whether and to what extent awards are to be granted to participants;
•to determine the number of Class A Shares, Class B Shares or LTIP Units to be covered by each award;
•to determine the terms and conditions, not inconsistent with the terms of the 2022 Plan, which will govern award documents (including but not limited to (i) the restrictions applicable to awards and the conditions under which restrictions applicable to such awards will lapse; (ii) the Performance Goals (as defined in the 2022 Plan) and periods applicable to awards; (iii) the exercise price, base price or purchase price, if any, of awards; (iv) the vesting schedule applicable to awards; (v) the number of Class A Shares, Class B Shares or LTIP Units subject to awards; and (vi) any amendments to the terms and conditions of outstanding awards, including but not limited to reducing the exercise price or base price of such awards in connection with changes in capitalization, extending the exercise period of such awards and accelerating the vesting schedule of such awards);
•to make fair market value determinations with respect to any award;
•to determine the duration and purpose of leaves of absence that may be granted to a participant without constituting a termination of the participant’s employment or service for purposes of awards;
•to adopt, alter and repeal such administrative rules, guidelines and practices governing the 2022 Plan as it will from time to time deem advisable;
•to construe and interpret the terms and provisions of the 2022 Plan and any award (and the award document relating to the award), and to otherwise supervise the administration of the 2022 Plan and exercise all powers and authorities either specifically granted under the 2022 Plan or advisable in the administration of the 2022 Plan;
•to delegate its authority, in whole or in part, to two or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Class A Shares are listed;
•to delegate its authority, in whole or in part, and with respect to participants who are not executive officers of the Company, to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Class A Shares are listed; and
•to determine at any time whether, to what extent and under what circumstances and method or methods awards may be settled by the Company, or any participating subsidiary or affiliate.

Types of Awards
The 2022 Plan permits the Administrator to grant the equity awards as described below. The Company currently does not have any options or share appreciation rights outstanding.
Restricted Shares, Restricted Share Units and Performance Shares
Awards of restricted shares, restricted share units or performance shares may be issued either alone or in addition to other awards. The Administrator determines the participants to whom, and the time or times at which, awards of restricted shares, restricted share units or performance shares are made; the number of Class A Shares to be awarded; the price, if any, to be paid by the participant for the acquisition of restricted shares, restricted share units or performance shares; the Restricted Period (as defined below for this purpose), if any, applicable to awards of restricted shares or restricted share units; the Performance Goals (as described below), if any, applicable to awards of restricted shares, restricted share units or performance shares; any rights to distribution equivalents; and all other conditions of the awards of restricted shares, restricted share units and performance shares. The Administrator may also condition the grant of the award of restricted shares, restricted share units or performance shares upon the exercise of options, or upon such other criteria as the Administrator may determine, in its sole discretion. Except as may be provided in the award document, if the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a participant will forfeit his or her restricted shares, restricted share units or performance shares. The provisions of the awards of restricted shares, restricted share units or performance shares need not be the same with respect to each participant.
Restrictions and Conditions. The awards of restricted shares, restricted share units and performance shares are subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator:
Subject to the provisions of the 2022 Plan and the award document, during such period as may be set by the Administrator commencing on the date of the award (the “Restricted Period”), the participant is not permitted to sell, transfer, pledge or assign restricted shares, restricted share units or performance shares, but the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including but not limited to the attainment of certain Performance Goals, the participant’s termination of employment or service as a director, executive managing director or consultant of or service provider to the Company or any subsidiary or affiliate (together, the “participating entities”) or the participant’s death or disability.
Except as may be provided in the award document, the participant generally has the rights of a shareholder with respect to restricted shares and performance shares during the Restricted Period; provided, however, that (A) cash dividends or distributions on restricted shares will either be automatically deferred and reinvested in additional restricted shares or accrued in a bookkeeping account in the applicable participant’s name, and held subject to the vesting of the underlying restricted shares, and (B) dividends payable in shares shall be paid in the form of restricted shares of the same class as the shares with which such dividend was paid, held subject to the vesting of the underlying restricted shares. The participant generally does not have the rights of a shareholder with respect to Class A Shares subject to awards of restricted share units during the Restricted Period, but, at the discretion of the Administrator, distribution equivalents may be awarded during a Restricted Period with respect to the number of Class A Shares covered by restricted share units and may be accrued and paid to the participant promptly after, and only after, the Restricted Period, if any, applicable to such distribution equivalents has expired without forfeiture. Certificates for unrestricted Class A Shares are delivered to the participant promptly after, and only after, the Restricted Period has expired without forfeiture in respect of such awards of restricted shares, restricted share units or performance shares except as the Administrator, in its sole discretion, will otherwise determine.
The rights of participants granted awards of restricted shares, restricted share units or performance shares upon termination of employment or service as a director, executive managing director or consultant of or service provider to the Company or to any subsidiary or affiliate for any reason during the Restricted Period will be set forth in the award document.
Other Share-Based Awards
The Administrator is authorized to grant awards to participants in the form of other share-based awards, as deemed by the Administrator to be consistent with the purposes of the 2022 Plan and as evidenced by an award document, including but not limited to awards that are valued in whole or in part by reference to Class A Shares, including awards valued by reference to book value, fair value or performance of the Company or any subsidiary, affiliate or partnership interests, including distribution equivalents and restricted or performance units. Other share-based awards may be granted as free-standing awards or in tandem with other awards. The Administrator determines the terms and conditions of such awards, consistent with the terms of the 2022 Plan, including any performance goals and performance periods. Class A Shares, partnership interests, or other securities or property delivered pursuant to an award in the nature of a purchase right granted will be purchased for such consideration, paid for at such times, by such methods, and in such forms, including but not limited to Class A Shares, other awards, notes or other property, as the Administrator will determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such other share-based awards for cash, Class A Shares, partnership interests, or other property as appropriate, if it determines, after consultation with its legal counsel and tax advisers, that such alternate settlement would be in the Company’s best interests.
The Administrator is also authorized to grant LTIP Units to participants that, whether vested or unvested, entitle the participant to receive, currently or on a deferred or contingent basis, distributions or distribution equivalents with respect to a number of LTIP Units or other distributions from the members of the Sculptor Operating Group, with respect to which the Administrator may provide in the award document that such amounts (if any) will be deemed to have been reinvested in additional LTIP Units. The LTIP Units may include an exchange ratio pursuant to which the LTIP Units (with or without other property) may be exchanged for Class A Shares in accordance with the terms of the Company’s Operating Agreement, and in such case may include Class B Shares, but the number of Class B Shares issued as a feature of the LTIP Units may not exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units included in such LTIP Units and that such Class B Shares are canceled to the extent of and at the same time that the exchangeable LTIP Units are exchanged for such Class A Shares. LTIP Units may be structured as profits interests, capital interests or other types of partnership interests for federal income tax purposes. The Administrator has the authority to determine the number of Class A Shares, interests, units or rights underlying LTIP Units in light of all applicable circumstances, including but not limited to performance-based vesting conditions, operating partnership capital account allocations, value accretion factors, and conversion or exchange ratios, to the extent set forth in the limited partnership agreements of the Operating Partnerships (the “Operating Group Limited Partnership Agreements”), the Internal Revenue Code (the “Code”) or otherwise.
Options
Each participant who is granted an option must enter into an award document containing such terms and conditions as the Administrator determines, in its discretion, which award document must set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option. The provisions of each option need not be the same with respect to each participant. More than one option may be granted to the same participant and be outstanding concurrently. The following are the general terms and conditions applicable to an option:
Exercise Price. The exercise price of an option is determined by the Administrator in its sole discretion at the time of grant; provided, however, that the exercise price relating to each Class A Share purchasable under an option may not be less than one hundred percent (100%) of the fair market value of each Class A Share on the date of grant.
Option Term. The maximum term of each option is fixed by the Administrator, but no option is exercisable more than ten (10) years after the date such option is granted. Each option’s term is subject to earlier expiration pursuant to the applicable provisions in the 2022 Plan and the award document. No option is exercisable after the expiration of its term.
Exercisability. Each option is exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as are determined by the Administrator in the award document. The Administrator may also provide that any option will be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. The Administrator has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An option may not be exercised for a fraction of a Class A Share.
Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Class A Shares to be purchased, accompanied by payment in full of the aggregate exercise price of the Class A Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator in its sole discretion with respect to any option or category of options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, but not limited to, the withholding of Class A Shares otherwise issuable upon exercise); (ii) in the form of unrestricted Class A Shares already owned by the participant which have a fair market value on the date of surrender equal to the aggregate exercise price of the Class A Shares as to which such option will be exercised; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the above.
Rights as Shareholder. A participant has no rights to distributions or any other rights of a shareholder with respect to the Class A Shares subject to an option until the participant has given written notice of exercise, has paid in full for such Class A Shares, subject to satisfaction of applicable withholding taxes and if requested, provides a representation that the participant is not acquiring the Class A Shares with a view to distribute.
Transfers of Options. Except as otherwise determined by the Administrator, no option is transferable by a participant other than by the laws of descent and distribution.
Termination of Employment or Service
General Rule. Unless the applicable award document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a participant terminates for any reason other than cause (as defined in the 2022 Plan), disability (as defined in the 2022 Plan), or death, but including termination by reason of the entity employing the participant or to which the participant is rendering services ceasing to be a subsidiary or affiliate, (A) options granted to such participant, to the extent that they are exercisable at the time of such termination, will remain exercisable until the date that is ninety (90) days after such termination, on which date they will expire and (B) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination. The ninety (90)-day period will be extended to one (1) year after the date of such termination in the event of the participant’s death during such ninety (90)-day period.
Disability and Death. Unless the applicable award document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a participant will terminate on account of the disability or death of the participant, (A) options granted to such participant, to the extent that they were exercisable at the time of such termination, will remain exercisable until the date that is one (1) year after such termination, on which date they will expire and (B) options granted to such participant, to the extent that they were not exercisable at the time of such termination, will expire at the close of business on the date of such termination.
Cause. In the event of the termination of a participant’s employment or service for cause, all outstanding options, including vested options, will expire at the commencement of business on the date of such termination.
Other Change in Employment or Service Status. An option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, disability or other changes in the employment or service status of a participant, in the discretion of the Administrator. The Administrator will follow applicable written policies of the Company with regards to such matters.
Share Appreciation Rights
Share appreciation rights may be granted either alone (“Free-Standing Share Appreciation Rights”) or in conjunction with all or part of any option (“Related Share Appreciation Rights”). Related Share Appreciation Rights may be granted either at or after the time of the grant of such option. The Administrator determines the participants to whom, and the time or times at which, grants of share appreciation rights are made; the number of Class A Shares to be awarded; the exercise price; and all other conditions of share appreciation rights. No Related Share Appreciation Rights may be granted for more Class A Shares than are subject to the option to which they relate, and any share appreciation rights must be granted with an exercise price not less than one hundred percent (100%) of the fair market value of Class A Shares on the date of grant. The provisions of share appreciation rights need not be the same with respect to each participant. The following are the general terms and conditions applicable to a share appreciation right:
Exercisability. Free-Standing Share Appreciation Rights are exercisable at such time or times and subject to such terms and conditions as determined by the Administrator at or after grant. Related Share Appreciation Rights are exercisable only at such time or times and to the extent that the options to which they relate are exercisable.
Payment Upon Exercise. Upon the exercise of a Free-Standing Share Appreciation Right, the participant is entitled to receive up to, but not more than, the value equal to the excess of the fair market value of a Class A Share as of the date of exercise over the exercise price specified in the Free-Standing Share Appreciation Right (which price will be no less than one hundred percent (100%) of the fair market value of such Class A Share on the date of grant) multiplied by the number of

Class A Shares in respect of which the Free-Standing Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. A Related Share Appreciation Right may be exercised by a participant by surrendering the applicable portion of the related option. Upon such exercise and surrender, the participant will be entitled to receive up to, but not more than, the value equal to the excess of the fair market value of a Class A Share as of the date of exercise over the exercise price specified in the related option (which price will be no less than one hundred percent (100%) of the fair market value of a Class A Share on the date of grant) multiplied by the number of Class A Shares in respect of which the Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options that have been so surrendered, in whole or in part, will no longer be exercisable to the extent the Related Share Appreciation Rights have been so exercised. The Administrator may determine to settle the exercise of a share appreciation right in cash (or in any combination of Class A Shares and cash).
Rights as a Shareholder. A participant has no rights to distributions or any other rights of a shareholder with respect to the Class A Shares subject to share appreciation rights until the participant has given written notice of exercise, and Class A Shares have been issued to the participant upon such exercise, and the participant has satisfied any applicable withholding taxes and, if requested, has provided a representation that the participant is not acquiring the Class A Shares with a view to distribute.
Non-Transferability. Share appreciation rights are not transferable, but Related Share Appreciation Rights are transferable only when and to the extent the related option would be transferable.
Termination of Employment or Service. In the event of the participant’s termination of employment or service, Free-Standing Share Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as will be determined by the Administrator and Related Share Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as set forth in the award document.
Term. The term of each Free-Standing Share Appreciation Right is fixed by the Administrator, but no Free-Standing Share Appreciation Right is exercisable more than ten (10) years after the date such Free-Standing Share Appreciation Right is granted. The term of each Related Share Appreciation Right is the term of the option to which it relates, but no Related Share Appreciation Right is exercisable more than ten (10) years after the date such Related Share Appreciation Right is granted.
Equitable Adjustments
In the event of any change in capitalization, an appropriate equitable substitution or proportionate adjustment will be made, in each case in the manner to be determined by the Administrator in its sole discretion, in order to prevent an enlargement or dilution of rights, in (i) the aggregate number of Class A Shares reserved for issuance under the 2022 Plan and the maximum number of Class A Shares that may be subject to awards granted to any participant in any fiscal year; (ii) the kind, number and exercise price, base price, or ratio of Class A Shares subject to outstanding options, share appreciation rights and exchangeable LTIP Units; and (iii) the kind and number of Class A Shares, or LTIP Units and the purchase price of Class A Shares subject to outstanding awards of restricted shares, restricted share units, performance shares, unrestricted shares or other share-based awards, including but not limited to LTIP Units, but any fractional shares or units resulting from the adjustment will be eliminated. Without limiting the generality of the above, in connection with a change in capitalization, the Administrator will take such action as is necessary to adjust the outstanding awards to reflect the change in capitalization, including but not limited to the cancellation of any outstanding award in exchange for payment in cash or other property of the aggregate fair market value of the Class A Shares, or LTIP Units covered by such award, reduced by the aggregate exercise price, base price, or purchase price thereof, if any.
Change in Control
In the event of a change in control (as defined in the 2022 Plan), any outstanding award that is not assumed or continued, or for which an equivalent option or right is not substituted pursuant to the change in control transaction’s governing document, will become fully vested and exercisable immediately prior to the effective date of such change in control and will expire upon the effective date of such change in control. Unless otherwise determined by the Administrator and evidenced in an award document, in the event that (i) a change in control occurs and (ii) the participant’s employment or service is terminated by the Company, its successor or affiliate thereof without cause on or after the effective date of the change in control but prior to twelve (12) months following such change in control, then: (1) any unvested or unexercisable portion of any award carrying a right to exercise will become vested and exercisable; and (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award will lapse and all unvested awards will be deemed fully vested and performance conditions imposed with respect to such awards will be deemed to be fully achieved.
Definition of Change in Control
For purposes of the 2022 Plan, “Change in Control” generally means the occurrence of any of the following events:
1.any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding any permitted transferee or any group of permitted transferees, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or
2. the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the effective date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (2); or
3.there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity and, immediately after the consummation of such merger or consolidation, either (i) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the persons who were the respective beneficial owners of the voting securities of the Company immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the person resulting from such merger or consolidation; or
4. the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are beneficially owned by shareholders of the Company in substantially the same proportions as their beneficial ownership of such securities of the Company immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a “Change in Control” will not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
Withholding Taxes
Each participant will, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for non-U.S. or U.S. federal, state, or local income tax purposes, pay to any participating entity, or make arrangements satisfactory to the Administrator regarding payment of, any non-U.S. or U.S. federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of any participating entity under the 2022 Plan will be conditional on the making of such payments or arrangements, and any such participating entity will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. Whenever cash is to be paid pursuant to an award, any participating entity will have the right to deduct an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. Whenever Class A Shares or LTIP Units are to be delivered pursuant to an award, any participating entity will have the right to require the participant to remit to any such participating entity in cash an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a participant may elect to satisfy the foregoing requirement by electing to have any participating entity withhold from delivery of Class A Shares,

LTIP Units, or other property or by delivering already owned unrestricted Class A Shares, LTIP Units, or other property, in each case having a value equal to the minimum amount of tax required to be withheld. Such Class A Shares, LTIP Units, or other property will be valued at their fair market value, if any, on the business day immediately preceding the date on which the amount of tax to be withheld is determined. Fractional share or unit amounts will be settled in cash. Such an election may be made with respect to all or any portion of the Class A Shares, LTIP Units, or other property to be delivered pursuant to an award. Each participating entity may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any award.
Term, Amendment and Termination of the Plan
The 2022 Plan will terminate on the tenth anniversary of the Annual Meeting (the effective date of the 2022 Plan), but awards granted before such termination may extend beyond that date. The Board may amend, alter or terminate the 2022 Plan, but no amendment, alteration, or termination will be made that would impair the rights of a participant under any award granted without such participant’s consent. Unless the Board determines otherwise, the Board will obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy any applicable laws.
Governing Law
The Plan is construed and enforced in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts or choice of laws.
New Plan Benefits
It is not possible at this time to determine awards that will be made in the event the 2022 Plan is approved by shareholders. Awards under the 2022 Plan are made by the Administrator in its discretion and depend on a number of factors, including the fair market value of our Class A Shares on future dates, and therefore cannot be determined in advance. As of April 25, 2022, the closing price of a Class A Share was $11.37.
Certain Federal Income Tax Consequences
The following paragraphs describe the U.S. federal income tax consequences of the 2022 Plan, as amended. Please note that the following is only a brief summary of the U.S. federal income tax laws and regulations that apply to the awards. Participants should not rely on this summary for a complete statement of those laws and regulations. This summary does not address all possible tax aspects of transactions that may arise under the 2022 Plan, as amended, including foreign, state or local tax consequences. The tax laws and regulations are complex and are subject to legislative or regulatory changes. In addition, circumstances peculiar to certain individuals may change the usual income tax results. State and local income taxes also may apply. If the participant is a resident of, or is employed in, a country other than the United States, the participant may be subject to taxation by that country in addition to or in lieu of U.S. federal income taxes. For example, employees in the United Kingdom may be subject to different tax rules. For all of these reasons, each participant should consult a tax adviser to determine the income tax consequences of any particular transaction.
Restricted Share and Performance Share Awards
The participant generally will not be taxed upon the grant of a restricted share or performance share award, but rather will recognize ordinary income in an amount equal to the fair market value of the Class A Shares at the time the Class A Shares are no longer subject to a substantial risk of forfeiture (as defined in the Code). However, the participant may elect (not later than 30 days after being granted such Class A Shares) to recognize ordinary income at the time the restricted Class A Shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such Class A Shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by the participant at the time the restrictions lapse. However, if Class A Shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited Class A Shares. Following vesting of the Class A Shares, the tax treatment of the Class A Shares while they are held by the participant generally will be the same as described under “Restricted Share Units” below with respect to Class A Shares received and retained following the vesting of the restricted share units.
Restricted Share Units
For U.S. federal income tax purposes, U.S. participants will not have taxable income on the award of a restricted share unit. Generally, if and when the underlying Class A Shares are delivered to the participant or the participant’s account, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the Class A Shares the participant receives, which will be subject to any applicable wage-based withholding and reporting requirements. Similarly, if and when the restricted share units (and/or any distribution equivalents credited thereto) are cash settled, the participant will recognize ordinary compensation income equal to the amount of cash paid to the participant, which will be subject to wage-based withholding and reporting (if applicable).
When the restricted share units and any related distribution equivalents vest, the participant will be notified of the amount of the participant’s withholding tax obligation, if applicable. The Company will satisfy any withholding obligation by reducing the number of Class A Shares or the amount of cash it delivers to the participant in an amount sufficient to satisfy the withholding obligation. Alternatively, the participant may elect to pay all or part of the withholding tax in cash or cash equivalents by (i) delivering to the Company a written election form satisfactory to the Company to that effect prior to the vesting date for the related restricted share units and (ii) delivering the cash or cash equivalents to the Company no later than the vesting date for the related restricted share units.
If the participant retains any Class A Shares received upon vesting of the restricted share units, the participant will be required to report the participant’s share of the Company’s items of income, gain, loss, deduction and credit on the participant’s individual tax return. The participant will also recognize taxable gain (or loss) upon the sale or other taxable disposition of the Class A Shares equal to the difference between the sales proceeds and the participant’s tax basis in the Class A Shares.
Other Share-Based Awards
In the case of other share-based awards, depending on the form of the award, the participant generally will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income when such an award vests or otherwise is free of restrictions.
LTIP Units
LTIP Units may be issued in a variety of classes and may contain a variety of terms. Certain LTIP Units may be structured as “profits interests” in one or more of the Sculptor Operating Group entities. Generally, a participant will not realize federal income tax upon the issuance or vesting of such LTIP Units as long as the participant does not dispose of the interests within two (2) years from the issuance of the LTIP Units. A participant may make an election under Section 83(b) of the Code (not later than 30 days after the LTIP Units are granted to the participant) to ensure there is no income recognition event at the time of vesting of those LTIP Units. Certain LTIP Units may be structured as “capital interests” in one or more of the Sculptor Operating Group entities. Generally, the participant will not realize federal income tax upon the issuance or vesting of such LTIP Units provided that the LTIP Units are issued in exchange for a contribution of cash and/or property the value of which equals or exceeds the value of the LTIP Units on the issue date, determined without regard to “lapse” restrictions as defined in applicable tax regulations. The participant may make an election under Section 83(b) of the Code (not later than 30 days after the LTIP Units are granted to the participant) to ensure there is no income recognition event at the time of vesting of those LTIP Units.
During the period the participant holds LTIP Units issued as profits or capital interests in a Sculptor Operating Group entity, the participant will generally be treated as a partner in the partnership and will be required to report his or her share of the partnership’s items of income, gain, loss, deduction and credit on his or her individual tax return. The participant will generally recognize taxable gain (or loss) upon the sale or other taxable disposition of the LTIP Units (including an exchange for Class A Shares) equal to the difference between the amount realized and the participant’s tax basis in the LTIP Units, some amount of which may be treated as ordinary income. If the participant exchanges his or her LTIP Units for Class A Shares, the tax treatment of the Class A Shares while they are held by the participant generally will be the same as described under “Restricted Share Units” above with respect to Class A Shares received and retained following the vesting of restricted share units.
The terms of a given class of LTIP Units will be determined based on the organizational documents of the entity or entities granting such LTIP Units and any agreements entered into between such entity or entities and the recipient of such LTIP Units. The U.S. federal income tax consequences of the grant, vesting, sale or forfeiture of a given LTIP Unit, as well as the U.S. federal income tax effects of any distributions or allocations made with respect to such LTIP Unit, will depend upon the terms of such LTIP Unit.

Options
All options granted under the Plan will be nonqualified stock options (“NQSOs”). The participant will not recognize taxable income upon the grant of NQSOs. Upon the exercise of NQSOs, the participant will recognize taxable ordinary income equal to the difference between the fair market value of the Class A Shares, determined as of the exercise date, and the option exercise price. When the participant sells the Class A Shares, the participant will recognize taxable gain (or loss) equal to the difference between the amount the participant receives from the sale and the tax basis of the Class A Shares sold.
If the participant pays the option exercise price entirely in cash, the tax basis of the Class A Shares will be equal to their fair market value on the exercise date and the shares’ holding period will begin on the exercise date. Special rules may apply if the participant uses Class A Shares the participant already owns to pay the option exercise price.
Share Appreciation Rights
The participant will not be deemed to receive any income at the time a share appreciation right is granted. When any part of a Class A Share appreciation right is exercised, the participant will be deemed to have received ordinary income at the time of exercise or payment in an amount equal to the then fair market value of any Class A Shares and any cash the participant receives.
Tax Consequences for the Company, its Subsidiaries or Affiliates
In the foregoing cases, to the extent the participant recognizes ordinary income as compensation in connection with an award, the Company or its relevant subsidiary or affiliate will be generally entitled to a deduction at the same time and in the same amount as the participant recognizes such ordinary income, subject to the deduction limitation imposed by Section 162(m) of the Code.

PROPOSAL NO. 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. In connection with this appointment, Ernst & Young LLP will examine and report to Shareholders on the consolidated financial statements of the Company and its subsidiaries for 2022. Ernst & Young LLP is an independent registered public accounting firm and has served as our independent registered public accounting firm since our IPO in 2007. Ernst & Young LLP also currently serves, and in prior years has served, as the independent auditors for our funds.
Although not required, the Board has put this proposal before the Shareholders because it believes that seeking Shareholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate governance practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will consider such vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its Shareholders.
Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from Shareholders. They also will have the opportunity to make a statement if they desire to do so.
The Board of Directors unanimously recommends that Shareholders vote
“FOR” the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
Principal Accountant Fees and Services
The following table summarizes the aggregate fees billed for professional services provided to the Company by Ernst & Young LLP for the years ended December 31, 2021 and 2020:

Fee Category	2021	2020

	(dollars in thousands)
Audit Fees(1)	$3,414	$3,125
Audit-Related Fees(2)	71	96
Tax Fees(3)	850	1,453
Total Fees	$4,335	$4,674
(1)Audit Fees.    Consist of fees for professional services provided in connection with the annual audit of our consolidated financial statements, the annual audit of internal control over financial reporting and the services that an independent registered public accounting firm would customarily provide in connection with subsidiary audits, other regulatory filings, and similar engagements, such as attest services, comfort letters, consents and reviews of documents filed with or submitted to the SEC.
(2)Audit-Related Fees.    Consist primarily of fees for services rendered in connection with the audits of our employee benefit plans.
(3)Tax Fees.    Consist of the aggregate fees billed for tax compliance, which generally involves assistance in preparing, reviewing or filing various tax related filings in the U.S. and in foreign jurisdictions, and tax consulting.
Ernst & Young LLP also provides audit and tax consulting and compliance services to funds that we do not consolidate. During 2021, fees for these services were approximately $9.6 million for audit fees and $1.4 million for tax fees. During 2020, fees for these services were approximately $10.3 million for audit fees and $2.8 million for tax fees. The fees for these services are provided to and paid by the funds and therefore are not included in the above table.

The Audit Committee determined that the non-audit services provided by Ernst & Young LLP during the year ended December 31, 2021 were compatible with maintaining the independence of Ernst & Young LLP.
Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has adopted a policy implementing the SEC’s rules requiring it to pre-approve all audit, audit-related and all permissible non-audit services performed by our independent registered public accounting firm. These pre-approval requirements are intended to comply with rules of the SEC and the Public Company Accounting Oversight Board, which are applicable to all public companies, and to help assure that the provision of services does not impair our independent registered public accounting firm’s independence from the Company. The policy specifically sets forth services that are pre-approved, as well as services that are prohibited. Any request to provide a service that has been pre-approved by the Audit Committee is submitted to the Chief Executive Officer or the Chief Financial Officer for authorization. If there is any question as to whether a service has been pre-approved, the Audit Committee or the Chair of the Audit Committee is consulted for a determination. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
For services not specifically pre-approved pursuant to the policy, a written request will be submitted in advance to the Audit Committee by management along with documentation describing the scope of the proposed service, the fee structure for the service and any other relevant information. Prior to approving any service, the Audit Committee must discuss with the independent registered public accounting firm the potential effects of the proposed services on the independent registered public accounting firm’s independence and seek management’s views on whether the requested services are consistent with the policy as well as applicable law.
Our Audit Committee has delegated to the Chair of our Audit Committee the authority to approve any audit, audit-related or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.
Audit Committee Report
The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to generally accepted accounting principles in the United States, or U.S. GAAP, and the effectiveness of our internal control over financial reporting.
In this context, the Audit Committee has reviewed and discussed the audited financial statements prepared for inclusion in our Annual Report on Form 10-K for the year ended December 31, 2021 and our internal control over financial reporting with management and Ernst & Young LLP, our independent registered public accounting firm. The Audit Committee also has reviewed and discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. As part of that review, the Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding communications with the Audit Committee concerning independence that are required by applicable rules of the PCAOB and has discussed with Ernst & Young LLP its independence from management and the Company.
Relying on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.
Submitted by the members of the Audit Committee:
Bharath Srikrishnan, Chair
Marcy Engel
Charmel Maynard

OWNERSHIP OF SECURITIES
The following tables set forth the beneficial ownership of our Class A Shares and Class B Shares, and, solely in respect of our Named Executive Officers, our directors, and our directors and executive officers as a group, the beneficial ownership of our Group A Units and Group E Units. The information is presented as of April 25, 2022 with respect to (i) each person known to us to beneficially own more than 5% of either Class of our outstanding Shares; (ii) each of our directors; (iii) each of the Named Executive Officers (as set forth below); and (iv) all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the equity shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws (or other beneficial ownership shared with a spouse). Unless otherwise indicated, the address of each person named in the table is c/o Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019.

	Sculptor Capital Management, Inc.
	Class A Shares(1)		Class B Shares(1)(2)		Total Voting Power(3)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (3)	Amount and Nature of Beneficial Ownership	Percent of Class (3)
Named Executive Officers
James S. Levin(4)	3,945,811	12.8%	9,121,855	27.1%	20.2%
Dava Ritchea (5)	145,237	*	138,000	*	*
Wayne Cohen(6)	548,157	1.8%	1,395,433	4.1%	3.0%
David Levine(7)	61,311	*	172,572	*	*
Hap Pollard(8)	19,318	*	1	*	*
Robert S. Shafir(9)	1,829,069	5.9%	—	—	2.8%
Thomas M. Sipp(10)	85,984	*	83,334	*	*
Principal Shareholders
Daniel S. Och(11)	88,506	*	9,223,468	27.4%	14.4%
David Windreich(12)	—	—%	2,884,064	8.6%	4.5%
Directors
David Bonanno	6,022	*	—	—%	*
Marcy Engel	41,187	*	—	—%	*
Charmel Maynard	1,211	*	—	—%	*
Bharath Srikrishnan(13)	—	—%	—	—%	—%
All Directors and Executive Officers as a Group (11 persons)	6,683,307	21.6%	10,911,195	32.4%	27.2%

* Less than 1%

	Sculptor Operating Group
	Group A Units		Group E Units (14)
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Amount and Nature of Beneficial Ownership	Percent of Class
Named Executive Officers
James S. Levin	497,370	3.3%	3,918,863	30.1%
Dava Ritchea	—	—%	200,000	1.5%
Wayne Cohen	229,764	1.5%	705,272	5.4%
David Levine	—	—%	150,000	1.2%
Hap Pollard	—	—%	1	*
Robert S. Shafir	—	—%	—	—%
Thomas M. Sipp	—	—%	83,334	*
Directors
David Bonanno	—	—%	—	—%
Marcy Engel	—	—%	—	—%
Charmel Maynard	—	—%	—	—%
Bharath Srikrishnan	—	—%	—	—%
All Directors and Executive Officers as a Group (11 persons)	727,134	4.8%	5,057,470	38.9%
* Less than 1%
(1)Our executive managing directors are parties to an exchange agreement with the Registrant, Sculptor Corp and each of the Sculptor Operating Group entities (the “Class A Unit Exchange Agreement”), under which each of our executive managing directors is entitled to exchange their Group A Units for Class A Shares (or, at our option, the cash equivalent thereof) on a one-for-one basis, subject to exchange rate adjustments for splits, unit distributions and reclassifications and subject to vesting and other conditions. Each of our executive managing directors holding Group A Units holds one Class B Share for each Group A Unit held by such executive managing director. See Note (2) below. Upon any such exchange of Group A Units for Class A Shares, an executive managing director’s corresponding Class B Shares will be automatically canceled and, as a result, there will be no effect on the number of voting Shares outstanding.
(2)The Class B Shares entitle the holders to one vote per share, but have no economic rights. Each of our executive managing directors holding Group A Units holds one Class B Share for each Group A Unit. In addition, each of our executive managing directors holding Group P Units or Group P-4 Units holds one Class B Share for each Group P Unit or Group P-4 Unit, and each of our executive managing directors holding Group A-1 Units (to the extent the associated Group E Units have not vested) holds one Class B Share for each Group A-1 Unit and such Class B Shares that relate to our Group A-1 Units, which represent 4.5% of our total combined voting power, will be voted pro rata in accordance with the vote of the Class A Shares. One Class B Share will be issued to each holder of Group E Units upon the vesting of each such holder’s Group E Unit, at which time, in the case of Group E Units other than Group E-2 Units, a corresponding number of Class B Shares held by holders of Group A-1 Units will be canceled. All of our Class B Shares are held by our executive managing directors. See Note (14) below regarding the issuance of Class B Shares upon the vesting of Group E Units.
(3)Based on 64,623,676 Shares, comprised of 25,697,577 Class A Shares, 5,249,768 Restricted Class A Shares and 33,676,331 Class B Shares issued and outstanding as of April 25, 2022.
(4)Includes 3,355,195 Restricted Class A Shares subject to vesting. Mr. Levin’s beneficial ownership also includes 25,564 Class A Shares, 91,855 Group A Units and 2,822,026 Group E Units beneficially owned by trusts that are for the benefit of Mr. Levin or members of the Levin family. In addition, Mr. Levin’s Class B Shares includes 2,630,903 Class B Shares of which Mr. Levin, as PMC Chairman, holds a proxy. Including the proxy shares, Mr. Levin's total combined voting power is 20.1% after excluding Class B Shares owned by Mr. Levin that relate to Group A-1 Units that will be voted pro rata in accordance with the vote of the Class A Shares.
(5)Consists of 145,237 Restricted Class A Shares subject to vesting.
(6)Includes 548,157 Restricted Class A Shares subject to vesting. Mr. Cohen’s beneficial ownership includes 26,477 Group A Units and 180,000 Group E Units that are held by trusts that are for the benefit of Mr. Cohen or members of the Cohen family. Mr. Cohen's total combined voting power is 2.9% after excluding Class B Shares owned by Mr. Cohen that relate to Group A-1 Units that will be voted pro rata in accordance with the vote of the Class A Shares.

(7)Consists of 61,311 Restricted Class A Shares subject to vesting.
(8)Includes 4,101 Restricted Class A Shares subject to vesting.
(9)Mr. Shafir withdrew from the Sculptor Operating Group and resigned from the Board of Directors effective April 1, 2021. Amounts are based solely on Schedule 13D, filed with the SEC on September 30, 2021.
(10)Mr. Sipp withdrew from the Sculptor Operating Group effective January 15, 2021.
(11)Mr. Och’s total combined voting power is 11.9% after excluding Class B Shares owned by Mr. Och that relate to Group A-1 Units that will be voted pro rata in accordance with the vote of the Class A Shares.
(12)Mr. Windreich’s total combined voting power is 3.8% after excluding Class B Shares owned by Mr. Windreich that relate to Group A-1 Units that will be voted pro rata in accordance with the vote of the Class A Shares.
(13)Mr. Srikrishnan did not receive compensation in the form of stock awards during 2021. See “Director Compensation” below for details on compensation paid to Mr. Srikrishnan.
(14)Group E Units are limited partner profits interests issued to certain executive managing directors that are only entitled to future profits and gains. One Class B Share will be issued to each holder of Group E Units upon the vesting of each Group E Unit of such holder, at which time, in the case of Group E Units other than Group E-2 Units, a corresponding number of Class B Shares held by holders of Group A-1 Units will be canceled and, as a result, there will be no resulting increase to the number of voting Shares outstanding. Class B Shares that relate to Group A-1 Units will be voted pro rata in accordance with the vote of the Class A Shares.
Beneficial ownership has been determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either alone or shared with others, the power to vote or dispose of such securities. The rules also treat as beneficially owned all securities that would be receivable upon the conversion or vesting of derivative securities within 60 days as of the determination date.
The foregoing table does not reflect Group P Units or Group P-4 Units, which are subject to both the P-Unit Service Condition and the P-Unit Performance Condition as further described below in “—Executive Officers Incentive Compensation Programs—Incentive Units,” and which are disclosed below in “—Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year End 2021.”

EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
•Our compensation philosophy is based on: (1) providing alignment with shareholders and fund investors; (2) paying for performance; (3) talent retention in an intensely competitive market for investment and non-investment professionals in the alternative asset management industry; (4) fostering long-term commitment; and (5) incorporating appropriate risk mitigating features. These principles are consistent with feedback we have received from our shareholders and proxy advisers.

•In June 2020, the Board appointed James Levin as the Company’s next Chief Executive Officer (in addition to continuing in his role as Chief Investment Officer (“CIO”)), effective April 1, 2021. The Board stated publicly at the time of appointment that it would enter into a new agreement with Mr. Levin to provide compensation in respect of the CEO role. In December 2021, the Board approved a new agreement with Mr. Levin, in connection with his promotion to CEO.
•The Board was committed to compensating Mr. Levin based on performance whereby he would do well only when shareholders and fund investors do well. The Board also believed it was essential to provide Mr. Levin a compensation package that is more competitive with the compensation levels of our primary competitors for talent - privately held alternative asset managers.
•The agreement with Mr. Levin has two key components, aligned with the interests of our shareholders and our fund investors:
◦CEO compensation is limited to a grant of “Performance Shares” under a new “Management Shareholder Value Creation Plan,” with such shares being entirely performance-based, subject to meeting performance thresholds, not just time based vesting.
▪The performance thresholds are rigorous – a 50% shareholder return is required before the first tranche of equity awarded in connection with the CEO role vests and a 149% shareholder return is required for full vesting (based on the closing price of $20.02 on the December 17, 2021 grant date).
▪Neither CEO nor CIO compensation contains a guaranteed minimum annual bonus or guaranteed annual equity award.
▪The Management Shareholder Value Creation Plan also awarded Performance Shares to certain other senior executives to incentivize them by providing them the opportunity to be rewarded for overall Company performance.
◦CIO compensation continues to be tied to fund performance with a higher payout formula to be more competitive with compensation payouts at firms with whom we compete for talent.
•In addition, Mr. Levin’s agreement contains important protections for the Company:
◦An increased non-competition covenant from one to two years (eliminating the step down to one year scheduled to occur at the end of 2021).
◦A 75% minimum stock retention requirement, applicable to the Performance Shares.
◦A clawback provision.
•The Compensation Committee and Board believe that Mr. Levin’s agreement (1) aligns CEO / CIO compensation with that of our two major stakeholders - our Shareholders and our fund investors, (2) incentivizes focus on the long-term growth of the business, and (3) provides compensation that is competitive with what Mr. Levin could earn at our primary competitors for talent - privately held alternative asset managers.
•We agree with shareholders and proxy advisers who have provided feedback that performance metrics should be an integral part of vesting of CEO compensation, that no minimum guarantee should be paid for CEO compensation, and that significant protections and risk mitigants should be included. By emphasizing rigorous performance-based compensation and adopting significant protections for the Company that had not been included in prior compensation agreements, the Compensation Committee and Board believe that we have made significant enhancements to the Company’s compensation structure in line with feedback received.
•We recognize that the amount of compensation that can be earned by our CEO / CIO is substantial, particularly when compared to the public companies that the proxy advisers use as our peers. However, we believe that the agreement, by only awarding substantial compensation when our stakeholders do well, strikes the appropriate balance and is in the best interests of our shareholders. We also believe it is imperative that we pay in line with our true competitors for talent, privately held alternative asset managers, in order to retain our most important asset - our people.
Introduction
This Compensation Discussion and Analysis describes our compensation program for 2021 and how it operates for our Named Executive Officers. Our Named Executive Officers for 2021 are:
James Levin(1)    Chief Executive Officer and Chief Investment Officer
Dava Ritchea(2)     Chief Financial Officer
Wayne Cohen    President and Chief Operating Officer
David Levine    Chief Legal Officer
Hap Pollard    Chief Accounting Officer
Robert Shafir(3)     Former Chief Executive Officer (“Former CEO”)
Thomas Sipp(4)     Former Chief Financial Officer
(1) Mr. Levin was our CIO for Fiscal Year 2021, and in addition assumed the role of Chief Executive Officer, effective April 1, 2021.
(2) Ms. Ritchea assumed the role of Chief Financial Officer, effective January 11, 2021.
(3) Mr. Shafir withdrew from the Sculptor Operating Group effective April 1, 2021.
(4) Mr. Sipp withdrew from the Sculptor Operating Group effective January 15, 2021.
2021 Performance and Highlights
In 2021, management continued to focus its efforts on enhancing key drivers of shareholder value. Our executive managing directors and employees performed for both our fund investors and shareholders and continued to execute on our business plan. We are committed to delivering long-term value to our shareholders.
•We continued to deliver strong investment returns to our fund investors. Our primary goal across each of our funds is to compound capital over the long term based on the investment guidelines of each product across our platform. We have continued to do this across funds by generating sustained investment performance which has met or exceeded a targeted range of expected returns.
◦In 2021, Sculptor Credit Opportunities Master Fund and our Customized Credit Focused Platform generated exceptional net performance gains for the full year 2021 of 17.0% and 17.2%, respectively. This represented their largest annual excess return over high yield since inception, continuing our successful track record of delivering excess returns, particularly in the years following material spread widening periods.
◦The Sculptor Master Fund was up 5.0% net for 2021, in line with targeted returns. Since inception, the fund has generated an 11.5% net return with less than half the volatility of equity markets.

◦Our real estate funds continued to generate strong returns in 2021. Sculptor Real Estate Fund III has an 18.6% life-to-date annualized net return and Sculptor Real Estate Credit Fund I has a 13.5% life-to-date annualized net return through December 31, 2021.

•We increased assets under management (“AUM”) and increased our longer-term AUM. Our AUM increased by $1.3 billion for the year, ending the year at $38.1 billion, due to performance-related appreciation from strong fund performance in opportunistic credit and multi-strategy funds, along with net inflows for the year. This year represented an important turnaround in fundraising for our multi-strategy business. In 2021, we saw $1.2 billion of gross inflows and the first year of net inflows into our multi-strategy business since 2014. We also strengthened our relationships with our distribution channels with the number of active relationships with private wealth managers and consultants up over 50% in the past two years. Importantly, the duration of our AUM has increased with 68% of our total AUM from longer-term AUM as of year-end 2021, up from 26% in 2013. Longer-term AUM (i.e., AUM from investors that are subject to commitment periods of three years or longer) creates stability in our platform and provides more consistency in our fee earnings attributable to management fees.
•We improved our fundamental earnings drivers and delivered strong results to our shareholders. We improved our underlying earnings drivers in 2021, illustrating the strength of our income statement and health of the franchise. Our management fees were $281 million versus $250 million in 2020, or up 12% year-over-year, which are the recurring fees in our business. Our fixed expenses, which are our expenses excluding variable bonus linked to incentive income, were $225 million versus $238 million, or down 5% year over year. Our AUM was $38.1 billion versus $36.8 billion, or up 3% year-over year. Our Economic Income1 (non-GAAP) was $119.4 million for 2021. While our Economic Income was down on an absolute basis from 2020, this was due, in part, to the impact of timing differences between incentive income and bonus recognition in our credit funds, as well as more modest fund performance in our multi-strategy funds in 2021 versus 2020.
•We materially strengthened our balance sheet, which increased our Adjusted Net Assets1. We started 2021 with $319 million in debt obligations and ended the year with $95 million, leaving us with the most stable and flexible capital structure since our IPO in 2007. This was accomplished through a combination of strong earnings and repayment of $224 million of debt during the year. The reduction in our liabilities resulted in a material increase in our Adjusted Net Assets, which increased to $381 million as of year-end 2021 from $42 million as of year-end 2020 and from ($55.8) million as of year-end 2018. Our Adjusted Net Assets provide stability to our organization and allow us to opportunistically invest in our business to drive future returns for shareholders. The strengthening of our balance sheet is a product of a multi-year effort following our 2019 Recapitalization. A main feature of the 2019 Recapitalization was an agreement by unit holders to forego distributions on their common units in the Sculptor Operating Partnerships until the earlier of such time that $600 million in Economic Income is accumulated or April 1, 2026 (the “Distribution Holiday”). The Distribution Holiday was designed to enable the Company to strengthen its balance sheet by paying down its debt and preferred securities, while continuing to pay Class A shareholders a dividend. For Fiscal Year 2019, 2020 and 2021, current members of management gave up approximately $15.3 million, $28.7 million and $13.9 million of distributions, respectively, for a total of $57.9 million (assuming distributions would have been made on Sculptor Operating Group Units at the same per unit rate as our Q1-Q4 2019, Q1-Q4 2020 and Q1-Q4 2021 dividends, respectively). In addition, the Company amended the Tax Receivable Agreement to (i) provide that certain payments are no longer due to the recipients for tax years 2017 and 2018 and (ii) reduce the percentage of tax savings required to be paid with respect to the 2019 tax year and thereafter from 85%-75%. These amendments further facilitated deleveraging of the Company’s balance sheet.

1 Economic Income and Adjusted Net Assets are non-GAAP measures. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see our annual report filed on Form 10-K for the year ended December 31, 2021, dated February 25, 2022 and our annual report on Form 10-K for the year ended December 31, 2020, dated February 23, 2021, as well as our Earnings Press Release for the Fourth Quarter of 2021, filed on Form 8-K, dated February 16, 2022.

The table above presents principal outstanding of the debt obligations and par value and deferred dividends accrued on Preferred Units. The amounts shown exclude the non-recourse debt and repos used to finance our risk retention investments.
•We successfully executed on strategic goals, including CEO succession and diversity efforts. Mr. Levin was promoted to the role of Chief Executive Officer, effective April 1, 2021. The transition of leadership has brought an emphasis on growth initiatives for the Company, which has led to the launching of longer-dated capital vehicles such as a structured alternative investment solution vehicle and two closed-end credit funds in 2022, as well as sponsorship of a special purpose acquisition corporation in December 2021. Marcy Engel became the Chair of the Board, making her the only current female Chair of a publicly traded alternative asset manager. Mr. Srikrishnan and Mr. Maynard bring additional diversity to our Board. We also added two women, Julie Siegel, our Chief Administrative Officer and Deputy Chief Legal Officer, and Dava Ritchea, our Chief Financial Officer, to the Partner Management Committee in 2021.
Compensation Philosophy and Approach
The philosophy underlying our approach to compensation principally rests on five objectives:

1.Alignment. A key objective in structuring compensation for our executive officers is aligning their interests with those of our two principal stakeholders: our shareholders and the investors in our funds. This is accomplished by awarding compensation beyond a cash component – specifically, in the form of equity (RSUs and Performance Shares), which directly aligns with Class A shareholder interests, as well as deferred cash interests (DCIs) and carried interest which directly aligns with fund investor interests. In addition, our CEO/CIO receives an Annual Fund Performance Payment, which is formulaic and based on fund performance.
2.Pay for Performance. The awards noted in #1 above are structured such that compensation is increased based on the level of performance achieved. Our CEO/CIO and other executive officers earn more as our principal stakeholders earn more. In addition, we adopted a new shareholder performance plan for our CEO and members of senior management that is directly linked to the achievement of rigorous total shareholder return thresholds.
3.Retain Talent. As an alternative asset manager in a highly competitive market, our people are our most valuable asset and their compensation is our most significant expense. The investment acumen and skills of our professionals are in high demand. We need to pay competitively with privately held alternative asset managers to secure our key people, particularly given that these companies regularly seek to hire from competitor firms. An inability to pay competitively to attract and retain talent would materially and negatively impact our business. The Compensation Committee consults with Semler Brossy to obtain available information on competitor pay practices.
It is essential to our client base that there be minimal turnover with respect to the key individuals who manage your funds. Investors in most of our funds have required certain key person provisions that are triggered upon the loss of services of one or more key investment professionals and could, upon the occurrence of such event, provide the investors in the funds with certain rights such as early redemption rights. The loss of our key investment professionals could therefore have a material adverse impact on our business. Our compensation practices therefore seek to incent long-term commitment from our executive officers.
4. Long-Term Commitment. Our compensation practices seek to incentivize long-term commitment from our executive officers. This is accomplished principally through deferring a material percentage of annual compensation; subjecting such deferrals to multi-year vesting periods, with forfeiture upon resignation; grants of Performance Shares that vest over five years (subject to rigorous performance vesting conditions); and use of non-competition covenants.
5. Ensure Appropriate Risk Mitigants. Our compensation program includes elements that discourage excessive risk-taking and align the compensation of our executive officers with our long-term performance. These elements include forfeiture provisions, clawbacks and stock retention requirements.
The Levin Agreement
Background and Highlights:
In June 2020, the Company announced that Mr. Levin would become its CEO, in addition to continuing in his CIO role, effective April 1, 2021. Throughout his years with the Company, Mr. Levin’s overall performance has been impressive and had earned him increasingly important roles, including as Co-CIO and CIO. At the time of this announcement, the Board also stated publicly that it would enter into a new compensation agreement with Mr. Levin that would provide compensation for the new CEO role, in addition to that for his CIO role. At the end of 2021, we entered into a long-term agreement with Mr. Levin in connection with his promotion (the “Levin Agreement”). The Board was committed to establishing a performance-based agreement to directly and strongly align Mr. Levin with our two major stakeholders - our shareholders and our fund investors, such that Mr. Levin would be rewarded when our stakeholders do well. In addition, the Board sought to incentivize long-term focus on growth of the business, provide compensation that is competitively with privately held asset managers and encourage long-term commitment to the Company.
When structuring the new agreement, the Compensation Committee considered feedback received from shareholders and proxy advisers following the Company’s 2020 say-on-pay vote. The Levin Agreement is consistent with our compensation philosophy, described above. It has two components - one for the CEO role that fully ties compensation to total shareholder return, and one for the CIO role that ties compensation to fund performance. The CEO compensation is part of the Management Shareholder Value Creation Plan, which is described in detail below. There is no guaranteed minimum annual bonus or guaranteed equity award. Rather, the award under this plan represents the sole CEO compensation and is subject to achieving rigorous performance thresholds – including a 50% total shareholder return before the first tranche vests and a 149% shareholder return is required for full vesting. For service as CIO, in line with proxy adviser feedback, compensation is formulaic and not discretionary. This compensation continues to be tied to fund performance and has been increased in recognition of the need to pay competitively with privately held alternative asset managers. In addition, to incentivize growth across the platform, the Compensation Committee may grant Mr. Levin carry awards in funds excluded from the formulaic calculation used to derive CIO compensation. Mr. Levin continues to receive a $1 million quarterly draw, which is an advance against the fund performance compensation to be received.
In addition, Mr. Levin’s agreement contains important protections for the Company. These include a lengthening of the non-competition covenant to two years (eliminating the step down to one year scheduled to occur at the end of 2021); a 75% minimum stock retention requirement applicable to all Performance Shares, and agreement to be subject to a new clawback policy. These protections are described in greater detail below in “Risk Mitigation and Retention Features.”
The Compensation Committee and Board agree with shareholders and proxy advisers who have provided feedback to us following our 2020 say-on-pay advisory vote that (1) performance metrics should be an integral part of vesting of CEO compensation, (2) no minimum guaranty should be paid for CEO compensation, and (3) significant protections and risk mitigants should be included. By emphasizing rigorous performance-based compensation and adopting significant protections for the Company (as described above) that had not been included in prior compensation agreements or plans, the Compensation Committee and Board believe that we have made significant strides in CEO compensation structure in line with feedback received.
Management Shareholder Value Creation Plan:
In December 2021, the Board approved a new performance plan called the Management Shareholder Value Creation Plan under which Mr. Levin and other members of senior management received a grant of Performance Shares. Such awards, providing incentives to senior management to drive future growth and product expansion are common when there is a change in leadership. The plan was designed to incorporate shareholder and proxy adviser feedback favoring linking a portion of deferred compensation to total shareholder return, not just fund returns, and vesting that is subject to achievement of rigorous performance thresholds, not just time-based vesting.
The Performance Shares have a seven-year performance period and require substantial shareholder return on our Class A Shares of between 50% and 149% (based on the closing price of $20.02 on December 17, 2021 (the “Performance Shares Grant Date”)). The Performance Shares awarded have seven performance tranches. As each target price is achieved, 1/7 of the total Performance Shares will satisfy the performance condition. In addition to the performance condition, in order for Performance Shares to vest, a service condition must be satisfied. 1/3 of the Performance Shares will meet the service vesting condition on each of the 3rd, 4th and 5th anniversary of the Performance Shares Grant Date, which incentivizes the long-term commitment of our CEO / CIO and senior management team.
Mr. Levin’s compensation as CEO is limited to the grant of Performance Shares. Mr. Levin received an award of 5.4 million Performance Shares, while agreeing to concurrently forfeit 1 million P Units, resulting in a net award of 4.4 million Performance Shares out of a total of 8.575 million Performance Shares granted. By only awarding substantial compensation when our stakeholders do well, we believe the plan is in the best interests of our shareholders.
CIO Compensation – Annual Fund Performance Payment:
As part of the Board’s consideration of overall compensation for Mr. Levin, the Board increased Mr. Levin’s Annual Fund Performance Payment to ensure pay that is more competitive with CIO compensation payouts based on fund performance at firms with whom we compete for talent. The Annual Fund Performance Payment, which has been the main way in which the Company has compensated the CIO since 2018, is structured to be akin to the carried interest compensation commonly used for CIOs in the alternative asset management industry, as it aligns compensation to fund investor performance. The Annual Fund Performance Payment also further aligns our CEO / CIO to our Class A shareholders. Ultimately, higher profits from our funds increase assets under management and which should generally lead to additional inflows (and higher management fee revenue and margin expansion). This leads to increased earnings for the Company and value to our Class A shareholders. The increase is effective as of the beginning of fiscal year 2021.
The Annual Fund Performance Payment is equal to the product of (i) the gross profit and loss for the fiscal year based on the performance of certain specified funds multiplied by (ii) a participation ratio, which is equal to the sum of (a) 2.75% plus (b) a percentage calculation derived from the weighted average net return of certain Sculptor funds for such fiscal year (subject to a cap of 2.475%). In addition, from time to time, Mr. Levin will be granted carried interest awards with respect to certain funds managed by the Company (not included in the Annual Fund Performance Payment).
In line with feedback from proxy advisers, the Annual Fund Performance Payment is formulaic and non-discretionary. Given the need to maintain flexibility, the Compensation Committee has the ability, in years in which the Annual Fund Performance Payment is zero or a minimal amount relative to the value added by Mr. Levin to protect investor capital in challenging markets, to award a discretionary bonus that takes into account various factors, including (i) the overall performance of the Company, (ii) fund investment performance and the quality of such performance; (iii) the overall performance of the Company relative to its peers and market; (iv) the Company’s ability to engage with clients and preserve adequate capital reserves and assets under management, particularly if achieved in a context of negative market performance, (v) contributions to marketing and fund raising efforts; (vi) management of costs and achievement of a reasonable annual budget; (vii) mentoring, developing, and retaining both investment and non-investment professionals; (viii) contribution in maintaining and enhancing a culture of collaboration, diversity and inclusion; (ix) adherence to Company policies, procedures and guidelines; and (x) any other factors or circumstances that the Compensation Committee, in good faith, deems relevant.
Risk Mitigation and Retention Features:
The Compensation Committee and the Board added certain provisions to the Levin Agreement that it believes provides significant protections to the Company. In particular, the Levin Agreement includes an expanded non-competition covenant, minimum retained ownership requirements and a clawback policy designed to ensure the long-term commitment and accountability of our CEO / CIO.
The non-competition covenant in the Levin Agreement increases the length of time during which, after a departure, Mr. Levin can compete with the Company to two years (eliminating the step down to one year that would have otherwise occurred on December 31, 2021).
As to stock retention requirements, Mr. Levin is required to hold at least 75% of the aggregate vested after-tax portion of the Performance Shares granted in December 2021 for a period of no less than seven years, in addition to a continuing requirement to hold at least 70% of the aggregate of 950,000 RSUs awarded in 2018 (post-tax) and 950,000 units awarded in 2013 until January 1, 2023.
As to clawbacks, in December 2021, the Compensation Committee approved the Sculptor Capital Management Clawback Policy. If any person covered by the policy, including our Named Executive Officers, is found by a majority of the Board of Directors to have either (1) engaged in willful misconduct (by act or omission) or (2) failed to take action with respect to willful misconduct of others of which they were or reasonably should have been aware, in either case, which resulted in a level of achievement of a performance-based compensation measure being met, our Board may recover the amount of performance-based compensation awarded over what should have been awarded absent the willful misconduct.
Approval Process
The Compensation Committee engaged in a rigorous and extensive process to consider, analyze and review the compensation plan. Members of the Compensation Committee took its obligation to recommend a plan that was in the best interests of its shareholders very seriously, holding dozens of formal and informal meetings over a four month period, including over 15 meetings with the committee’s independent compensation consultant, Semler Brossy. The discussions included, but were not limited to, reviewing various scenarios, assessing appropriate levels of dilution in light of performance required to reach those levels, establishing significant performance triggers, an assessment of the competitive landscape and retention risk, and establishing new risk mitigants to protect the Company.
The Compensation Committee, working collaboratively with, and upon recommendation by, the independent compensation consultant retained by the Compensation Committee, designed the compensation plan discussed above. The Compensation Committee’s goal, which it believes has been achieved in the plan’s structure, was to implement a framework that incorporated the Company’s compensation philosophy – a plan that aligns our CEO / CIO fully with our Class A shareholders and our fund investors and is performance based so that he is rewarded when those stakeholders do well. In addition, the Compensation Committee carefully considered the competitive landscape within which the Company operates and recognized that it would need to consider the compensation of the most senior investment professionals and executives at privately held alternative asset managers, as those are our true competitors for talent. The Compensation Committee was also mindful of the fact that the Company is at an important inflection point with an emphasis on growth through inflows into existing products as well as new products and initiatives now that legacy issues are behind it, and put appropriate incentives in place to achieve these goals.
The Compensation Committee also considered and incorporated feedback received from our Class A shareholders and proxy advisory firms, including: (i) structuring the main components of the compensation framework as (x) a long-term performance-based equity award tied to performance of our Class A Shares and (y) a formulaic non-discretionary Annual Fund Performance Payment tied to the performance of our funds; (ii) eliminating our CEO / CIO’s annual bonus guarantee and (iii) adding a clawback policy and minimum retained ownership requirements. The Compensation Committee focused on developing a pay-for-performance structure that provides alignment with shareholders through long-term retention, meaningful performance thresholds and risk mitigants. In addition, the Performance Shares awarded to senior management provide incentives to work across products and beyond their areas of responsibility, further enhancing a “one team” culture.
After several months of work, including regular consulting with our independent compensation consultant, Semler Brossy, and extensive modelling of Company results under the new plan, the Compensation Committee recommended to the Board that it approve the Levin Agreement, which it did, in a December 17, 2021 vote.
The Compensation Committee carefully considered the extent of the compensation that could be earned by our CEO/CIO. As mentioned above, we compete for talent mostly with privately held alternative asset managers, whose pay structures differ from the traditional public company incentive models. By their own rules, proxy advisers do not make comparisons to private companies, only to public companies, which does not allow for an “apples-to-apples” comparison. In order to ensure retention of key executives, we must structure a pay-for-performance program that provides a competitive level of compensation to those with whom we compete for talent. We believe having a management and investment team with a long tenure at Sculptor is a rare asset that sets Sculptor apart from its competitors. Failing to pay at competitive levels would pose a material risk, which could be materially harmful to our business and our Class A shareholders.
Since announcing the revised CEO / CIO compensation framework at the end of 2021, we have remained in dialogue with our shareholders and remain committed to continued discussion with shareholders to solicit from them ongoing feedback with respect to our compensation framework, philosophy and practices.
Please see “Compensation Discussion and Analysis-Partner Agreements-Levin Agreements” below for further detail of the Levin Agreement described above.
Other Named Executive Officers
To incent and retain other current named executive officers, they also received performance awards tied to shareholder returns and subject to the same meaningful thresholds required for vesting. These named executive officers are subject to a 50% minimum stock retention requirement of the net, after-tax portion of any vested Performance Shares until the seven-year anniversary of the grant of such awards. They are also subject to the new clawback provision.

Summary of 2021 Named Executive Officer Compensation
Our Named Executive Officers received the following cash and non-cash compensation for 2021:

Name	Salary ($)	Current Bonus ($)	Deferred Bonus ($)	Sculptor Operating Group D/E Unit Distributions ($)	Special Long-Term Awards - Value at Realization ($)	Other ($)	Total ($)
James S. Levin	—	4,000,000	26,502,000	—	3,733,658	93,231,382	127,467,040
Dava Ritchea	486,560	1,857,927	1,900,100	—	—	54,344	4,298,931
Wayne Cohen	—	4,509,500	5,569,000	—	—	473,629	10,552,129
David Levine	500,000	1,262,500	587,500	—	125,605	298,311	2,773,916
Hap Pollard	308,333	741,667	350,000	—	118,712	27,532	1,546,244
Robert Shafir	500,000	—	—	—	22,105,484	9,500,622	32,106,106
Thomas Sipp	20,834	—	—	—	2,819,010	15,758	2,855,602
The table above is a summary of the annual total compensation for our Named Executive Officers. It is important to recognize that the way we present compensation for our Named Executive Officers in the table above is different from the SEC-required disclosure in the Summary Compensation Table below (appearing on page 64) and is not a substitute for the information in that table. Rather, it is intended to reflect how the Compensation Committee, Board and management review total compensation for our Named Executive Officers. Please see “Compensation Discussion and Analysis—Compensation Overview” below for detail and explanation on the table above.
Considerations with respect to our Market for Talent
We primarily compete for talent with privately held alternative asset managers. Our private competitors largely operate open-ended vehicles with periodic incentive crystallizations, similar to our multi-strategy and credit funds, which contribute the largest portion of our fee revenue. Competition for talent in this industry is fierce, with high turnover, especially for investment professionals. Investors in most of our funds, and those of our competitors, have certain key person provisions that are triggered upon the loss of services of one or more key investment professionals and could, upon the occurrence of such event, provide the investors in the funds with certain rights such as early redemption rights. Accordingly, paying competitive compensation for our industry is vital for the long-term success of our business. As discussed above, this informed our approach to the Levin Agreement we entered into in December 2021.
Chief executive officers and chief investment officers of alternative asset managers are typically compensated from bottom line equity distributions that are shared by a small partner group, through carried interest, or a combination of each. The Annual Fund Performance Payment has been structured to be akin to the carried interest compensation commonly used for chief investment officers in the alternative asset management industry.
To this end, the Compensation Committee considers a survey of available information on pay practices of private alternative asset managers, and the input of Semler Brossy, the Compensation Committee’s independent compensation consultant, when making decisions.
Our competitors generally do not trade on the public markets. Although there are a limited number of publicly-traded, alternative asset managers (Apollo, Ares, Blackstone, Carlyle, TPG and KKR), these are imperfect comparators, as many of these asset managers pay their talent via carried interest (as opposed to cash bonuses) due to the closed-end structure of their investment funds and products, have founders serving in the role of chief executive officer or chief investment officer and/or have a chief executive officer separate from the chief investment officer. However, we do consider pay structures of other large public alternative assets managers for certain purposes, particularly when assessing long-term equity-based compensation structures and awards.

Components of our Core Annual Compensation Program
Our core annual compensation program consists of both fixed and variable compensation. The following forms of compensation are used to ensure we continue to align the interests of our employees, executive managing directors (including our Named Executive Officers), members of the Board and service providers with those of our Class A shareholders and those of the investors in our funds, while retaining key talent:
a.Base Salary/Draw - We generally pay base salaries in line with market compensation rates for each role within our organization. We work closely with compensation experts on determining market rates.
b.Cash Bonus - Cash bonuses are awarded to our executive managing directors (including our Named Executive Officers) and employees to compensate them for their individual and collective performance, and to ensure our ability to attract and retain top talent. Certain executive managing directors, have minimum annual bonus amounts that were (i) negotiated in connection with a new hire, (ii) negotiated in connection with contracts signed as part of the 2019 Recapitalization, or (iii) otherwise negotiated in order to attract and retain key talent, as applicable. Cash bonuses for our investment professionals and senior management, are otherwise dependent on fund and firm performance. Our CEO / CIO’s Annual Fund Performance Payment is formulaic and non-discretionary.
c.Deferred Cash Interests - We currently grant DCIs pursuant to the Sculptor Deferred Cash Interest Plan (the “DCI Plan”) as part of the annual bonus awarded to our executive managing directors (including our Named Executive Officers). We currently grant DCIs pursuant to the 2021 Sculptor Deferred Cash Interest Plan for Employees and members of the Board (the “Employee DCI Plan”) as part of the annual bonus awarded to our managing directors. DCIs reflect notional fund investments made by the Sculptor Operating Group on behalf of an executive managing director or employee and are subject to multi-year vesting conditions. DCIs align our executive managing directors’ interests to those of our Class A shareholders and fund investors by tying the ultimate value of the award to fund performance and promoting long-term retention through vesting requirements. For further details on the DCIs, please see “Executive Officer Incentive Compensation Programs-Deferred Cash Interests” below.
d.Restricted Stock Units and Restricted Class A Shares - We currently grant RSUs or Restricted Class A Shares (“RSAs”) as part of the annual bonus awarded to our executive managing directors (including our Named Executive Officers) and managing directors. RSUs and RSAs are granted pursuant to the 2013 Incentive Plan and are subject to vesting conditions. RSUs and RSAs align our executive managing directors’ interests to those of our Class A shareholders by tying the ultimate value of the award to Class A Share performance and promoting long-term retention through vesting requirements. For further details on the RSUs and RSAs, please see “Executive Officer Incentive Compensation Programs-PSUs, RSUs and RSAs” below.
e.Partner Incentive Pool - The Partner Incentive Pool is a formulaic compensatory arrangement designed to further align executive managing directors, including certain Named Executive Officers, to fund investors and Class A shareholders. The pool is calculated based on the performance of the funds that we manage. It pays out, in an aggregate range of 25 to 100 basis points, with the ultimate aggregate payout percentage determined by the CEO and CIO, subject to Compensation Committee approval, based on overall fund and Company performance for the year. In consultation with the Compensation Committee, the CEO and CIO allocates a fixed percentage of the pool to each eligible executive managing director and the Compensation Committee reviews and approves any allocation to a Named Executive Officer. The Company uses these ranges and allocations to align the Partner Incentive Pool’s size and allocation to the Company’s performance, as measured by the performance of its funds under management. The Partner Incentive Pool payout percentages for Fiscal years 2019, 2020 and 2021, are set forth below. For 2020 and 2019, years in which exceptionally strong results were obtained, the Board approved a payout ratio of 90 basis points. By contrast, for 2021, a year in which performance did not exceed the two prior years, the Board approved a payout ratio of 25 basis points. Mr. Cohen and Mr. Levine are the only Named Executive Officers that participated in the plan during 2021. For further details, please see “Executive Officer Incentive Compensation Programs-Partner Incentive Pool” below.

Fiscal Year	2021	2020	2019
Partner Incentive Pool Payout Percentage	0.25%	0.90%	0.90%

Executive Officer Incentive Compensation Programs
We believe that ownership of substantial interests in the Sculptor Operating Group by our executive managing directors, including the Named Executive Officers, together with RSUs, performance-based and service-based RSAs and DCIs held by them, creates significant alignment with our Class A shareholders and investors in our funds and strengthens our culture of teamwork and collaboration. In line with that philosophy, we sponsor several equity and equity-based incentive plans for our executive managing directors, including our Named Executive Officers, as further described below. The terms of the various interests in the Sculptor Operating Group entities that are and may be held by our Named Executive Officers are set forth in the Operating Group Limited Partnership Agreements and the Named Executive Officers' individual partner agreements, the terms of the RSUs, performance-based and service-based restricted shares that are or may be held by our Named Executive Officers are set forth in the 2013 Incentive Plan and the individual award agreements and the terms of the DCIs that are or may be held by our Named Executive Officers are set forth in the DCI Plan.
Deferred Cash Interests (“DCIs”)
On February 27, 2017, the Board approved the Sculptor Deferred Cash Interest Plan, pursuant to which DCIs may be granted to our executive managing directors (including our Named Executive Officers). DCIs reflect notional fund investments made by the Sculptor Operating Group on behalf of an executive managing director. Under the terms of the DCI Plan, unless otherwise provided for in an award agreement, DCIs vest in three equal portions over three years commencing on January 1st of the calendar year following the applicable grant date, subject to an executive managing director’s continued service. Upon vesting, the Sculptor Operating Group pays the executive managing director an amount in cash equal to the notional investment represented by the DCIs, as adjusted for notional fund performance. Under the DCI Plan, except as otherwise provided in an award agreement or partner agreement, in the event of a termination of the executive managing director’s service, any portion of the DCIs that is unvested as of the date of termination will be forfeited. DCIs align our executive managing directors’ interests to those of our Class A shareholders and fund investors by tying the ultimate value of the award to fund performance and promoting long-term retention through vesting conditions.
Our Named Executive Officers are eligible to receive DCIs as a component of their respective annual bonuses pursuant to their respective partner agreements and Omnibus Agreements, discussed further in “Partner Agreements” below. In 2022, Mr. Levin received the following grant of DCIs in respect of the 2021 Annual Fund Performance Payment and our other Named Executive Officers received the following grants of DCIs in respect of their 2021 annual bonuses: Mr. Levin, $14,549,958; Ms. Ritchea, $287,500; Mr. Cohen, $418,250; Mr. Levine, $293,750; and Mr. Pollard, $175,000.
PSUs, RSUs and RSAs
We did not grant any Class A performance-based RSUs (“PSUs”) in 2021. In 2018, the then Compensation Committee and Board granted to Mr. Shafir 1,000,000 PSUs in connection with his appointment as Chief Executive Officer pursuant to the 2013 Incentive Plan. In connection with his withdrawal, Mr. Shafir retained these 1,000,000 conditionally vested PSUs until the expiration of the performance period (which remains the sixth anniversary of the February 5, 2018 effective date of Mr. Shafir’s original partner agreements). Any of Mr. Shafir’s PSUs that have not satisfied the applicable performance condition on or prior to the last day of such performance period will be forfeited as of such date. In general, PSUs entitle the holder to receive a Class A Share, or cash equal to the fair value of a Class A Share at the election of the Board, upon completion of the requisite service period, as well as satisfying certain performance conditions based on achievement of targeted total shareholder return on Class A Shares. PSUs do not begin to accrue dividend equivalents until the requisite service period has been completed and performance conditions have been achieved. PSUs align the interests of executive managing directors to Class A shareholders by including both service-based and performance-based vesting conditions. On June 11, 2021 200,000 of the above PSUs vested and were settled in Class A Shares.
We have granted RSUs and RSAs as a form of compensation to certain executive managing directors pursuant to the 2013 Incentive Plan. An RSU entitles the holder to receive a Class A Share, or cash equal to the fair value of a Class A Share at the election of the Board, upon completion of the requisite service period. An RSA is a restricted Class A Share, that is not transferable and is subject to forfeiture, until completion of the requisite service period. RSUs and RSAs held by our executive managing directors granted as part of their annual bonus generally vest on January 1st of the three subsequent years following the grant date. All of the RSUs and RSAs granted to date accrue dividend equivalents equal to the dividend amounts paid on our Class A Shares. To date, these dividend equivalents have been awarded in the form of additional RSUs or RSAs that also accrue additional dividend equivalents. Delivery of dividend equivalents on outstanding RSUs and RSAs is contingent upon the vesting of the underlying RSUs and RSAs. RSUs and RSAs align our executive managing directors’

interests to those of our Class A shareholders by tying the ultimate value of the award to Class A Share performance and promoting long-term retention through vesting requirements.
RSUs and RSAs held by certain Named Executive Officers are subject to the Distribution Holiday, as described above.
In 2021, each of our current Named Executive Officers received grants of RSUs in respect of their 2020 bonuses, as described in “Compensation Committee Report—2021 Grants of Plan-Based Awards” below.
On January 31, 2022, we granted the following RSUs and RSAs to Mr. Levin in respect of the 2021 Annual Fund Performance Payment and to each of our other current Named Executive Officers in respect of their 2021 annual bonuses: Mr. Levin, 340,909 RSAs (with a value of approximately $7,274,998) and 340,908 RSUs (with a value of approximately $7,274,977), Ms. Ritchea, 6,737 RSAs (with a value of approximately $143,768) and 6,736 RSUs (with value of approximately $143,746), Mr. Cohen, 9,800 RSAs (with a value of approximately $209,132) and 9,800 RSUs (with a value of approximately $209,132), Mr. Levine, 6,883 RSAs (with a value of approximately $146,883) and 6,883 RSUs (with a value of approximately $146,883), and Mr. Pollard, 4,101 RSAs (with a value of approximately $87,515) and 4,100 RSUs (with a value of approximately $87,494). Each of the RSUs granted to our Named Executive Officers on January 31, 2022 represents a right to receive the cash value of one Class A Share on the applicable vesting date.
In addition, on January 31, 2022, in recognition of the significant accomplishments of the management team, including the strengthening of our balance sheet, strong fund performance, improved consultant and investor sentiment and successful resolution of certain legal matters impacting the Company, the Compensation Committee granted the following one-time RSU and RSA awards to certain of our Named Executive Officers: Mr. Levin 700,000 RSAs and 700,000 RSUs, Ms. Ritchea 35,000 RSAs and 35,000 RSUs and Mr. Cohen 125,000 RSAs and 125,000 RSUs. Each of the RSUs granted to our Named Executive Officers above on January 31, 2022, vest in equal installments on January 1st of the three subsequent years, generally subject to the Named Executive Officer’s continued employment through such date. Each of the RSUs granted to our Named Executive Officers on January 31, 2022 represents a right to receive the cash value of one Class A Share on the applicable vesting date, generally subject to the Named Executive Officer’s continued employment through such date.
Performance Shares
In December 2021, we granted performance-based equity securities (which, as noted above, we refer to as “Performance Shares”) to certain of our executive managing directors, including to certain currently employed Named Executive Officers. The Performance Shares granted in December 2021 vest upon the applicable executive managing director satisfying a service condition (the “Performance Share Service Condition”) and increase in shareholder return (the “Performance Share Performance Condition”). The Performance Share Service Condition is generally satisfied as to one-third of the Performance Shares vesting on each of the third, fourth and fifth anniversaries of the grant date. The Performance Share Performance Condition is satisfied in seven tranches upon the achievement of shareholder return thresholds, which, based off the closing price of the Company’s Class A Shares on December 17, 2021 ($20.02), are as follows: 50%, 67%, 83%, 99%, 116%, 133% and 149%.2 If the Performance Share Performance Condition has not been satisfied by the seventh anniversary of the grant date, the Performance Shares will be forfeited and canceled immediately.
Performance Shares granted in December 2021 entitle the holder to dividends upon satisfaction of the Performance Share Performance Condition. For Performance Shares that have satisfied the Performance Share Performance Condition, but
2 The Performance Shares were partially issued in the form of performance-based restricted Class A Shares (the “Performance-Based Restricted Shares”) and Class P-4 Common Units. With respect to the performance conditions, the Performance-Based Restricted Shares vest as to one-third of the shares upon achievement of Total Shareholder Return (as defined in the Performance-Based Restricted Share Award Agreement) of 50%, one-third upon achievement of Total Shareholder Return of 67%, and one-third upon achievement of Total Shareholder Return of 83%, in each case, based on the closing price of the Company’s Class A Shares on December 17, 2021 ($20.02), which was the date of grant of these awards. With respect to the performance conditions, the Class P-4 Common Units vest as to one quarter of the units upon achievement of Total Shareholder Return (as defined in the Class P-4 Common Unit Agreement) of 99%, one quarter upon achievement of Total Shareholder Return of 116%, one quarter upon achievement of Total Shareholder Return of 133%, and one quarter upon achievement of Total Shareholder Return of 149%, in each case, based on the closing price of the Company’s Class A Shares on December 17, 2021 ($20.02).

have not yet achieved the Performance Share Service Condition, these Performance Shares accrue dividend equivalents that are paid in additional Performance Shares. Upon satisfaction of both the Performance Share Performance Condition and Performance Share Service Condition, these Performance Shares entitle the holders to dividends declared by the Company on Class A Shares.
The Performance Shares award agreements provide that if a Named Executive Officer is subject to a withdrawal for cause or resigns, all of the then-unvested Performance Shares will be forfeited and cancelled as of the date of such withdrawal for cause or resignation. If the Named Executive Officer is subject to a withdrawal without cause, a pro-rated portion of the Performance Share Service Condition shall be deemed satisfied (which number is equal to (i) a pro-rated portion of Performance Shares that are scheduled to vest in the year of withdrawal plus (ii) 50% of the portion of the Performance Shares that has not yet satisfied the Performance Share Service Condition following (i)) and the Performance Shares that have satisfied the Performance Share Service Condition (including as a result of the deemed vesting described herein) shall remain eligible to vest based on achievement of the Performance Share Performance Condition for a period of two years following such withdrawal. In the event of a withdrawal due to a Named Executive Officer’s death or disability, the Performance Shares will be similarly treated, with the exception the RSAs Service Condition will be treated as vested in full.
In the event of a change of control, the Performance Share Service Condition shall be waived, and the Performance Share Performance Condition shall be determined based on the price achieved in such change in control (applying linear interpolation). If any portion of the Performance Share Performance Condition is not satisfied in such transaction, then 25% of the Performance Shares will be deemed to have satisfied the applicable Performance Share Performance Condition, with the remaining 75% remaining outstanding and eligible to vest on the same terms and conditions.
In December 2021, we granted the following Performance Shares to certain currently employed Named Executive Officers: Mr. Levin, 5,400,000 Performance Shares (consisting of 2,314,286 Performance-Based Restricted Shares and 3,085,714 Class P-4 Common Units), Ms. Ritchea, 241,500 Performance Shares (consisting of 103,500 Performance-Based Restricted Shares and 138,000 Class P-4 Common Units), Mr. Cohen, 964,500 Performance Shares (consisting of 413,357 Performance-Based Restricted Shares and 551,143 Class P-4 Common Units) and Mr. Levine, 127,000 Performance Shares (consisting of 54,428 Performance-Based Restricted Shares and 72,572 Class P-4 Common Units). At the same time, certain currently employed Named Executive Officers forfeited the following Units: Mr. Levin, 1,000,000 Class P Units, Mr. Cohen 670,000 Class P Units and Mr. Levine 50,000 Class P Units.
Partner Incentive Pool
The Partner Incentive Pool is a formulaic and performance-based compensatory arrangement designed to further align executive managing directors, including certain Named Executive Officers, with fund investors and Class A shareholders. This incentive program is described above in “Compensation Discussion and Analysis—Components of our Core Annual Compensation Program”.
In respect of 2021, Mr. Cohen received a cash payment of $365,951, and Mr. Levine received a cash payment of $243,967, pursuant to the Partner Incentive Pool, which amounts were paid on January 15, 2022.
Incentive Units
We have awarded incentive units described in the table below to our executive managing directors, including Named Executive Officers, in past Fiscal Years. The Incentive Units described below are one-time awards and are not ongoing components of pay.

	E-1 Units	E-2 Units	P-4 Units
Description	Profits interests granted to executive managing directors in connection with a reallocation of equity from former management to current management under 2019 Recapitalization	Profits interests granted to executive managing directors under the 2019 Recapitalization, in conversion of Group D Units	Profits interests granted in 2021 to executive managing directors to retain key talent that can become full equity ownership provided certain Company growth targets and service conditions are met
Current Operating Profits Entitlement (Post-Distribution Holiday)	Yes	Yes	No (until both service and performance vesting conditions are met)
Exchange Right	Exchangeable for Class A Shares (if vested and certain conditions met).	Exchangeable for Class A Shares (if vested and certain conditions met).	Exchangeable for Class A Shares (if vested and certain conditions met).
Class B Share Rights	Yes (upon vesting)	Yes (upon vesting)	Yes (upon grant)
Ownership by Current Named Executive Officers (as of April 1, 2022)	Mr. Levin - 3,560,378 Ms. Ritchea 200,000(1) Mr. Cohen - 324,232 Mr. Levine - 150,000 Mr. Pollard - 1(2)	Mr. Levin - 358,485 Mr. Cohen - 381,040	Mr. Levin - 3,085,714 Ms. Ritchea - 138,000 Mr. Cohen - 551,143 Mr. Levine - 72,572
Alignment with Class A Shareholders	Yes - Subject to vesting and Distribution Holiday	Yes - Subject to vesting and Distribution Holiday	Yes - Includes both service-based and performance-based vesting conditions.
1.The 200,000 E Units held by Ms. Ritchea are Group E-5 Units. They are subject to the same terms as the E-1 Units; however, they generally vest, subject to certain exceptions, one-third each on December 31, 2023, December 31, 2024 and December 31, 2025; provided that the recipient remains in continuous service through each vesting date.
2.The E Unit held by Mr. Pollard is a Group E-6 Unit. The E-6 Unit vested upon issuance.
The 2019 Recapitalization
The 2019 Recapitalization corrected an equity misalignment between current and former members of management, all at no cost or dilution to Class A shareholders. In addition, as detailed below, Class A shareholders benefitted by an agreement by current members of management to cuts to cash compensation and to forego distributions on units (as per the Distribution Holiday).
In recognition that the share ownership of the executive managing directors now running the business did not reflect an appropriate ownership stake, former members of management reallocated 35% of their Group A Units in each of the Sculptor Operating Partnerships to existing members of senior management in the form of Class E Units and for potential grants to new hires. The Class E Units related to this reallocation vest over a five-year period. In conjunction with such reallocation, certain members of senior management made long-term commitments to the Company and agreed to a 10-20% reduction in their annual compensation. The reallocation of Units materially increased equity ownership for current members of management solely through the reallocation from former members of management (and not the Class A shareholders), allowing current management to be further aligned with our Class A shareholders. In addition, vesting conditions imposed on the Class E Units helped ensure the stability and commitment of the Company’s key senior investment professionals and senior leadership. Class A shareholders have benefited as this resulted in aggregate cash compensation reductions to current members of management of approximately $19.8 million, $16.0 million and $11.7 million for 2019, 2020 and 2021, respectively, for a total reduction of $47.5 million, paid for by equity grants that caused no dilution and provided greater alignment with current members of management.
Incentive Unit Vesting
•Group E-1 Units - Group E-1 Units held by our executive managing directors (including certain Named Executive Officers) generally vest, subject to certain exceptions, one-third each on December 31, 2020, December 31, 2021 and December 31, 2022; provided that the recipient remains in continuous service through each vesting date. Notwithstanding the above, all unvested Group E-1 Units would become fully vested in the event of a Change in Control or liquidation and a portion of the unvested Group E-1 Units would become fully vested in the event of a withdrawal without cause (as described in Exhibit E-1 of the Operating Group Limited Partnership Agreements).
•Group E-2 Units - Group E-2 Units held by our executive managing directors (including certain Named Executive Officers) have generally vested, other than certain unvested Group E-2 Units held by Mr. Cohen, described further in “Partner Agreements” below.
•Group P-4 Units - Group P-4 Units held by certain current Named Executive Officers are a portion of the Performance Share awards described above in “Executive Officer Incentive Compensation Programs—Performance Shares.”
Compensation Reductions / Distribution Holiday
As part of the 2019 Recapitalization, current members of management agreed to compensation reductions in an aggregate amount of approximately $19.8 million for 2019, approximately $16.0 million for 2020 and approximately $11.7 million for 2021 (for a total of $47.5 million), and current members of management gave up distributions on Sculptor Operating Group Units during the Distribution Holiday in an aggregate amount of approximately $15.3 million for 2019, approximately $28.7 million for 2020 and approximately $13.9 million for 2021 (for a total of $57.9 million), (assuming distributions would have been made on Sculptor Operating Group Units at the same per unit rate as our Q1-Q4 2019, Q1-Q4 2020, and Q1-Q4 2021 dividends).
Compensation Committee and Compensation Consultants
The Compensation Committee has the power and authority to oversee our compensation policies and programs and approves, or recommends to our Board for approval, all compensation related decisions relating to our Named Executive Officers. The Compensation Committee operates under a written charter adopted by the Board. The Compensation Committee reviews the charter on an annual basis. The Compensation Committee’s membership is determined by the Board. The Compensation Committee’s members are all independent directors under the rules of the NYSE.
Pursuant to its charter, the Compensation Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisers, including its compensation consultant. The Company has provided appropriate funding to the Compensation Committee to do so.
In 2021, the Compensation Committee again retained Semler Brossy as a third-party adviser to provide independent advice, research and evaluation in connection with (i) the compensation of each of our Named Executive Officers, (ii) the approval of the Levin Agreement, (iii) the creation of the 2022 Plan and (iv) the review and preparation of this CD&A.
In 2021, Semler Brossy reported directly to the Compensation Committee. Semler Brossy did not provide services to the Company other than as described in the prior paragraph. Specifically, Semler Brossy did not provide, directly or indirectly through affiliates, any other consulting services to management or the Board. The Compensation Committee conducted a specific review of its relationship with Semler Brossy, and determined that Semler Brossy’s work for the Compensation Committee did not raise any conflicts of interest, consistent with the guidance provided under the Dodd-Frank

Act of 2010, by the SEC and by the NYSE. The Compensation Committee continues to monitor the independence of its compensation consultant on a periodic basis.
Shareholder Vote on Named Executive Officer Compensation
At our 2020 annual meeting of shareholders, our shareholders voted to hold an advisory vote on executive compensation every three (3) years. Consistent with that vote, the Board resolved to accept the shareholders’ recommendation, and will next hold an advisory vote on executive compensation at the 2023 annual meeting of shareholders.
Partner Agreements
In furtherance of our long-term philosophy of seeking to align the interests of our executive managing directors with those of the investors in our funds and our Class A shareholders and to attract and retain talent, the Sculptor Operating Group entities have entered into partner agreements with certain of our executive managing directors. We have entered into partner agreements with each of our currently employed Named Executive Officers which provide for certain compensatory arrangements, advances, guaranteed payments and equity grants, as described further below. In connection with the Recapitalization, we have also entered into certain omnibus agreements (collectively, the “Omnibus Agreements”) with certain currently employed Named Executive Officers, as described below. For information on the various restrictive covenants by which are Named Executive Officers are bound, please see “Compensation Discussion and Analysis—Confidentiality, Non-Competition, Non-Solicitation, Clawback and Restrictions” below.
Levin Agreements
General. On February 16, 2018, each of the Sculptor Operating Group entities entered into a partner agreement with Mr. Levin (the “2018 Levin Partner Agreements”) in order to more closely align Mr. Levin’s potential compensation with his then current role and responsibilities as Co-Chief Investment Officer and, importantly, strongly align his economic interests with our clients. The 2018 Levin Partner Agreements were subsequently amended in connection with the 2019 Recapitalization by an omnibus agreement between Mr. Levin and each of the Operating Partnerships on February 7, 2019 (the “Levin Omnibus Agreement,”, which is effective as of the closing of the 2019 Recapitalization). On June 9, 2020, Mr. Levin was appointed as the Company’s next CEO effective April 1, 2021 pursuant to the Amendment to the Partner Agreements between the Sculptor Operating Group entities and Mr. Levin entered into as of June 9, 2020 (the “First Levin Partner Agreement Amendment”). On January 29, 2021, at the Company’s request, Mr. Levin entered into a second amendment to the Partner Agreements between the Sculptor Operating Group entities and Mr. Levin, changing, the RSU/DCI percentages of Mr. Levin’s total annual compensation for Fiscal Year 2020 from 15%/15% to 7.5%/22.5% (the “Second Levin Partner Agreement Amendment”). On December 17, 2021, Mr. Levin entered into the Levin Agreement between the Sculptor Operating Group and Mr. Levin, pursuant to which (i) Mr. Levin was granted, Performance Shares which vest based upon achievement of target total shareholder returns and meeting certain service requirements, (ii) certain modifications were made to the methodology to calculate Mr. Levin’s fund performance payments, (iii) Mr. Levin is prevented from competing with the Company for two years following withdrawal from the Sculptor Operating Partnerships (without the step down to one year that would have otherwise occurred on December 31, 2021), and (iv) Mr. Levin agreed to hold, for a period of at least seven years from the date of grant, at least 75% of the aggregated vested after-tax portion of the Performance Shares granted (the “Levin Agreement,”, and together with the 2018 Levin Partner Agreements, the Levin Omnibus Agreement, and the First Levin Partner Agreement and the Second Levin Partner Agreement Amendment, the “Levin Agreements”).
Compensation. Mr. Levin is entitled to $4,000,000 in cash annually (the “Annual Draw”) during the term. The Annual Draw is distributed in advance on a quarterly basis and is treated as a non-refundable credit against the Annual Fund Performance Payment that Mr. Levin may receive in respect of such fiscal year. The Annual Fund Performance Payment is formulaic and is based solely on the gross profit and loss of certain specified funds and assets managed by the Company, including the Sculptor Master Fund, and is calculated as the product of (i) the gross profit and loss for such fiscal year based on the performance of certain specified Sculptor funds multiplied by and (ii) a participation ratio, which is equal to, the sum of (a) 2.75% plus (b) a percentage calculation (subject to a cap of 2.475%) derived from the weighted average net return of certain Sculptor funds for such fiscal year. This directly aligns Mr. Levin’s compensation with the returns to fund investors, which also directly ties to the interests of Class A shareholders. The participation ratio in respect of the 2021 Annual Fund Performance Payment was 4.42%. The Levin Agreement also provides the Compensation Committee with the discretion to, taking into consideration a variety of factors, pay to Mr. Levin a cash bonus in any year where the Annual Fund Performance Payment is zero or a minimal amount relative to the value added by Mr. Levin to protect investor capital in challenging markets. In addition, from time to time, and subject to approval of the Compensation Committee, Mr. Levin will be granted carried interest awards with respect to certain funds managed by the Company (or an affiliate or subsidiary thereof) (other than any Sculptor funds upon which the Annual Fund Performance Payment described above is based).
In respect of the 2021 fiscal year, Mr. Levin received an Annual Fund Performance Payment (inclusive of the annual draw) of $96,999,718: (i) $63,899,802 paid in cash, (ii) 340,909 RSAs granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025, (iii) 340,908 cash-settled RSUs, granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025; and (iv) $14,549,958 in DCIs that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
In addition, as mentioned above, Mr. Levin was granted 5,400,000 Performance Shares (consisting of 2,314,286 Performance-Based Restricted Shares and 3,085,714 Class P-4 Common Units) and agreed to forfeit 1,000,000 Class P Units. The Performance Shares vest upon achievement of the Performance Share Service Condition and the Performance Share Performance Condition as described above. Mr. Levin also received a one-time grant of 700,000 RSAs and 700,000 cash-settled RSUs that will vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
Ritchea Agreements
General. In connection with Ms. Ritchea’s admission as a limited partner of the Sculptor Operating Group entities, each of the Sculptor Operating Group entities entered into an agreement with Ms. Ritchea admitting Ms. Ritchea to the Sculptor Operating Group effective January 11, 2021 (the “Ritchea Partner Agreements”).
Compensation. Under the Ritchea Partner Agreements, during the term, Ms. Ritchea is entitled to a cash payment in the aggregate amount of $500,000 annually, distributed in advance on a quarterly basis. In addition, Ms. Ritchea is eligible to receive an annual performance bonus, which may be paid in a combination of current cash, DCIs or RSUs, as determined by the Compensation Committee, and for fiscal years 2021 and 2022 Ms. Ritchea’s minimum annual amount of compensation (inclusive of quarterly payments) will be equal to $1,500,000, and paid in the form of 75% current cash and 25% in a combination of DCIs or RSUs. The Ritchea Partner Agreements further provide that Ms. Ritchea will be eligible to participate in the Company’s 2018 Partner Incentive Pool for the fiscal year ending December 31, 2022.
In addition, under the Ritchea Partner Agreements, Ms. Ritchea was distributed a cash amount of $619,487 on March 15, 2021 representing $1,000,000 reduced by the amount of any salary, bonus or any other compensation paid to Ms. Ritchea in respect of her prior employer in 2020.
In respect of the 2021 fiscal year, Ms. Ritchea received an annual draw of $486,560 and annual bonus of $1,813,440: (i) $1,238,440 paid in cash, (ii) 6,737 RSAs granted January 31, 2022 that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025, (iii) 6,736 cash-settled RSUs, granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025 and (iv) $287,500 in DCIs that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
In addition, as mentioned above, Ms. Ritchea was granted 241,500 Performance Shares (consisting of 103,500 Performance-Based Restricted Shares and 138,000 Class P-4 Common Units). The Performance Shares vest upon achievement of the Performance Share Service Condition and the Performance Share Performance Condition as described above. Ms. Ritchea also received a one-time grant of 35,000 RSAs and 35,000 cash-settled RSUs that will vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
Unvested Class E-5 Common Units. As of December 31, 2021, Ms. Ritchea held 200,000 unvested Class E-5 Common Units of each of the Sculptor Operating Group entities, granted to her on January 11, 2021. These Class E Units will vest in three installments on each of December 31, 2023, 2024 and 2025, subject to Ms. Ritchea’s continuous service with the Company through each vesting date and the terms of the limited partnership agreements of the Operating Partnerships.
Cohen Agreements
General. In connection with Mr. Cohen’s admission as a limited partner of the Sculptor Operating Group entities, each of the Sculptor Operating Group entities entered into an agreement with Mr. Cohen on November 10, 2010 (the “2010 Cohen Partner Agreements”). In addition, (i) on April 15, 2013, each of the Sculptor Operating Group entities entered into an additional agreement with Mr. Cohen reflecting certain additional terms and conditions of his arrangements with the Sculptor Operating Group entities (the “2013 Cohen Partner Agreements”), and (ii) on February 22, 2017, each of the Sculptor Operating Group entities entered into an additional agreement with Mr. Cohen, in connection with Mr. Cohen’s commitment to remain with the Sculptor Operating Group entities for six (6) years and serve as the President and Chief Operating Officer (the “2017 Cohen Partner Agreements” and, together with the 2010 Cohen Partner Agreements and the 2013 Cohen Partner Agreements, the “Cohen Partner Agreements”). The Cohen Partner Agreements were subsequently amended in connection with the 2019 Recapitalization by an omnibus agreement between Mr. Cohen and each of the Operating Partnerships on February 7, 2019 (the “Cohen Omnibus Agreement” and together with the Cohen Partner Agreements, the “Cohen Agreements”), which is effective as of the closing of the 2019 Recapitalization.
Compensation. Under the Cohen Agreements, during the term, Mr. Cohen is entitled to a cash payment in the aggregate amount of $2 million annually, distributed in advance on a quarterly basis. In addition, Mr. Cohen is eligible to receive an annual performance bonus, which may be paid in a combination of current cash, DCIs or RSUs, as determined by the Compensation Committee, and targeted in the amount of $1,000,000 and in the form of 75% current cash and 25% in a combination of DCIs or RSUs; provided, that current cash will not represent less than 75% of the annual bonus for any fiscal year, unless the Company adopts a uniform system of break points for high earners applicable to all executive managing directors subject to approval by the Compensation Committee and the Chief Executive Officer. Notwithstanding the foregoing, since fiscal year 2018, the total annual amount of compensation payable to Mr. Cohen for any fiscal year, inclusive of his annual draw, is reduced by 10% from the total annual amount of compensation that would otherwise be payable in respect of such fiscal year; provided, that such reduction will apply to the amount of the annual bonus (and will not reduce the annual draw) for such fiscal year.
In respect of the 2021 fiscal year, Mr. Cohen received an annual draw of $2,000,000 and annual bonus of $3,346,000: (i) $2,509,500 paid in cash, (ii) 9,800 RSAs granted January 31, 2022 that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025; (iii) 9,800 cash-settled RSUs, granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025 and (iv) $418,250 in DCIs that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025. In in respect of 2021, Mr. Cohen received a cash payment of $365,951, pursuant to the Partner Incentive Pool, which amount was paid on January 15, 2022.
In addition, as mentioned above, Mr. Cohen was granted 964,500 Performance Shares (consisting of 413,357 Performance-Based Restricted Shares and 551,143 Class P-4 Common Units) and agreed to forfeit 670,000 Class P Units. The Performance Shares vest upon achievement of the Performance Share Service Condition and the Performance Share Performance Condition as described above. Mr. Cohen also received a one-time grant of 125,000 RSAs and 125,000 cash-settled RSUs that will vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
Unvested Group E-2 Units. As of December 31, 2021, Mr. Cohen held 126,654 unvested Group E-2 Units, which vest in equal installments on March 1, 2022 and March 1, 2023. If Mr. Cohen were subject to a withdrawal without cause, a portion of such unvested Group E-2 Units would be retained (determined based on years of service since the grant date). In the event of a Change of Control, 50% of Mr. Cohen’s unvested Group E-2 Units would vest and participate in the Change of Control and the remaining 50% would remain outstanding and vest on the second anniversary of the such Change of Control, subject to Mr. Cohen’s continued service in a Comparable Position (as defined for this purpose in the Cohen Agreements) (and subject to acceleration upon certain qualifying terminations within two (2) years of the Change of Control).
Levine Agreements
On December 9, 2016, each of the Sculptor Operating Group entities entered into an agreement with Mr. Levine (the “2016 Levine Partner Agreements”), pursuant to which Mr. Levine was admitted as a limited partner of the Sculptor Operating Group entities on January 23, 2017. On June 2, 2017, each of the Sculptor Operating Group entities entered into an agreement with Mr. Levine (the “Amended and Restated Levine Partner Agreements”), which amended and restated the 2016 Levine Partner Agreements in their entirety. The Amended and Restated Levine Partner Agreements were subsequently amended in connection with the 2019 Recapitalization by an omnibus agreement between Mr. Levine and each of the Operating Partnerships on February 7, 2019 (the “Levine Omnibus Agreement” and together with the Amended and Restated Levine Partner Agreements, the “Levine Agreements”).
Compensation. Under the Levine Agreements, during the term, Mr. Levine is entitled to a cash payment in the aggregate amount of $500,000 annually, distributed in advance on a quarterly basis. Under the Levine Agreements, during the term, Mr. Levine is eligible to receive an annual performance bonus, which may be paid in a combination of current cash, DCIs or RSUs, as determined by the Compensation Committee, and targeted in the amount of $2,300,000 and in the form of

75% current cash and 25% in a combination of DCIs or RSUs; provided, that Mr. Levine’s minimum annual amount of compensation (inclusive of his quarterly payments) will be equal to $2,000,000; provided, further, that current cash will not represent less than 75% of the annual compensation for any fiscal year, unless the Company adopts a uniform system of break points for high earners applicable to all executive managing directors subject to approval by the Compensation Committee and the Chief Executive Officer. Notwithstanding the foregoing, since fiscal year 2018, the total annual amount of compensation payable to Mr. Levine for any fiscal year, inclusive of his quarterly payments, is reduced by 10% from the total annual amount of compensation that would otherwise be payable in respect of such fiscal year; provided, that such reduction will apply to the amount of the annual bonus (and will not reduce the quarterly payments) for such fiscal year.
With respect to 2021 fiscal year, Mr. Levine received an annual draw of $500,000 and annual bonus of $1,850,000: (i) $1,262,500 paid in cash, (ii) 6,883 RSAs granted January 31, 2022 that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025, (iii) 6,883 cash-settled RSUs, granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025 and (iv) $293,750 DCIs that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025. In respect of 2021, Mr. Levine received a cash payment of $243,967, pursuant to the Partner Incentive Pool, which amount was paid on January 15, 2022.
In addition, as mentioned above, Mr. Levine was granted 127,000 Performance Shares (consisting of 54,428 Performance-Based Restricted Shares and 72,572 Class P-4 Common Units) and agreed to forfeit 50,000 Class P Units. The Performance Shares vest upon achievement of the Performance Share Service Condition and the Performance Share Performance Condition as described above.
Pollard Agreements
General. On July 27, 2011, Sculptor Capital LP entered into a Managing Director Agreement with Mr. Pollard. On December 15, 2021, each of the Sculptor Operating Group entities entered into an agreement with Mr. Pollard (the “Pollard Agreements”), pursuant to which Mr. Pollard was admitted as a limited partner of the Sculptor Operating Group entities on February 1, 2022.
Compensation. Under the Pollard Agreements, during the term, Mr. Pollard is entitled to a cash payment in the aggregate amount of $500,000 annually, distributed in advance on a quarterly basis. Under the Pollard Agreements, during the term, Mr. Pollard is eligible to receive an annual performance cash distribution, which may be paid in a combination of 75% current cash and 25% in a combination of DCIs or RSUs; provided that current cash will not represent less than 75% of the annual compensation for any fiscal year.
In connection with his admission to Sculptor Operating Group, Mr. Pollard received a grant of 50,000 RSUs that vest in four installments on January 1, 2023, January 1, 2024, January 1, 2025 and January 1, 2026.
With respect to 2021 fiscal year, Mr. Pollard received an aggregate salary of $308,333 and annual bonus of $1,091,667: (i) $741,667 paid in cash, (ii) 4,101 RSAs granted January 31, 2022 that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025, (iii) 4,100 cash-settled RSUs, granted January 31, 2022, that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025 and (iv) $175,000 in DCIs that vest in three installments on January 1, 2023, January 1, 2024 and January 1, 2025.
Shafir Agreements
General. Mr. Shafir entered into an employment agreement with Sculptor Capital LP, effective February 5, 2018 pursuant to which Mr. Shafir was appointed Chief Executive Officer of the Sculptor Operating Group. Mr. Shafir was admitted as a limited partner of each of the Sculptor Operating Group entities and entered into the Operating Group Limited Partnership Agreements and partner agreements with each such entity effective March 6, 2018 (the “2018 Shafir Agreements”).
On January 29, 2021, Mr. Shafir entered into an Amendment to the Shafir Agreements, providing that the $5 million annual RSU award to be granted in February 5, 2021 be paid in DCIs (the “Shafir Agreement Amendment”). On March 26, 2021, Mr. Shafir entered into partner agreements with the Sculptor Operating Group, the terms of which govern Mr. Shafir’s Withdrawal from the Operating Partnerships on April 1, 2021 (the “Shafir Withdrawal Agreement”).

Cash Compensation. The 2018 Shafir Agreements provided that during the term Mr. Shafir would receive an annual base salary of $2,000,000 and an annual bonus with a minimum annual bonus equal to 100% of his base salary and a maximum annual bonus equal to 200% of his base salary.
Sign-On RSUs; Sign-On PSUs; Annual RSUs. Pursuant to the 2018 Shafir Agreements, on February 5, 2018, Mr. Shafir received 1,200,000 RSUs (“the Shafir Sign-On RSUs”) and 1,000,000 PSUs (“the Shafir Sign-On PSUs”), in each case, subject to the terms of the 2013 Incentive Plan.
The 2018 Shafir Agreements also provided that Mr. Shafir would receive an annual grant of RSUs equal to $5,000,000 in value at grant (the “Shafir Annual RSUs”) for each year of the term of the Shafir Agreements, subject to the terms of the 2013 Incentive Plan.
Under the 2018 Shafir Agreements, upon a Withdrawal without Cause (as defined in the 2018 Shafir Agreements) on April 1, 2021: (i) all of the unvested Sign-On RSUs would vest; (ii) the next two installments of the Shafir Annual RSUs would vest; (iii) the Sign-On PSUs would have 24 months to meet the PSU performance condition; (iv) any RSUs or DCIs paid in connection with an annual bonus would continue to vest on schedule and (iv) Mr. Shafir would receive a $7.5 million cash severance payment.
In 2021, the Compensation Committee entered into the Shafir Withdrawal Agreement that provided for an alternative arrangement including a lower cash severance payment that was tied to the salary and bonus Mr. Shafir would have received had he remained with the Company through the end of 2021.
In connection with his withdrawal from the Operating Partnerships, Mr. Shafir (i) was appointed as senior adviser of the Company through December 31, 2021, (ii) received a one-time cash payment in the amount of $1,500,000 in satisfaction of his remaining salary for the 2021 fiscal year, (iii) received a one-time payment in the amount of $3,000,000 in satisfaction of his 2021 bonus, $1,860,000 of which was paid in cash, with the remainder paid in vested Class A shares with a value of $1,140,000, (iv) retained his rights with respect to 777,820 RSUs (including distribution equivalent units) and an unvested DCI balance of $6,281,331 (as of March 1, 2021) awarded over the course of Mr. Shafir’s term in satisfaction of the Shafir Sign-On RSU Award and Shafir Annual RSUs, which vested on April 1, 2021 (and, in the case of DCIs, based on the DCI balance at such time), (v) retained the unvested DCIs awarded on February 15, 2019, February 3, 2020 and February 1, 2021 (with an unvested DCI balance of $2,854,393 as of March 1, 2021) in satisfaction of the deferred portion of Mr. Shafir’s annual bonuses for 2018, 2019 and 2020, which will continue to vest under the existing vesting schedules in such awards (and, in the case of DCIs, based on the DCI balance at such time), (vi) retained the Shafir Sign-On PSUs, which shall remain eligible to vest based on achievement of the applicable performance metrics during the performance period. Mr. Shafir agreed to not receive the cash severance benefit provided for, and as defined, in the 2018 Shafir Agreements.
Sipp Agreements
General. In connection with Mr. Sipp’s appointment as Chief Financial Officer and admission as a limited partner of the Sculptor Operating Group entities, each of the Sculptor Operating Group entities entered into an agreement with Mr. Sipp on July 19, 2018, effective as of May 3, 2018 (the “Sipp 2018 Partner Agreements”). The Sipp Partner Agreements were subsequently amended in connection with the 2019 Recapitalization by an omnibus agreement between Mr. Sipp and each of the Operating Partnerships on February 7, 2019 (as amended on July 10, 2019, the “Sipp Omnibus Agreement”), which is effective as of the closing of the 2019 Recapitalization (the “Sipp Omnibus Agreement” and together with the Sipp 2018 Partner Agreements, the “Sipp Agreements”). On November 8, 2020, Mr. Sipp entered into partner agreements with the Sculptor Operating Group, the terms of which govern Mr. Sipp’s Withdrawal from the Operating Partnerships on January 15, 2021 (the “Sipp 2020 Partner Agreements”).
Compensation. Pursuant to the Sipp Agreements, Mr. Sipp was entitled to a quarterly cash payment, paid to him at a rate of $500,000 per year. In addition to those quarterly cash payments, each year during the term and thereafter while he continued to be an active individual limited partner, Mr. Sipp was eligible to receive conditional performance-based awards under the Sipp Agreements, which could have been paid in a combination of cash, DCIs or RSUs.
Resignation. On November 3, 2020, Mr. Sipp informed the Company of his decision to resign as the Company’s Chief Financial Officer, effective January 15, 2021. In connection with Mr. Sipp’s resignation, Mr. Sipp entered into the Sipp 2020 Partner Agreements, pursuant to which Mr. Sipp continued to receive his annual base compensation through January 15, 2021. With respect to Mr. Sipp’s 2020 annual bonus, 50% of the portion of such bonus represented by DCIs and RSUs that were scheduled to vest on January 1, 2022 remained outstanding and to vest on such date, and the remainder of Mr. Sipp’s 2020 annual bonus represented by DCIs and RSUs was forfeited.
Under the Sipp 2020 Partner Agreements, as of Mr. Sipp’s resignation date, Mr. Sipp retained (i) 111,783 unvested RSUs awarded on May 3, 2018 (including distribution equivalent units), which vested on May 3, 2021; (ii) 22,263 unvested RSUs awarded on February 20, 2019 (including distribution equivalent units), 50% of which vested on January 1, 2021, with the remainder vested on January 1, 2022; (iii) 17,738 unvested RSUs awarded on January 31, 2020 (including distribution equivalent units), 50% of which vested on January 1, 2021, with the remainder vested on January 1, 2022; (iv) an unvested DCI balance of $317,525 (as of September 30, 2020) with respect to DCIs awarded on February 15, 2019, 50% vested on January 1, 2021, with the remainder vested on January 1, 2022 (based on the DCI balance at such times); and (v) an unvested DCI balance of $411,777 (as of September 30, 2020) with respect to DCIs awarded on February 3, 2020, 50% vested on January 1, 2021, with the remainder vested on January 1, 2022 (based on the DCI balance at such time).
Under the Sipp 2020 Partner Agreements, Mr. Sipp forfeited (i) 8,868 unvested RSUs awarded on January 31, 2020 (including dividend equivalent units), which would have vested on January 1, 2023; (ii) an unvested DCI balance of $205,888 (as of September 30, 2020) awarded on February 3, 2020, which would have vested on January 1, 2023 (based on the DCI balance at such time); and (iii) 166,666 Group E-1 Units awarded on February 7, 2019, which would have vested in equal installments on December 31, 2021 and December 31, 2022.
Confidentiality, Non-Competition, Non-Solicitation, Clawback and Restrictions
Pursuant to the Operating Group Limited Partnership Agreements and the various individual partner agreements (including the Omnibus Agreements) applicable to our Named Executive Officers, our Named Executive Officers are subject to certain obligations and restrictions to not compete with us, not solicit our employees or the investors in our funds, not disparage us, and not disclose confidential information about our business and related matters. The following is a description of the material terms of such obligations and restrictions.
Confidentiality
Each Named Executive Officer is required, both during and after his service with us, to protect and only use confidential information in accordance with strict restrictions placed by us on its use and disclosure. Every employee of ours is subject to similar strict confidentiality obligations imposed by agreements entered into upon commencement of service with us.
General Non-Competition Restrictions
Subject to “Individual Non-Compete Restrictions” described below, pursuant to the Operating Group Limited Partnership Agreements, no executive managing director may, during the term of service and during the Restricted Period (as such term is defined below for this purpose), among other things, directly or indirectly, without the prior written consent of the General Partner:
•engage or otherwise participate in any manner or fashion in any business that is a competing business, either in the United States or in any other place in the world where we engage in our business;
•render any services to any competing business; or
•acquire a financial interest in or become actively involved with any competing business (other than as a passive investor holding minimal percentages of the stock of public companies).
Individual Non-Competition Restrictions
The general non-competition restrictions contained in the Operating Group Limited Partnership Agreements applicable to all of our executive managing directors are modified by the following non-competition restrictions contained in the individual partner agreements (including the Omnibus Agreements):
•Mr. Levin. Mr. Levin is prohibited from competing with the Company or soliciting the Company’s fund investors or employees for a two-year period upon Mr. Levin’s withdrawal from the Sculptor Operating Group for any reason; provided however, that the non-compete shall be reduced to one (1) year upon Mr. Levin’s withdrawal from the

Sculptor Operating Group as a result of (x) the termination of Mr. Levin without cause or (y) a resignation following (A) a change of control in which his role as CEO (or the Levin Agreements) is not continued, or (B) a Change in Position (as defined in the Levin Agreements), unless, in either case, the Sculptor Operating Group elects to make a $30,000,000 payment to Mr. Levin payable in installments over a 24-month period.
•Messrs. Cohen, Levine, and Pollard, and Ms. Ritchea. Pursuant to their respective Partner Agreements and /or Omnibus Agreements, as applicable, Ms. Ritchea and Messrs. Cohen, Levine, and Pollard are, upon a withdrawal for any reason, subject to (i) a 12-month prohibition from competition with the Company and a 24-month prohibition from soliciting the Company’s fund investors and employees.
•Mr. Shafir. Mr. Shafir's non-competition restriction ended on December 10, 2021.
•Mr. Sipp. Mr. Sipp’s non-competition restriction ended on January 15, 2022.
Non-Solicitation and Non-Interference Restrictions
Generally, during the term of service of each Named Executive Officer and during the Restricted Period (defined below), no Named Executive Officer may, directly or indirectly, in any manner solicit any of our owners, members, directors, officers or employees to terminate or diminish their relationship or service with us, or hire any person who was employed by us or was one of our owners, members, directors, officers or employees as of the date of such Named Executive Officer’s termination or whose service or relationship with us terminated within two (2) years prior to or after the date of such Named Executive Officer’s termination. Additionally, in general, no Named Executive Officer may solicit, or encourage ceasing to work with us, any consultant, agent or adviser whom the individual knows or should know is under contract with us.
In addition, generally during the term of service of each Named Executive Officer and during the Restricted Period, such Named Executive Officer may not, directly or indirectly, in any manner solicit or induce any of our current, former or prospective investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any material respect) his or its relationship with us for the purpose of associating with any competing business, or otherwise encourage such investors, financing sources, capital market intermediaries or consultants to terminate (or diminish in any respect) his or its relationship with us for any other reason.
Clawback and Stock Holding Requirements
Each of our Named Executive Officers is subject to the terms of the Company’s Clawback Policy, pursuant to which, if any “covered person” is found by a majority of the Board to have either (a) engaged in willful misconduct (by act or omission) or (b) failed to take action with respect to willful misconduct of others of which they were or reasonably should have been aware, that resulted in a level of achievement of a performance-based compensation measure being met, the Board may recover from such person the amount of performance-based compensation awarded over what should have been awarded absent the willful misconduct; and majority of the Board, in consultation with any experts as the Board deems necessary, is similarly required to determine the amount subject to clawback.

In addition, all of our currently employed Named Executive Officers are required to hold at least 75% (for our CEO / CIO) or 50% (for other Named Executive Officers) of the net, after-tax portion of any vested Performance Shares until the seven-year anniversary of the grant of such awards.
Other Covenants and Provisions
Non-Disparagement. During the term of service of each Named Executive Officer, and at all times following the termination of the Named Executive Officer’s service, the Named Executive Officer is prohibited from disparaging us in any way or making any defamatory comments regarding us.
Restricted Period. For purposes of the foregoing covenants, except as described above or herein, the “Restricted Period” for each of our Named Executive Officers generally means the two-year period immediately following the date of termination of his or her association with us for any reason.

Intellectual Property. Each Named Executive Officer is subject to customary intellectual property covenants with respect to works created, invented, designed or developed by such individual that are relevant to or implicated by the Named Executive Officer’s service with us.
Other Provisions. In the case of any breach of the non-competition or non-solicitation provisions described above by Named Executive Officer, all of such Named Executive Officer’s vested and unvested Group Units and any Class A Shares issued upon exchange of Group A Units, will be reallocated to the remaining executive managing directors. In addition, in the case of any breach of the non-competition provisions described above by a Named Executive Officer, the Named Executive Officer will be required to pay us an amount equal to the total after-tax proceeds received from the sale of any Class A Shares, and any distributions thereon, issued upon exchange of Group A Units during the two-year period prior to the date of such breach, along with the after-tax portion of any performance cash awards (including DCIs) conditionally granted to our Named Executive Officer under the in respect of the two-year period prior to the date of such breach. In addition, such breaching Named Executive Officer will no longer be entitled to receive payments under the Tax Receivable Agreement we executed in connection with our IPO. We may elect to waive enforcement of any or all of the foregoing consequences in our sole discretion.
Compensation Overview
The table below sets forth information regarding 2021, 2020 and 2019 compensation for each of our Named Executive Officers, presenting for each (i) salary, current bonus and deferred bonus for the service year with respect to which they were earned, (ii) cash distributions on any Group D Units or Group E Units (an interest granted with the intent of eventually converting into Group A Units) received by the Named Executive Officer in the relevant year, (iii) special long-term awards granted in a prior year but realized in the current year (see the column entitled “Special Long-Term Awards - Value at Realization” in the table below) and (iv) other benefits and compensation received by the Named Executive Officer, such as our CEO / CIO’s Annual Fund Performance Payment, medical insurance and estate and tax preparation and planning services provided to our executive managing directors.
We believe the table below is helpful to our shareholders in understanding how management views the total annual compensation of our Named Executive Officers in a given year. The compensation table below makes the following adjustments to the SEC-required Summary Compensation Table: (i) annual bonus compensation (including RSUs, RSAs and DCIs) is included as compensation in the year for which it is earned rather than the year of grant or vesting, which may differ due to the timing of our fiscal year end or for other reasons; (ii) special long-term awards are valued and included as compensation at the time of realization because these awards are non-routine and subject to conditions that must be satisfied before being realized; and (iii) special long-term awards, in certain cases, are reduced because such awards were granted in connection with the forfeiture of other previously granted awards.
The SEC-required Summary Compensation Table included in this proxy statement requires disclosure of equity-based grants related to annual bonus awards in the year they were granted, even if they were awarded in respect of a prior year’s service. For example, the 2021 annual bonus RSU/RSA awards, while earned in respect of services provided in 2021, are granted in early 2022, and therefore will be reported in the 2022 Summary Compensation Table. We believe including equity awards related to annual bonuses in the year the services are performed provides a more meaningful view of our Named Executive Officers’ compensation for a given year. In addition, the SEC required Summary Compensation Table requires compensation associated with the portion of the annual bonuses in the form of deferred cash interests awarded under our DCI Plan to be taken into account in the year cash is received, whereas we view the year of service as the more appropriate time to report such compensation.
The SEC-required Summary Compensation Table also requires the inclusion of special long-term awards (including grants that may never realize value as such grant may be subject to service vesting and performance conditions), which includes Group E Units, Group P Units, PSUs, Performance Shares, and sign-on RSUs, and other non-recurring equity awards, to be based on the grant date fair value in the year awarded. However, we believe the value received at realization following satisfaction of certain conditions provides a more meaningful view of our Named Executive Officers’ compensation for a given year.
The difference between the table below and the SEC-required “Summary Compensation Table for 2021” is approximately $9 million in the aggregate for all of our Named Executive Officers for 2021. The lower amount in the table below is primarily driven by the net impact of (a) including special long-term awards (including Sign-On RSUs and

Performance Shares) at the time of realization rather than the time of grant; and (b) including RSUs, RSAs and deferred cash interests awarded in respect of annual bonuses in the year of service rather than in the year of grant or vesting.
The presentation below reflects how our Compensation Committee and management view the annual total compensation for our Named Executive Officers and that we believe is more reflective of year-over-year changes to the compensation of our Named Executive Officers. It is important to recognize that the way we present compensation for our Named Executive Officers in the table below is different from the SEC-required disclosure in the Summary Compensation Table and is not a substitute for the information in that table. Rather, it is intended to show how we measure total compensation for our Named Executive Officers across different periods.

Name and Principal Position	Year	Salary ($)	Current Bonus ($)(1)	Deferred Bonus ($)(2)	Sculptor Operating Group D/E Unit Distributions ($)(3)	Special Long-Term Awards - Value at Realization ($)(4)	Other ($) (5)	Total ($)
James S. Levin	2021	—	4,000,000	26,502,000	—	3,733,658	93,231,382	127,467,040
Chief Executive Officer & Chief Investment Officer, Executive Managing Director	2020	—	7,000,000	—	—	3,324,424	40,883,763	51,208,187
	2019	—	4,200,000	—	—	4,811,427	20,793,601	29,805,028

Dava Ritchea	2021	486,560	1,857,927	1,900,100	—	—	54,344	4,298,931
Chief Financial Officer, Executive Managing Director	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Wayne Cohen	2021	—	4,509,500	5,569,000	—	—	473,629	10,552,129
President, Chief Operating Officer, Executive Managing Director	2020	—	4,955,000	985,000	—	—	1,771,200	7,711,200
	2019	—	3,968,750	656,250	—	—	923,808	5,548,808

David Levine	2021	500,000	1,262,500	587,500	—	125,605	298,311	2,773,916
Chief Legal Officer, Executive Managing Director	2020	500,000	1,592,500	697,500	—	228,586	1,194,729	4,213,315
	2019	500,000	1,592,500	697,500	—	161,202	923,808	3,875,010

Hap Pollard	2021	308,333	741,667	350,000	—	118,712	27,532	1,546,244
Chief Accounting Officer, Executive Managing Director	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—

Robert Shafir	2021	500,000	—	—	—	22,105,484	9,500,622	32,106,106
Former Chief Executive Officer	2020	2,000,000	2,325,000	6,425,000	—	8,176,014	1,806	18,927,820
	2019	2,000,000	2,200,000	6,300,000	—	4,289,541	1,718	14,791,259

Thomas Sipp	2021	20,834	—	—	—	2,819,010	15,758	2,855,602
Former Chief Financial Officer	2020	500,000	3,967,262	248,181	—	1,580,583	41,786	6,337,812
	2019	500,000	2,875,000	1,125,000	—	1,611,092	941,700	7,052,792

Note: Certain prior period amounts have been conformed to the current period presentation. Refer to footnote 5 below for further details.
(1)The “Current Bonus” column for 2021 reflects: (i) 2021 annual cash bonuses paid to Ms. Ritchea and Messrs. Cohen, Levine, and Pollard, pursuant to their respective partner agreements; and (ii) with respect to Mr. Levin, the 2021 Quarterly Advances paid pursuant to the Levin Agreements. For further information concerning the respective Partner Agreements, see “—Compensation Discussion and Analysis—Partner Agreements” above.
(2)The “Deferred Bonus” column for 2021 reflects (i) the portion of the 2021 annual bonuses payable in the form of cash settled RSUs and RSAs in equal value to Ms. Ritchea in the total amount of $287,500 and to each of Messrs. Cohen, Levine, and Pollard in the total amount of $418,250, $293,750, and $175,000, respectively; and (ii) the portion of the 2021 annual bonuses payable in the form of deferred cash interests awarded under our DCI Plan payable to Ms. Ritchea in the amount of $287,500 and to each of Messrs. Cohen, Levine, and Pollard in the amount of $418,250, $293,750, and $175,000. The number of the annual bonus cash settled RSUs and RSA awards is based on the average of the closing price of a Class A Share for the ten (10) trading day period ending (and including) January 11 (or the next trading day in the event that January 11 is not a trading day).
Also included in the “Deferred Bonus” column for 2021 are the amounts related to the one-time management equity grant, which was granted on January 31, 2022, consisting of: (i) RSAs granted to Ms. Ritchea in the amount of $662,550 and to each of Messrs. Levin and Cohen in the amount of $13,251,000 and $2,366,250, respectively; and (ii) cash settled RSUs granted to Ms. Ritchea in the amount of $662,550 and each of Messrs. Levin and Cohen in the amount of $13,251,000 and $2,366,250, respectively. The value of the RSAs and cash settled RSUs was based on the closing share price on January 28, 2022.
(3)The Sculptor Operating Group D/E Unit Distributions column reflects cash distributions made to the Named Executive Officers with respect to their Group D Units and Group E Units. As part of the 2019 Recapitalization, current members of management (including the Named Executive Officers) agreed to give up distributions on their Sculptor Operating Group Units during the Distribution Holiday. Assuming distributions would have been made on Sculptor Operating Group Units at the same per unit rate as our Q1-Q4 2020 and Q1-Q4 2021 dividends, (i) Mr. Levin gave up $5,520,291, $10,378,148 and $4,946,181 in 2019, 2020 and 2021, respectively, for an aggregate $20,844,620; (ii) Ms. Ritchea gave up $224,000 in 2021; (iii) Mr. Cohen gave up $1,168,795, $2,197,335 and $1,047,240 in 2019, 2020 and 2021, respectively, for an aggregate $4,413,370; (iv) Mr. Levine gave up $187,500, $352,500 and $168,000 in 2019, 2020 and 2021, respectively, for an aggregate $708,000; and (v) Mr. Sipp gave up $312,501, $195,835 and $93,334 in 2019, 2020 and 2021, respectively, for an aggregate $601,670. Mr. Shafir only had one Sculptor Operating Group Unit in 2020 and none in 2021.
(4)The “Special Long-Term Awards – Value at Realization” column for 2021 reflects (i) with respect to Mr. Levin, the vesting and payment of Class A Shares and cash with an aggregate value of $3,733,658 (based on closing price on business day prior to vesting) in settlement of 219,287 2013 RSUs (and associated dividend equivalents accrued on such RSUs) vested on December 31, 2021 pursuant to the Levin Agreements; (ii) with respect to Mr. Levine, the vesting and payment of Class A Shares to Mr. Levine with a value of $125,605 (based on closing price on business day prior to vesting) in settlement of 4,644 Levine Sign-On RSUs (and associated dividend equivalents accrued on such RSUs) vested on March 1, 2021, pursuant to the Levine Agreements; and (iii) with respect to Mr. Pollard, the vesting and payment of Class A shares with a value of $118,712 (based on closing price on business day prior to vesting) in settlement of 7,515 RSUs (and associated dividend equivalents accrued on Such RSUs) vested on January 1, 2021; (iv) with respect to Mr. Shafir, the vesting and payment of Class A Shares with a value of $17,155,484 (based on closing price on business day prior to vesting) in settlement of 699,602 RSUs (and associated dividend equivalents accrued on such RSUs) in satisfaction of Mr. Shafir’s Sign-On RSU Award, of which 349,801 vested on February 5, 2021, and 349,801 vested on April 1, 2021 pursuant to the Shafir Agreements, and the vesting and payment of Class A Shares to Mr. Shafir with a value of $4,950,000 (based on closing price on business day prior to vesting) in settlement of 200,000 PSUs vested on June 11, 2021; and (v) with respect to Mr. Sipp, the vesting and payment of Class A Shares with a value of $2,819,010 (based on closing price on business day prior to vesting) in settlement of the 100,000 Sipp Sign-On RSUs (and associated dividend equivalents accrued on such RSUs) vested on May 3, 2021 pursuant to the Sipp Agreements.
(5)With respect to Mr. Levin, the “Other” column for 2021 reflects the Annual Fund Performance Payments, comprised of $63,899,802 paid in cash, $14,549,958 of RSAs awarded under the 2013 Incentive Plan and cash-settled RSUs, and deferred cash interests awarded under our DCI Plan of $14,549,958; and with respect to each of Messrs. Cohen and Levine, amounts paid for 2021 under the Partner Incentive Pool of $365,951 and $243,967, respectively. Given the Annual Fund Performance Payment and payments under the Partner Incentive Pool are formulaic, non-discretionary and based entirely on the performance of certain Sculptor-managed funds, the Annual Fund Performance Payment and payments under the Partner Incentive Pool have been included under “Other” rather than “Current Bonus” and “Deferred Bonus”. The presentation of prior periods has been conformed to the current period presentation. For further information concerning the Partner Incentive Pool, see “—Compensation Discussion and Analysis—Executive Officer Incentive Compensation Programs—Partner Incentive Pool” above.
With respect to Mr. Shafir, the amount represents the following payments made to him with respect of his separation: (i) DCIs granted in respect of his 2021 annual bonus in the amount of $5,000,000; (ii) $1,500,000 in respect of the remainder of his 2021 salary; and (iii) amounts paid in respect of his 2021 bonus, consisting of a $1,860,000 cash payment, as well as immediately vested Class A Shares with a value of $1,140,000.
In addition, the “Other” column for 2021 includes: (i) $42,094 for medical insurance for Ms. Ritchea and each of Messrs. Levin, Cohen, and Levine, respectively, $24,532 for Mr. Pollard, $622 for Mr. Shafir, and $3,508 for Mr. Sipp; (ii) amounts made on behalf of each Named Executive Officer with respect to their share of estate and tax preparation and planning services provided to our executive managing directors in the amounts of: $55,765 for Mr. Levin, $24,250 for Mr. Cohen, and $12,250 for each of Ms. Ritchea, Mr. Levine, and Mr. Sipp, respectively; (iii)

with respect to Mr. Pollard, $3,000 for the Company’s portion of 401(k) contributions; and (iv) with respect to Messrs. Levin and Cohen $133,805 and $41,334, respectively, attributable to a potential benefit for Mr. Levin and Mr. Cohen with respect to premiums paid on life insurance for Mr. Levin and Mr. Cohen for which the Company is the current beneficiary, but for which following April 14, 2026 each of Mr. Levin and Mr. Cohen has the right to cause the Company to transfer the applicable policy over to himself.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K and, based on such review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement.
Submitted by the members of the Compensation Committee:
Marcy Engel, Chair
David Bonanno
Summary Compensation Table for 2021
The following table provides summary information concerning the compensation of our Named Executive Officers, who include our Chief Executive Officer, our Chief Financial Officer, each of our three other most highly compensated employees who served as executive officers for the fiscal year ended December 31, 2021 and who were serving as executive officers at the end of such fiscal year and two additional individuals who would have been Named Executive Officers but for the fact that such individuals were not serving as executive officers at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)		All Other Compensation ($)(22)		Total ($)
James S. Levin	2021	—	4,000,000	75,990,961	(4)	65,797,042	(22)	145,788,003
Chief Executive Officer & Chief Investment Officer, Executive Managing Director	2020	—	7,000,000	3,716,596	(5)	26,834,570		37,551,166
	2019	—	4,200,000	34,467,855	(6)	13,839,675		52,507,530

Dava Ritchea	2021	486,560	1,857,927	4,905,440	(7)	54,344		7,304,271
Chief Financial Officer, Executive Managing Director	2020	—	—	—		—		—
	2019	—	—	—		—		—

Wayne Cohen	2021	—	4,678,506	12,417,164	(8)	473,629		17,569,299
President, Chief Operating Officer, Executive Managing Director	2020	—	4,987,973	350,740	(9)	1,771,200		7,109,913
	2019	—	3,968,750	3,351,162	(10)	923,808		8,243,720

David Levine	2021	500,000	1,955,670	1,961,581	(11)	298,311		4,715,562
Chief Legal Officer, Executive Managing Director	2020	500,000	2,050,879	372,787	(12)	1,194,729		4,118,395
	2019	500,000	1,879,293	1,630,471	(13)	923,808		4,933,572

Hap Pollard	2021	308,333	833,917	1,156,797	(14)	27,532		2,326,579
Chief Accounting Officer, Executive Managing Director	2020	—	—	—		—		—
	2019	—	—	—		—		—

Robert S. Shafir(15)	2021	500,000	2,734,687	—		9,434,186		12,668,873
Former Chief Executive Officer	2020	2,000,000	3,153,364	4,990,512	(16)	1,806		10,145,682
	2019	2,000,000	2,200,000	3,277,509	(17)	1,718		7,479,227

Thomas M. Sipp(18)	2021	20,834	389,971	113,004	(19)	15,758		539,567
Former Chief Financial Officer	2020	500,000	4,105,262	601,276	(20)	41,786		5,248,324
	2019	500,000	2,875,000	2,541,286	(21)	941,700		6,857,986
Note: Certain prior period amounts have been conformed to the current period presentation. Refer to footnote 22 below for further details.

(1)The “Bonus” column for 2021 reflects: (i) 2021 annual cash bonuses paid to Ms. Ritchea, and Messrs. Shafir, Cohen, Levine and Pollard pursuant to their respective partner agreements (including any quarterly advances taken on such bonuses); (ii) with respect to Mr. Levin, the 2021 quarterly advances paid pursuant to the Levin Agreements; and (iii) with respect to each of Messrs. Cohen, Levine, Pollard, Shafir, and Sipp, the vested portion of their respective annual bonus awarded in the form of DCIs under the DCI Plan paid in 2021. For further information concerning the respective Partner Agreements, see “—Compensation Discussion and Analysis—Partner Agreements” above.
The dollar amounts in the “Bonus” column for 2021 do not reflect the portion of the 2021 annual bonuses payable to Ms. Ritchea in the amount of $287,500, and each of Messrs. Cohen, Levine and Pollard in the amount of $418,250, $293,750 and $175,000, respectively, in each case, in the form of DCIs awarded under the DCI Plan. These amounts will be included in the Summary Compensation Table in the year that the DCIs are paid to the Named Executive Officer. For additional information regarding the DCIs, please see “—Compensation Discussion and Analysis—Executive Officer Incentive Compensation Programs—Deferred Cash Interests” above.
(2)The dollar amounts in the “Stock Awards” column do not reflect the value actually received by the Named Executive Officers, but instead represent the aggregate grant date fair value of newly issued stock awards and the incremental fair value of modified stock awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation (“ASC Topic 718”), disregarding the effect of estimated forfeitures. More information regarding the 2021 stock awards is shown in the “2021 Grants of Plan-Based Awards” table below. Also, see Note 13 to the audited financial statements included in our Annual Report on Form 10-K, for the year ended December 31, 2021 for further information concerning the assumptions underlying our ASC Topic 718 calculations for equity awards. For RSU awards, the grant date fair value was calculated by multiplying the closing price of underlying Class A Shares on the last business day prior to the date of grant by the number of RSUs granted.
(3)Because the RSUs and RSAs awarded to our Named Executive Officers in respect of their 2021 annual bonuses were granted in 2022, SEC disclosure rules do not require that they be reflected in the “Summary Compensation Table” or the “Grants of Plan-Based Awards” table below for fiscal year end 2021. We describe these grants in the “Executive and Director Compensation—Compensation Discussion and Analysis” section of this proxy statement.
(4)With respect to Mr. Levin, the amount shown in the “Stock Awards” column for 2021 represents the following grants: (i) $4,084,104 representing the grant date fair value of RSUs in respect of Mr. Levin’s 2020 Annual Fund Performance Payment, which were granted on January 31, 2021; (ii) $31,164,000 representing the grant date fair value of RSAs on December 17, 2021; (iii) $35,700,000 representing the grant date fair value of Group P-4 Units on December 17, 2021; and (iv) $5,042,857 representing the incremental fair value as a result of the cancellation of previously issued Group P Units and grant of additional Group P-4 Units and RSAs on December 17, 2021.
(5)With respect to Mr. Levin, the amount shown in the “Stock Awards” column for 2020 represents the grant date fair value of $3,716,596 representing the grant of RSUs in respect of Mr. Levin’s 2019 Annual Fund Performance Payment, which were granted on January 31, 2020.
(6)With respect to Mr. Levin, the amount shown in the “Stock Awards” column for 2019 represents the grant date fair value of the following grants: (i) $1,000,765 representing the grant of RSUs in respect of Mr. Levin’s 2018 Annual Fund Performance Payment, which were granted on January 31, 2019; (ii) $30,405,628 representing the Group E-1 Units issued in connection with the Recapitalization ($2,304,664 of which relate to 269,867 E-1 Units issued in respect of his recapitalization of 269,867 A-1 Units), which was non-dilutive to Class A shareholders; and (iii) $3,061,462 representing the Group E-2 Units issued in connection with the conversion of the Group D Units in the Recapitalization.
(7)With respect to Ms. Ritchea, the amount shown in the “Stock Awards” column for 2021 represents the grant date fair values of the following grants: (i) $1,610,000 of Group E-5 units in connection with Ms. Ritchea’s admission to the Sculptor Operating Group partnership granted on January 11, 2021; and (ii) $1,535,940 and $1,759,500, representing the grant of RSAs and Class P-4 Common Units, respectively, both of which were granted on December 17, 2021.
(8)With respect to Mr. Cohen, the amount shown in the “Stock Awards” column for 2021 represents the following grants: (i) $448,473 representing the grant date fair value of RSUs in respect of Mr. Cohen’s 2020 annual bonus, which were granted on January 31, 2021; (ii) $4,003,624 representing the grant date fair value of RSAs granted on December 17, 2021; (ii) $4,586,354 representing the grant date fair value of Group P-4 Units on December 17, 2021; and (iii) $3,378,713 representing the incremental fair value as a result of the cancellation of previously issued Group P Units and grant of additional Class P-4 Common Units and RSAs on December 17, 2021.
(9)With respect to Mr. Cohen, the amount shown in the “Stock Awards” column for 2020 represents the grant date fair value of $350,740 representing the grant of RSUs in respect of Mr. Cohen’s 2019 annual bonus, which were granted on January 31, 2020.

(10)With respect to Mr. Cohen, the amount shown in the “Stock Awards” column for 2019 represents the grant date fair value of the following grants: (i) $97,080 representing the grant of RSUs in respect of Mr. Cohen's 2018 annual bonus, which were granted on February 20, 2019; and (ii) $3,254,082 representing the Group E-2 Units issued in connection with the conversion of the Group D Units in the Recapitalization. The 324,232 E-1 Units issued to Mr. Cohen in connection with the Recapitalization, which was non-dilutive to Class A shareholders, are treated as a modification of an existing grant and do not have incremental fair value.
(11)With respect to Mr. Levine, the amount shown in the “Stock Awards” column for 2021 represents the following grants: (i) $317,576 representing the grant date fair value of RSUs in respect of Mr. Levine’s 2020 annual bonus, which were granted on January 31, 2021; (ii) $648,716 representing the grant date fair value of RSAs on December 17, 2021; (iii) $743,147 representing the grant of Group P-4 Units on December 17, 2021; and (iv) $252,142 representing the incremental fair value as a result of the cancellation of previously issued Group P Units and grant of additional Class P-4 Common Units and RSAs on December 17, 2021.
(12)With respect to Mr. Levine, the amount shown in the “Stock Awards” column for 2020 represents the grant date fair value of $372,787 representing the grant of RSUs in respect of Mr. Levine’s 2019 annual bonus, which were granted on January 31, 2020.
(13)With respect to Mr. Levine, the amount shown in the “Stock Awards” column for 2019 represents the grant date fair value of the following grants: (i) $349,471 representing the grant of RSUs in respect of Mr. Levine's 2018 annual bonus, which were granted on February 20, 2019; and (ii) $1,281,000 representing the Group E-1 Units issued in connection with the Recapitalization, which was non-dilutive to Class A shareholders.
(14)With respect to Mr. Pollard, the amount shown in the “Stock Awards” column for 2021 represents the grant date fair value of $1,024,000 representing the grant of 50,000 RSUs on December 23, 2021 in connection with Mr. Pollard’s promotion and admission to the Sculptor Operating Group Partnership, in addition to $132,797 grant date fair value in respect of Mr. Pollard’s 2020 annual bonus, which were granted on January 31, 2021.
(15)Mr. Shafir withdrew from the Sculptor Operating Group effective April 1, 2021.
(16)With respect to Mr. Shafir, the “Stock Awards” column for 2020 includes the grant date fair value of $4,990,512 representing the grant of RSUs in connection with his third annual grant of RSUs under the Shafir Agreements, which were granted on January 31, 2020.
(17)With respect to Mr. Shafir, the “Stock Awards” column for 2019 includes the grant date fair value of the following grants: (i) $3,277,500 representing the grant of RSUs in connection with his second annual grant of RSUs under the Shafir Agreements; and (ii) $9 representing the grant of one Group E-2 Unit issued in connection with the conversion of the Group D Units in the Recapitalization.
(18)Mr. Sipp resigned effective January 15, 2021.
(19)With respect to Mr. Sipp, the “Stock Awards” column for 2021 includes the grant date fair value of $113,004 representing the grant of RSUs in respect of Mr. Sipp’s 2020 annual bonus, which were granted on January 31, 2021.
(20)With respect to Mr. Sipp, the “Stock Awards” column for 2020 includes the grant date fair value of $601,276 representing the grant of RSUs in respect of Mr. Sipp’s 2019 annual bonus, which were granted on January 31, 2020.
(21)With respect to Mr. Sipp, the amounts shown in the “Stock Awards” column for 2019 represents the grant date fair value of the following grants: (i) $406,277 representing the grant of RSUs in respect of Mr. Sipp’s 2018 annual bonus, which were granted on February 20, 2019; (ii) $2,135,000 representing the grant of Group E-1 Units issued in connection with the Recapitalization, which was non-dilutive to Class A shareholders; and (iii) $9 representing the grant of one Group E-2 Unit issued in connection with the conversion of the Group D Units in the Recapitalization.
(22)With respect to Mr. Levin, the “All Other Compensation” column for 2021 reflects payments of the cash portion of the Annual Fund Performance Payment in the amount of $$63,899,802 and $1,665,576 of the vested portion of the 2020 annual bonus awarded in the form of DCIs under the DCI Plan paid in 2021. With respect to each of Messrs. Cohen and Levine, the column reflects amounts paid in respect of 2021 under the Partner Incentive Pool in the amounts of $365,951 and $243,967, respectively. Given the Annual Fund Performance Payment and payments made under the Partner Incentive Pool are formulaic, non-discretionary and based entirely on the performance of certain Sculptor-managed funds, the Annual Fund Performance Payment has been included under “All Other Compensation” rather than “Bonus”. The presentation of prior periods has been conformed to the current period presentation. For further information concerning the Partner Incentive Pool, see “—Compensation Discussion and Analysis—Executive Officer Incentive Compensation Programs—Partner Incentive Pool” above.
For Mr. Shafir, “All Other Compensation” includes amounts paid with respect of his separation consisting of: a cash payment of $1,500,000 in respect of the remaining portion of his 2021 salary, amounts paid in respect of his 2021 bonus, consisting of a $1,860,000 cash payment, as well as immediately vested Class A Shares with a value of $1,141,064, and the vesting of DCIs awarded under the DCI Plan in the amount of $4,932,500.
In addition, “All Other Compensation” includes: (i) $42,094 for medical insurance for Ms. Ritchea and each of Messrs. Levin, Cohen, and Levine, respectively, and $24,532 for Mr. Pollard, $622 for Mr. Shafir, and $3,508 for Mr. Sipp; (ii) amounts made on behalf of each Named Executive Officer with respect to their share of estate and tax preparation and planning services provided to our executive managing directors in the amounts of: $55,765 for Mr. Levin, $24,250 for Mr. Cohen, and $12,250 for each of Ms. Ritchea, Mr. Levine, and Mr. Sipp, respectively; (iii) for Mr. Pollard, $3,000 of contributions by the Company to his 401(k) plan; and (iv) with respect to Messrs. Levin and Cohen $133,805 and $41,334 paid with respect to a term life insurance policy purchased by the Company in which the Company is the beneficiary, though for which for Mr. Levin and Mr. Cohen, respectively, has a right to convert into a personal life insurance policy in certain circumstances.

2021 Grants of Plan-Based Awards
This section provides additional information about the equity awards that were granted in 2021.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant-Date Fair Value of Stock Awards($)(1)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
James S. Levin	1/31/2021	—	—	—	240,808	4,084,104	(2)
	12/17/2021	771,429	—	2,314,286	—	33,514,380	(3)
	12/17/2021	771,429	—	3,085,714	—	38,392,477	(4)
Dava Ritchea	1/11/2021	—	—	—	200,000	1,610,000	(5)
	12/17/2021	34,500	—	103,500	—	1,535,940	(3)
	12/17/2021	34,500		138,000	—	1,759,500	(4)
Wayne Cohen	1/31/2021	—	—	—	26,443	448,473	(2)
	12/17/2021	137,786		413,357	—	5,578,372	(3)
	12/17/2021	137,786	—	551,143	—	6,390,319	(4)
David Levine	1/31/2021	—	—	—	18,725	317,576	(2)
	12/17/2021	18,143	—	54,428	—	766,232	(3)
	12/17/2021	18,143	—	72,572	—	877,773	(4)
Hap Pollard	1/31/2021	—	—	—	7,830	132,797	(2)
	12/23/2021	—	—	—	50,000	1,024,000	(6)
Robert S. Shafir	4/1/2021	—	—	—	52,151	1,141,064	(7)
Thomas M. Sipp	1/31/2021	—	—	—	6,663	113,004	(2)

(1)These dollar amounts do not represent the value of compensation actually received in 2021. Instead, the amounts reflect the grant date fair value of the equity awards granted for newly issued awards and the incremental fair value of awards that were modified. The fair value of the awards in each case was computed in accordance with ASC Topic 718, disregarding the effect of estimated forfeitures. See Note 13 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for further information concerning the assumptions underlying our ASC Topic 718 calculations for equity awards. For RSU awards, the grant date fair value was calculated by multiplying the closing price of the underlying Class A Shares on the last business day prior to the date of grant by the number of RSUs granted.
(2)     The amount shown represents the grant of RSUs to Mr. Levin in respect of the 2020 Annual Fund Performance Payment and to Messrs. Cohen, Levine, Pollard, and Sipp in respect of their 2020 annual bonuses.
(3)    The amounts shown include the grant date fair value of the performance-based RSAs granted to each of Ms. Ritchea and Messrs. Levin, Cohen, and Levine, having a per unit value of $14.84, in addition to the incremental fair value as a result of the cancellation of previously issued Group P units and grant of additional RSAs.
(4)    The amounts shown include the grant date fair value of the Class P-4 Common Units granted to each of Ms. Ritchea and Messrs. Levin, Cohen, and Levine, having a per unit value of $12.75, in addition to the incremental fair value as a result of the cancellation of previously issued Group P units and grant of additional Class P-4 Common Units.
(5)    The amount shown represents the grant of Group E-5 Units to Ms. Ritchea.
(6)    The amount shown represents the grant of RSUs to Mr. Pollard in connection with his promotion and admission to the Sculptor Operating Group Partnership.
(7)    The amount shown represents the grant of RSUs to Mr. Shafir.

Outstanding Equity Awards at Fiscal Year End 2021
The following table summarizes the equity awards made to our Named Executive Officers that were outstanding and had not vested as of December 31, 2021. The dollar amounts shown in the table below do not reflect the value of compensation actually received by the Named Executive Officers, but instead are calculated by multiplying the number of unvested equity units held by the Named Executive Officers by the closing price of $21.35 per Class A Share on December 31, 2021 and based on a third-party valuation on December 31, 2021 for unvested Group E-1, E-2 and E-5 Units.

	Stock Awards
Name	Number of Shares, Units or Other Rights That Have Not Vested(#)		Market Value of Shares, Units orOther Rights That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James S. Levin	1,779,259	(3)	23,399,248	1,542,858	(1)	32,940,018
Dava Ritchea	200,000	(4)	1,610,000	69,000	(1)	1,473,150
Wayne Cohen	239,013	(5)	2,813,378	275,572	(1)	5,883,462
David Levine	95,254	(6)	1,368,673	36,286	(1)	774,706
Hap Pollard	71,659	(7)	1,529,920	—		—
Robert S. Shafir	—		—	400,000	(2)	8,540,000
Thomas M. Sipp	30,531	(8)	651,837	—		—

(1)For each of Ms. Ritchea and Messrs. Cohen, Levin and Levine, the amount shown represents the Performance Shares awarded in December 2021 that would be eligible to vest upon the performance condition of 25% and 66% for RSAs and P-4 units, respectively, being achieved. The Performance Shares vest if: (i) the executive managing director satisfies the Performance Share Performance Condition, in which case the Performance Shares vest on each of the third, fourth, and fifth anniversaries of the grant date, and (ii) satisfaction of the Performance Share Performance Condition, which is satisfied in seven tranches upon the achievement of shareholder return thresholds as described more fully in “Executive Officer Incentive Compensation Programs—Performance Shares” above.
(2)For Mr. Shafir, the amount shown represents the Sign-On PSUs awarded on February 5, 2018 that would be eligible to vest upon a performance threshold of 50% being achieved. In connection with his withdrawal, Mr. Shafir retained these 1,000,000 conditionally vested PSUs until the expiration of the performance period (which remains the sixth anniversary of the February 5, 2018 effective date of Mr. Shafir’s original partner agreements). In 2021, 20% of the Sign-On PSUs vested upon achievement of a total shareholder return of 25%, based on the average closing price on the NYSE for the 10 trading days immediately following the date of the public announcement of the appointment of Mr. Shafir as CEO, and the remaining Sign-on PSUs vest as follows: an additional 40% of the Sign-On PSUs vest if a total shareholder return of 50% is achieved; an additional 20% of the Sign-On PSUs vest if a total shareholder return of 75% is achieved; and the final 20% of the Sign-On PSUs vest if a total shareholder return of 125% is achieved.
(3)The amount shown represents: (i) the unvested portion (totaling 244,815 RSUs) of the 2013 RSUs, which vest on December 31, 2022; (ii) 30,719 unvested RSUs granted to Mr. Levin in respect of his 2018 Annual Fund Performance Payment, which vested on January 31, 2022; (iii) 127,294 unvested RSUs granted to Mr. Levin in respect of his 2019 Annual Fund Performance Payment, which vest in equal installments on each of January 1, 2022 and January 1, 2023; (iv) 279,594 RSU granted to Mr. Levin in respect of his 2020 Annual Fund Performance Payment, which vest in equal installments on each of January 1, 2022, January 1, 2023, and January 1, 2024 and (v) 1,096,837 unvested Group E-1 Units granted in connection with the 2019 Recapitalization, which vest on December 31, 2022, subject to Mr. Levin's continued service on the applicable vesting date and various exceptions. The number of RSUs shown also includes any dividend equivalents accrued on such units, which vest, subject to certain limited exceptions, in tandem with the underlying RSUs.
(4)The amount shown represents 200,000 unvested Group E-5 Units, which will vest in equal installments on each of December 31, 2023, December 31, 2024 and December 31, 2025.
(5)The amount shown represents: (i) 45,693 unvested RSUs, of which 2,982 vested on January 1, 2022, 12,010 of which vest in equal installments on January 1, 2022 and January 1, 2023, and 30,701 of which will vest in equal installments on January 1, 2022, January 1, 2023 and January 1, 2024; (iii) 66,666 unvested Group E-1 Units, which vest on December 31, 2022; and (iv) 126,654 unvested Group E-2 Units, which vest in periodic installments through March 1, 2023, in each case, subject to Mr. Cohen's continued service on the applicable vesting date. The number of RSUs shown also includes any dividend equivalents accrued on such units, which vest, subject to certain limited exceptions, in tandem with the underlying RSUs.

(6)The amount shown represents: (i) 45,254 unvested RSUs, of which 10,750 vested on January 1, 2022, 12,765 of which vest in equal installments on January 1, 2022 and January 1, 2023, and 21,739 of which vest in equal installments on January 1, 2022, January 1, 2023 and January 1, 2024; and (ii) 50,000 unvested Group E-1 Units, which vest on December 31, 2022, subject to Mr. Levine’s continued service with us on each vesting date. The number of RSUs shown also includes any dividend equivalents accrued on such units, which vest, subject to certain limited exceptions, in tandem with the underlying RSUs.
(7)The amount shown represents 71,659 unvested RSUs, 9,064 of which vested on January 1, 2022, 3,505 of which vest in equal installments on January 1, 2022 and January 1, 2023, 9,090 of which vest in equal installments on each of January 1, 2022, January 1, 2023 and January 1, 2024, and 50,000 of which vest in equal installments on each of January 1, 2023, January 1, 2024, January 1, 2025, and January 1, 2026. The number of RSUs shown also includes any dividend equivalents accrued on such units, which vest, subject to certain limited exceptions, in tandem with the underlying RSUs.
(8)The amount shown represents 30,531 unvested RSUs which vested on January 1, 2022.
Stock Vested in 2021
The following table shows the number of equity awards that vested in 2021, and the fair value of such awards, held by the Named Executive Officers. The amounts shown in the second column below are calculations of the number of equity units that vested during 2021 based on the closing price of our Class A Shares on the date of vesting for RSUs, and based on a third-party valuation on the date of vesting for Group E-1 and E-2 Units.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
James S. Levin	1,423,844	(1)	15,326,966
Dava Ritchea	—		—
Wayne Cohen	137,846	(2)	1,463,747
David Levine	71,133	(3)	757,230
Hap Pollard	9,322	(4)	141,694
Robert S. Shafir	1,553,729	(5)	32,602,749
Thomas M. Sipp	143,967	(6)	3,123,010

(1)Represents the vesting of 327,007 RSUs, of which 54,820 vested on January 1, 2021, 27,357 of which vested on January 31, 2021 and 244,830 vested on December 31, 2021 (including dividend equivalent units accrued as of the date of vesting) and 1,096,837 Group E-1 Units vested on December 31, 2021.
(2)Represents the vesting of 7,833 RSUs on January 1, 2021 (including dividend equivalent units accrued as of the date of vesting), 66,667 Group E-1 Units vested on December 31, 2021, and 63,346 Group E-2 Units vested on March 1, 2021.
(3)Represents the vesting of 21,133 RSUs, of which 15,074 vested on January 1, 2021, 5,464 vested on March 1, 2021 and 595 vested on March 4, 2021 (including dividend equivalent units accrued as of the date of vesting) and 50,000 Group E-1 Units vested on December 31, 2021.
(4)Represents the vesting of 9,322 RSUs on January 1, 2021 (including dividend equivalent units accrued as of the date of vesting).
(5)Represents the vesting of 1,353,729 RSUs, of which 122,411 vested on January 31, 2021, 401,347 vested on February 5, 2021, and 829,971 vested on April 1, 2021 (including dividend equivalent units accrued as of the date of vesting) and 200,000 PSUs vesting on June 11, 2021.
(6)Represents the vesting of 143,967 RSUs, of which 20,000 vested on January 1, 2021 and 123,967 vested on May 3, 2021.
Potential Payments Upon Termination or Change in Control
Our Named Executive Officers are eligible to receive the following cash payments upon his or her termination or a change of control of the Company, assuming that the triggering event took place on December 31, 2021. For a description of the vesting and the forfeiture conditions applicable to the Group Units held by the Named Executive Officers, please refer to “—Executive Officer Incentive Compensation Programs—Incentive Units.”

Mr. Levin. If on December 31, 2021, Mr. Levin had been subject to a withdrawal without cause, then, subject to his execution of a general release of claims and compliance with the restrictive covenants set forth in the Levin Agreements, in addition to his annual bonus earned for the fiscal year ended December 31, 2021, to the extent not yet paid, (i) the remainder of the 2013 RSUs scheduled to vest would vest upon the occurrence of such event (ii) his RSUs and DCIs awarded with respect to each year’s Annual Fund Performance Payment would continue to vest (or, if Mr. Levin were terminated without cause within twelve (12) months of a Change of Control, then such amounts would fully vest), (iii) his remaining unvested Group E Units would vest and (iv) his Performance Shares would be subject to the treatment described in further detail above in “Executive Officer Incentive Compensation Program-Performance Shares.” On December 31, 2021, those 2013 RSUs, RSUs (inclusive of dividend equivalents accrued on any such RSUs), DCIs, Group E Units and Performance Shares, that would be subject to such continued or accelerated vesting had a market value of $77,423,751 (valuing the Performance Shares as of December 30, 2021). In addition, pursuant to the Levin Agreements, the Sculptor Operating Group entities may elect to make a $30,000,000 payment to Mr. Levin payable in installments over a 24-month period in exchange for an increase in the duration of his non-compete period to two (2) years (from one (1) year) following the date of his withdrawal without cause or in connection with a resignation following a change in control in which his role as CEO is not continued.

Ms. Ritchea. If on December 31, 2021, Ms. Ritchea had been subject to a withdrawal without cause, then, subject to her execution of a general release of claims and compliance with the restrictive covenants set forth in the Ritchea Agreements, (i) any RSUs or DCIs granted in respect of Ms. Ritchea’s annual bonus will remain outstanding and continue to vest on the applicable vesting date (or if Ms. Ritchea is terminated without cause within twelve (12) months following any Change in Control, RSUs and DCIs would fully vest), (ii) her Group E Units would be forfeited and (ii) her Performance Shares would be subject to the treatment described in further detail above in “Executive Officer Incentive Compensation Program-Performance Shares.” On December 31, 2021, these RSUs (inclusive of dividend equivalents accrued thereon), DCIs, and Performance Shares had a market value of $3,411,763 (valuing the Performance Shares as of December 30, 2021).

Mr. Cohen. If on December 31, 2021, Mr. Cohen had been subject to a withdrawal without cause, then, subject to his execution of a general release of claims and compliance with the restrictive covenants set forth in the Cohen Agreements, (i) any RSUs or DCIs granted in respect of Mr. Cohen’s annual bonus will remain outstanding and continue to vest on the applicable vesting date (or if Mr. Cohen is terminated without cause within twelve (12) months following any Change in Control, the RSUs and DCIs would fully vest) (ii) his remaining unvested Group E-1 Units would vest and 50% of his remaining unvested E-2 Units would vest and (ii) his Performance Shares would be subject to the treatment described in further detail above in “Executive Officer Incentive Compensation Program-Performance Shares.” On December 31, 2021, these RSUs (inclusive of dividend equivalents accrued thereon), DCIs, Group E Units and Performance Shares had a market value of $10,893,010 (valuing the Performance Shares as of December 30, 2021).

Mr. Levine. If on December 31, 2021, Mr. Levine had been subject to a withdrawal without cause, then, subject to his execution of a general release of claims and compliance with the restrictive covenants set forth in the Levine Agreements, (i) any RSUs or DCIs granted in respect of Mr. Levine’s annual bonus will remain outstanding and continue to vest on the applicable vesting date (or if Mr. Levine were terminated without cause within twelve (12) months following any Change in Control, the RSUs and DCIs would fully vest), and (ii) his remaining Group E Units would vest and (iii) his Performance Shares would be subject to the treatment described in further detail above in “Executive Officer Incentive Compensation Program-Performance Shares.” On December 31, 2021, these RSUs (inclusive of dividend equivalents accrued thereon) and DCIs had a market value of $3,359,970 (valuing the Performance Shares as of December 30, 2021).

Mr. Pollard. If on December 31, 2021, Mr. Pollard had been subject to a withdrawal without cause, then, subject to his execution of a general release of claims and compliance with the restrictive covenants set forth in the Pollard Agreements, any unvested RSUs held by Mr. Pollard in respect of his partnership admission grant would continue to vest and become nonforfeitable on the date they would otherwise have vested. In addition, any RSUs or DCIs granted in respect of Mr. Pollard’s annual bonus, or otherwise, will remain outstanding and continue to vest on the applicable vesting date, in each case, subject to Mr. Pollard’s execution of a general release of claims and compliance with the restrictive covenants set forth in the Pollard Agreements. On December 31, 2021, Mr. Pollard’s RSUs and DCIs had a market value of $1,788,790.
Chief Executive Officer Compensation and Median Employee Compensation
In 2015, pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring annual disclosure of the ratio of our median employee’s annual total compensation to the annual total compensation of our Chief Executive Officer.
Our median employee’s 2021 annual total compensation was $264,087. Our Chief Executive Officer’s 2021 annual total compensation, as reported in the Summary Compensation Table above, was $145,788,003. Based on this information, the ratio of the annual total combined compensation of Mr. Levin to the annual total compensation of our median employee for 2021 was estimated to be 552 to 1.
The pay ratio provided above is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. We identified our median employee by examining the 2021 total compensation consisting of base salary (including overtime pay), annual cash bonus amounts and deferred compensation (reflecting the compensation granted in the form of equity awards and deferred fund interests), in each case, earned or awarded in respect of services performed in 2021 for our global employee population, excluding our Chief Executive Officer, as of December 31, 2021. We included all of our employees, whether employed on a full-time, temporary or part-time basis. We did not make any assumptions, adjustments (including cost-of-living adjustments) or use any estimates in determining total compensation. After identifying the median employee based on total compensation, we calculated the annual total compensation for such employee using the same methodology we use for our named executive officers as required to be set forth in the Summary Compensation Table included in this proxy statement.
Director Compensation
Director compensation is set by the Board based upon the recommendation of the Compensation Committee. The Compensation Committee periodically reviews the compensation of the independent directors in light of current industry conditions and compensation practices.
Upon his or her initial election to the Board, an independent director generally receives a prorated portion of the annual compensation the incumbent independent directors are entitled to receive. Incumbent independent directors receive annual equity-based compensation or DCIs, and cash compensation. At the beginning of each year, each incumbent independent director receives a grant of RSUs or DCIs with a value of $125,000, and the Chairperson of the Board receives an additional grant of RSUs with a value of $65,000. The RSUs and DCIs vest on the first anniversary of the date of grant. With respect to each vested RSU, the independent director receives one Class A Share on or before the third business day following the independent director’s departure from our Board of Directors. With respect to each DCI Award, the independent director receives the DCI balance shortly following the independent director’s departure from our Board of Directors.
An annual cash retainer of $95,000 is paid in quarterly installments to each incumbent independent director. In addition, our Chairperson of the Board and the chairs of the committees of our Board receive additional annual cash retainers as follows: the Chairperson of the Board receives $45,000, the chairs of the Audit Committee and Committee on Corporate Responsibility and Compliance receive $20,000 and the chairs of the Nominating, Corporate Governance and Conflicts Committee and the Compensation Committee each receive $10,000. A lead independent director, if the Board determines a lead independent director is necessary, also receives an additional annual cash retainer of $20,000.
Directors who are members of management (including Mr. Levin and Mr. Cohen, who are Named Executive Officers) do not receive any compensation with respect to their services as a director. All directors are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.
The following table sets forth the total cash and equity-based compensation paid to our independent directors for their service on the Board and its committees during 2021:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Total($)
David W. Bonanno	78,173	127,600	205,773
Marcy Engel	170,000	312,079	482,079
Charmel Maynard	23,750	27,226	50,976
Bharath Srikrishnan	81,639	—	81,639
Meghna Desai	49,347	63,293	112,640
Richard Ketchum	37,500	284,425	321,925
Georganne C. Proctor	57,500	239,822	297,322
J. Morgan Rutman	95,000	197,767	292,767

(1)Amounts in this column include all cash retainers and fees for committee assignments and meetings paid to our non-employee directors in 2021.
(2)The dollar amounts in this table do not reflect cash or other compensation actually received by the independent directors, but instead represent the aggregate grant-date fair value of RSU awards calculated in accordance with ASC Topic 718. See Note 13 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 for further information concerning the assumptions underlying our ASC Topic 718 calculations for RSUs. Each director who was a director as of January 4, 2021 received a grant of 8,240 RSUs on January 4, 2021. To the extent that an independent director on our Board has received Class A Shares related to vested RSUs granted prior to December 31, 2011, we have established minimum Class A Share ownership requirements such that each independent director must hold 50% of the Class A Shares received after vesting of any grant of RSUs (or other equity awards) at all times, without regard to any dispositions. With respect to each vested RSU which was granted after December 31, 2011, the director shall receive one Class A Share on or before the third business day following the director’s departure from the Board of Directors. As of December 31, 2021, the aggregate number of RSUs, including dividend equivalent units granted thereon, held by each independent director was as follows: 6,022 for Mr. Bonanno; 2,576 for Ms. Desai; 41,187 for Ms. Engel; 1,211 for Mr. Maynard; and 23,970 for Mr. Rutman.
(3)Ms. Desai resigned from the Board of Directors on November 6, 2021.
(4)Mr. Ketchum resigned from the Board of Directors on March 26, 2021.
(5)Mr. Maynard joined the Board of Directors on November 11, 2021.
(6)Ms. Proctor did not stand for re-election at the 2021 Annual Meeting of Shareholders and no longer served as member of the Board as of June 24, 2021.
(7)Mr. Rutman resigned from the Board of Directors on January 30, 2022.

Equity Compensation Plan Information
The following table summarizes the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2021:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2) (excluding securities reflected under column(a)) (c)
Equity Compensation Plans Approved by Shareholders	26,430,385		1,105,928
Equity Compensation Plans Not Approved by Shareholders	—		—
Total	26,430,385		1,105,928
(1)Represents RSUs and Group E Units. Because the RSUs and Group E Units each have no exercise price, the weighted-average exercise price calculation is zero.
(2)On January 1, 2022, in accordance with the terms of the 2013 Plan, the number of Class A Shares that may be issued pursuant to awards under the 2013 Plan was increased by a number of Class A Shares equal to fifteen percent (15%) of the increase, if any, in the number of outstanding Class A Shares from the number of outstanding Class A Shares on January 1, 2021 (calculated assuming the exchange of all Group Units other than those comprised of Group B Units for Class A Shares). The number of Class A Shares reserved under the 2013 Plan is also subject to adjustment in the event of a share split, share dividend, or other change in our capitalization. Generally, awards that are forfeited or canceled under the 2013 Plan will be available for future grants under the plan.

CERTAIN MATTERS AND RELATED PERSON TRANSACTIONS
A number of organizational documents and agreements set forth our internal capital, organizational and governance structures, including the terms of interests in the Sculptor Operating Group owned by our executive managing directors, payments due to our executive managing directors pursuant to those interests and other contractual rights. These documents and agreements include the Limited Partnership Agreements of the Sculptor Operating Group entities, the Class A Unit Exchange Agreement, the Class P Unit Exchange Agreement, the Registration Rights Agreements, the Tax Receivable Agreement, the Expense Allocation Agreement, the Indemnification Agreements and the partner agreements with our executive managing directors. Pursuant to these agreements, we may make payments to related persons or engage in transactions that are deemed “Interested Transactions” under our Related Person Transaction Policy (the “Policy”). During 2021, there were no Interested Transactions under the Policy except for those described below under “Related Person Transactions.”
Policy on Transactions and Arrangements with Related Persons
The Board has adopted a written Related Person Transaction Policy that is administered by our Nominating, Corporate Governance and Conflicts Committee and applies to any transaction or series of transactions in which we or any of our subsidiaries is a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has or will have a direct or indirect material interest (any such transaction or series of transactions an “Interested Transaction”).
Under the Policy, all Interested Transactions with a related person are subject to pre-approval or ratification by the Nominating, Corporate Governance and Conflicts Committee. The Policy requires a related person to promptly disclose to the Chief Legal Officer any Interested Transaction as well as all material facts about the transaction. The Chief Legal Officer will then assess and notify the Nominating, Corporate Governance and Conflicts Committee of the material facts of any Interested Transaction that requires the Committee’s pre-approval. In addition, the Board has delegated authority to the Chair of the Nominating, Corporate Governance and Conflicts Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1.0 million. Moreover, the Nominating, Corporate Governance and Conflicts Committee has considered and adopted standing pre-approvals under the Policy for limited transactions with related persons that are or may be considered to be “Interested Transactions.” Such pre-approved transactions include: (i) business transactions with other companies at which a related person’s only relationship is as an employee (other than an executive officer), director or less-than ten percent (10%) beneficial owner if the amount of business falls below the thresholds in the NYSE’s listing standards and our Director Independence Standards; (ii) charitable contributions to organizations where a related person’s only relationship is as an employee (other than an executive officer) or director if the aggregate amount involved does not exceed the greater of $1.0 million or two percent (2%) of the organization’s total annual revenues; (iii) transactions required or permitted under our organizational documents and agreements entered into in connection with our IPO in November 2007; and (iv) investments by one of our executive managing directors or any immediate family member in any of our funds.
A summary of any new transactions pre-approved by the Chair or pursuant to the Policy is provided to the full Nominating, Corporate Governance and Conflicts Committee for its review in connection with each regularly scheduled Committee meeting. If we become aware of an existing Interested Transaction that has not been pre-approved under this policy, we will provide relevant information to the Nominating, Corporate Governance and Conflicts Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
Related Person Transactions
The Board pre-approved or considered and approved or ratified all of the following related person transactions that occurred in 2021:
In March 2021, the Company committed to acquire a non-controlling membership interest of BharCap Sponsor LLC. The Company, BharCap Partners, LLC and other investors hold one hundred percent (100%) of the membership interests of BharCap Sponsor LLC. Mr. Srikrishnan, a member of our Board, is the founder and partner of BharCap Partners, LLC. In connection with the initial public offering of BharCap Acquisition Corp., a newly organized blank check company, BharCap Sponsor LLC, purchased 7,187,500 shares of BharCap Acquisition Corp.’s Class B common stock (up to 937,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised), has committed to purchase an aggregate of 5,000,000 warrants (or 5,500,000 warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.50 per warrant ($7,500,000 in the aggregate, or $8,250,000 if the underwriters’ over-allotment option is exercised in full) in a private placement that would close simultaneously with the closing of the initial public offering of BharCap Acquisition Corp.

CERTAIN AGREEMENTS OF THE REGISTRANT AND THE SCULPTOR OPERATING GROUP ENTITIES
2020 Credit Agreement
On September 25, 2020, Sculptor Capital LP, as borrower, (the “Borrower”), and certain other subsidiaries of the Company, as guarantors, entered into a credit and guaranty agreement (the “2020 Credit Agreement”), consisting of the 2020 Term Loan and 2020 Revolving Credit Facility. Through December 2021, the Company voluntarily prepaid an aggregate of $224.0 million of the 2020 Term Loan, leaving a balance of $95.0 million, which is due at maturity. The Company has not drawn down on the 2020 Revolving Credit Facility. The 2020 Term Loan and the 2020 Revolving Credit Facility mature on the seventh and sixth anniversary, respectively, of the initial funding of the 2020 Term Loan, which occurred on November 13, 2020 (the “Closing Date”).

Borrowings under the 2020 Credit Agreement bear interest at a per annum rate equal to, at the Company’s option, one, two, three or six month LIBOR (subject to a 0.75% floor) plus 6.25%, or a base rate (subject to a 1.75% floor) plus 5.25%. The Borrower is also required to pay an undrawn commitment fee at a rate per annum equal to 0.50% of the undrawn portion of the 2020 Revolving Credit Facility. The 2020 Term Loan amortizes in equal quarterly installments in aggregate annual amounts equal to 0.75% of the original principal amount of the 2020 Term Loan; however, as a result of the prepayment in January 2021, no additional amortization payments will be due until maturity. The 2020 Credit Agreement contains customary prepayment provisions.

Certain prepayments of the 2020 Term Loan are subject to a prepayment premium (the “Call Premium”) equal to (a) prior to the second anniversary of the Closing Date, a customary “make-whole” premium equal to the present value of all required interest payments that would be due from the date of prepayment through and including the second anniversary of the Closing Date plus a premium of 3.0% of the principal amount of loans prepaid, (b) on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, a premium of 3.0% of the principal amount of loans prepaid, (c) on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date, a premium of 2.0% of the principal amount of loans prepaid and (d) thereafter, 0%. On June 21, 2021, the Company entered into a letter agreement amending the 2020 Credit Agreement to increase the amount of voluntary prepayments for which the Call Premium shall not apply from $175.0 million to $225.0 million in exchange for an amendment fee of $1.75 million. As such, no Call Premium was due on the first $225.0 million prepaid by the Company.

The 2020 Credit Agreement prohibits the total fee-paying assets under management, subject to certain exclusions, of the Borrower, the guarantors and their consolidated subsidiaries as of the last day of any fiscal quarter to be less than $20.0 billion. The 2020 Credit Agreement contains customary events of default for a transaction of this type, after which obligations under the 2020 Credit Agreement may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Borrower, the guarantors or any of the material subsidiaries of the foregoing after which the obligations under the 2020 Credit Agreement become automatically due and payable.
In connection with the 2020 Credit Agreement, the Company issued warrants to purchase 4,338,015 Class A Shares to Delaware Life. The warrants have a ten (10)-year term from the Closing Date and an exercise price per share equal to $11.93. In lieu of making a cash payment otherwise contemplated upon exercise, the holder may exercise the warrants in whole or in part to receive a net number of Class A Shares. In addition, one of the warrants provides that, upon exercise in whole or in part by the holder, the Company may decide in its sole discretion whether the holder’s exercise of such warrant will be settled by delivery of Class A Shares (which shares may be reduced to a net number of Class A Shares in accordance with the procedure described in the preceding sentence) or by the Company’s payment to the holder of an amount in cash equal to the Black-Scholes value as provided for in the applicable warrant agreement. The exercise price is subject to reduction by an amount equal to any dividends paid on Class A Shares. The warrants provide for customary adjustments in the event of a stock split, stock dividend, recapitalization or similar event. If the Company undergoes a change of control prior to the expiration date, the holder will have the right to require the Company to repurchase any remaining portion of the warrants not yet exercised at their Black-Scholes value as provided for in the applicable agreement. The warrants restrict transfers and other dispositions for eighteen (18) months from the Closing Date, subject to certain exceptions.

MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations
To be considered for inclusion in our proxy statement for the 2023 Annual Meeting, shareholder proposals must be received at our offices no later than December 30, 2022 (as calculated pursuant to Rule 14a-8 under the Exchange Act). Proposals must comply with Rule 14a-8 and must be submitted in writing to Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.
As more specifically provided for in our Bylaws, in order for a Shareholder to introduce a Shareholder proposal or nominate a director candidate from the floor of the 2023 Annual Meeting, the Shareholder must deliver such proposal or nomination in writing to our Secretary at the above address not earlier than December 30, 2022, and no later than January 29, 2023. If the date of the 2023 Annual Meeting is held on a date that is more than 30 days from the anniversary of the 2022 Annual Meeting, then any such proposal or nomination must be received no later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made. In addition, if the number of directors to be elected to the Board of Directors at the 2022 Annual Meeting is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board by at least January 29, 2023, then any nomination with respect to nominees for any new positions created by such increase must be received by the close of business on the 10th day following the day on which public announcement of the increase is first made. The Shareholder’s submission must be made by a registered Shareholder on his or her behalf or on behalf of the beneficial owner of the Shares and must include information specified in our Bylaws.
Householding
The broker, trustee or other nominee for any shareholder who is a beneficial owner of the Shares may deliver only one copy of our proxy statement and annual report to multiple shareholders who share the same address, unless that broker, trustee or other nominee has received contrary instructions from one or more of the shareholders. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and processing costs, as well as natural resources. We will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a written request to Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary or by calling (212) 790-0000. You may also obtain a copy of the proxy statement and annual report on the “Investor Relations—Filings & Financials” section of our website (www.sculptor.com). Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, trustee or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
Annual Report
Our Annual Report on Form 10-K, for the year ended December 31, 2021, is included with these proxy solicitation materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge by visiting the Company’s website (www.sculptor.com) or upon written request to Sculptor Capital Management, Inc., 9 West 57th Street, New York, New York 10019, Attention: Corporate Secretary.

By Order of the Board of Directors,

David Levine
Secretary
April 29, 2022
New York, New York

Annex A
Sculptor Capital Management, Inc.
Board of Directors’ Independence Standards
An “independent” director is a director whom the Board of Directors has determined has no material relationship with the Company or any of its consolidated subsidiaries (collectively, the “Company”), either directly or indirectly.
To assist it in making determinations of director independence, the Board has determined that each of the relationships below is categorically immaterial and therefore, by itself, does not preclude a director from being independent:
1. the director has an immediate family member who is, or has been within the last three years, employed by the Company other than as an executive officer;
2. the director has received, or has an immediate family member who has received, during any 12-month period within the last three years, $120,000 or less in direct compensation from the Company, not including board and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);
3. (A) the director has an immediate family member who is a current employee (but not a partner) of a firm that is the Company’s internal or outside auditor, but does not personally work on (and has not personally worked on in the last three years) the Company’s audit; or (B) the director or an immediate family member was, within the last three years, a partner or employee of a firm that is the Company’s internal or outside auditor but no longer works at the firm and did not personally work on the Company’s audit within that time;
4. the director or an immediate family member is, or has been within the last three years, employed at another company where any of the Company’s present executive officers serves or served at the same time on that company’s compensation committee, but the director or the director’s immediate family member is (or was) not an executive officer of the other company and his or her compensation is not (or was not) determined or reviewed by that company’s compensation committee;
5. the director or an immediate family member is a current employee of a company that has made payments to, or received payments from, the Company for property or services in an amount that, in any of the last three fiscal years, was less than $1 million or 2% of the other company’s consolidated gross revenues, whichever is greater; and
6. the director or an immediate family member is an employee (other than an executive officer) of a non-profit organization to which the Company has made contributions that, in any of the last three fiscal years, were less than $1 million or 2% of the non-profit organization’s consolidated gross revenues, whichever is greater.
An “immediate family member” includes a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

Annex B
SCULPTOR CAPITAL MANAGEMENT, INC.
2022 INCENTIVE PLAN
(effective as of June 22, 2022)
1. Purpose of the Plan.
This Sculptor Capital Management, Inc. 2022 Incentive Plan was adopted by the Board of Directors (the “Board”) of Sculptor Capital Management, Inc. (the “Company”) on April 27, 2022 and shall become effective upon the approval of the shareholders of the Company (the date of such approval, the “Effective Date”). The purpose of the Plan is to provide additional incentive to selected employees, directors, Executive Managing Directors and Consultants of and service providers to the Company or any of its Subsidiaries (including Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP) or Affiliates (the Company and any such Subsidiaries and Affiliates, collectively, “Participating Entities”) whose contributions are essential to the growth and success of the Company’s business, in order to strengthen the commitment of such persons to the Company and the other Participating Entities, motivate such persons to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated persons whose efforts should result in the long-term growth and profitability of the Company and the other Participating Entities. To accomplish such purposes, the Plan provides that a Participating Entity may grant or sell equity-based Awards based on or consisting of Class A Shares, Class B Shares, and LTIP Units. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, it is the Company’s intent that each such Award comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
2. Definitions.
The following capitalized terms used in the Plan have the respective meanings set forth in this Section:
(a) “Administrator” means the Committee or, if and to the extent the Committee does not administer the Plan, the Board.
(b) “Affiliate” means, with respect to the Company, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Company. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(c) “Award” means, individually or collectively, any Option, Share Appreciation Right, Restricted Share, Restricted Share Unit, Performance Share, unrestricted Share or Other Share-Based Award, including but not limited to LTIP Unit Awards, granted or sold under the Plan.
(d) “Award Document” means any written agreement, contract or other instrument or document, or any portion of any such instrument or document, evidencing an Award.
(e) A “Beneficial Owner” of a security is a Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The term “Beneficially Own” and its derivatives shall each have a correlative meaning.
(f) “Board” means the Board of Directors of the Company.
(g) “Cause” means, unless otherwise defined in the Participant’s Award Document, employment agreement, or other written agreement describing the Participant’s terms of employment or other service with any Participating Entity, (i) the commission of an act of fraud, dishonesty, misrepresentation or breach of trust by the Participant in the course of the Participant’s employment with or the Participant’s provision of services to any Participating Entity; (ii) the Participant’s indictment or entering of a plea of no contest for a crime constituting a felony or in respect of any act of fraud or dishonesty; (iii) the commission of an act by the Participant which would make the Participant or any Participating Entity subject to being enjoined, suspended, barred or otherwise disciplined for violation of federal or state securities laws, rules or regulations, including a statutory disqualification; (iv) gross negligence or willful misconduct in connection with the Participant’s performance of his or her duties in connection with the Participant’s employment by or provision of services to any Participating Entity which the Participant may be employed by or providing service to on a full-time basis at the time or the Participant’s failure to comply with any of the restrictive covenants set forth herein; (v) the commission of any act that would result or which might reasonably be a substantial factor resulting in the termination of any Participating Entity for cause under the management, advisory or similar agreements of any Participating Entity; (vi) the Participant’s failure to comply with any material policies or procedures of any Participating Entity which the Participant may be employed by or providing service to on a full-time basis at the time as in effect from time to time; provided, however, that the Participant shall have received a copy of such policies or a notice that they have been posted on any Participating Entity’s website prior to such compliance failure; and (vii) the Participant’s failure to perform the material duties in connection with the Participant’s position.
(h) “Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, dated as of November 5, 2019.
(i) “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) distribution (whether in the form of cash, shares, LTIP Units or other property, other than regular cash dividends), share or unit split or reverse split, (iii) combination or exchange of shares or units, or (iv) other change in structure, , which the Administrator determines, in its sole discretion, affects the Shares or LTIP Units such that an adjustment pursuant to Section 5 is appropriate.
(j) “Change in Control” means the occurrence of any of the following events:
(1) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provisions thereto, excluding any Permitted Transferee or any group of Permitted Transferees, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities; or
(2) the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (2); or
(3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (i) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (ii) all of the Persons who were the respective Beneficial Owners of the voting securities of the Company immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then-outstanding voting securities of the Person resulting from such merger or consolidation; or
(4) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than the sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of the Company in substantially the same proportions as their Beneficial Ownership of such securities of the Company immediately prior to such sale.
Notwithstanding the foregoing, except with respect to clause (2) and clause (3)(i) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(k) “Class A Shares” means the Class A Shares of the Company.
(l) “Class B Shares” means the Class B Shares of the Company.
(m) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.
(n) “Committee” means the Board, or a committee designated by the Board to administer the Plan. With respect to Awards granted to executive officers of the Company and members of the Board, such committee shall consist of two or more persons, each of whom, unless otherwise determined by the Board, is a “nonemployee director” within the meaning of

Rule 16b-3 under the Exchange Act (“Rule 16b-3”) and has any other qualifications required by the applicable stock exchange on which the Shares are listed. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by such committee.
(o) “Company” means Sculptor Capital Management, Inc., a Delaware corporation, and any successors thereto.
(p) “Consultant” means a consultant or advisor who is a natural person, engaged to render bona fide services to a Participating Entity.
(q) “Disability” means, unless otherwise defined in the Participant’s Award Document, that a Participant (i) as determined by the Administrator in its sole discretion, is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of any Participating Entity.
(r) “Distribution Equivalent” means a right, granted pursuant to the Plan, to be paid an amount determined with respect to the distributions declared and paid with respect to outstanding Shares or LTIP Units, as specified in, and pursuant to the terms of, an applicable Award Document.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
(t) “Executive Managing Directors” means the executive managing directors from time to time of any Participating Entities, including any partners of Sculptor Capital LP, Sculptor Capital Advisors LP and Sculptor Capital Advisors II LP that are executive managing directors .
(u) “Exercise Price” means the per Share price at which a holder of an Option or Share Appreciation Right may purchase the Shares issuable upon exercise of such Option or Share Appreciation Right.
(v) “Fair Market Value” as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, however, that (i) if the share, LTIP Unit or other security is listed on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or (ii) if the share, LTIP Unit or other security is traded in an over-the-counter market, the fair market value on any date shall be the average of the highest bid and lowest asked prices for such share in such over-the-counter market on such date.
(x) “LTIP Unit Awards” means Awards consisting of, among other things, LTIP Units, as more fully described in Section 10(b).
(y) “LTIP Units” means interests in the members of the Sculptor Operating Group, as more fully described in Section 10(b).
(aa) “Option” means an option to purchase Shares granted pursuant to Section 7. Each Option shall be a nonqualified option, and shall not be an incentive stock option as defined in Section 422 of the Code.
(bb) “Other Share-Based Award” means an Award granted pursuant to Section 10.
(cc) “Participant” means (i) any employee, director, Executive Managing Director or Consultant of or service provider to any Participating Entity; and (ii) the trustee of any trust established for the purpose of providing benefits to any individual described in (i) and/or to any dependant, family member (including any spouse, former spouse, widow, widower or co-habitee) or household member of any individual described in (i) and/or to any class of individuals comprising individuals described in (i), their dependants, family members or household members, provided always that the relevant employee, director, Executive Managing Director, Consultant or service provider has been selected as a Participant by the Administrator, pursuant to the Administrator’s authority in Section 3, to receive an Award or, where applicable, as being eligible or potentially eligible to receive an Award subject to any discretion conferred upon the trustee by the terms of the relevant trust.
(dd) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) economic income, distributable earnings or distributable earnings per share; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x)

share price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) economic value created; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) share price or total shareholder return; (xvii) cost targets, reductions and savings, productivity and efficiencies; (xviii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, or information technology goals, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xix) personal professional objectives, including any of the foregoing Performance Goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xx) any combination of, or a specified increase in, any of the foregoing or such other performance goals as may be selected by the Administrator. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Participating Entities, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). Each of the foregoing Performance Goals shall not be required to be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Administrator; provided, however, that the Administrator shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting any Participating Entity or the financial statements of any Participating Entity, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
(ee) “Performance Shares” means Shares that are subject to restrictions based upon the attainment of specified Performance Goals granted pursuant to Section 9.
(ff) “Permitted Transferee” means any transferee of a Share through a “Permitted Transfer,” as defined in the Certificate of Incorporation, in accordance with applicable restrictions.
(gg) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
(hh) “Plan” means this Sculptor Capital Management, Inc. 2022 Incentive Plan, as amended from time to time.
(ii) “Prior Plan” means the Och-Ziff Capital Management Group LLC 2013 Incentive Plan, as amended from time to time.
(jj) “Restricted Shares” means Shares subject to certain restrictions granted pursuant to Section 9.
(kk) “Restricted Share Units” means the right to receive Shares or cash equal to the Fair Market Value of Shares at the end of a specified period granted pursuant to Section 9.
(ll) “Sculptor Operating Group” shall have the meaning assigned to it in the Certificate of Incorporation.
(mm) “Share Appreciation Right” means the right pursuant to an Award granted under Section 8 to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Share Appreciation Right or portion thereof is surrendered, of the Shares covered by such right or such portion thereof, over (ii) the aggregate Exercise Price of such right or such portion thereof.
(nn) “Shares” means the Class A Shares (as specified in the applicable Award Document) reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation or other reorganization) security.
(oo) “Subsidiary” means, with respect to the Company, as of any date of determination, any other Person as to which the Company owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

3. Administration.
(a) The Plan shall be administered by the Committee in accordance with the requirements of Rule 16b-3, to the extent applicable.
(b) Pursuant to the terms of the Plan, the Administrator, subject to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(1) to select Participants;
(2) to determine whether and to what extent Awards are to be granted to Participants;
(3) to determine the number of Shares, LTIP Units, or Class B Shares to be covered by each Award;
(4) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern Award Documents (including but not limited to (i) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (ii) the Performance Goals and periods applicable to Awards, (iii) the Exercise Price, base price or purchase price, if any, of Awards, (iv) the vesting schedule applicable to Awards, (v) the number of Shares, LTIP Units or Class B Shares subject to Awards and (vi) any amendments to the terms and conditions of outstanding Awards, including but not limited to reducing the Exercise Price or base price of such Awards in connection with adjustments described in Section 5 hereof, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards);
(5) to make Fair Market Value determinations with respect to any Award;
(6) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting a termination of the Participant’s employment or service for purposes of Awards;
(7) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(8) to construe and interpret the terms and provisions of the Plan and any Award (and the Award Document relating thereto), and to otherwise supervise the administration of the Plan and exercise all powers and authorities either specifically granted under the Plan or advisable in the administration of the Plan;
(9) to delegate its authority, in whole or in part, under this Section 3 to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed;
(10) to delegate its authority, in whole or in part, under this Section 3 and with respect to Participants who are not executive officers of the Company, to one or more individuals (who may or may not be members of the Board), subject to the requirements of applicable law or any stock exchange on which the Shares are listed; and
(11) to determine at any time whether, to what extent and under what circumstances and method or methods Awards may be settled by the Company or any other Participating Entity. In the event of such determination, references to the Company shall be deemed to be references to the applicable Participating Entity for purposes of the Plan as appropriate.
(c) Except as expressly provided by the Administrator (including but not limited to for purposes of complying with the requirements of the Certificate of Incorporation of the Company and the organizational documents of the Company or any other Participating Entity relating to lawful consideration for the issuance of Awards, Class A Shares, Class B Shares or LTIP Units), no consideration other than services will be required as consideration for the grant (but not the exercise) of any Award. Awards may, as determined by the Administrator, be granted in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any other Participating Entity or any business entity to be acquired by any Participating Entity or any other right of a Participant to receive payment from any Participating Entity.
(d) Notwithstanding paragraph (b) of this Section 3, neither the Board, nor the Administrator, nor their respective delegates shall have the authority to reprice (or cancel and regrant) any Option or, if applicable, other Award at a lower Exercise Price or base price without first obtaining the approval of the Company’s shareholders.
(e) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including any Participating Entity and the Participants. No member of the Board or the Administrator, nor any officer, partner, member or employee of any Participating Entity acting on behalf of the Board or the Administrator, shall be personally liable for any action, omission, determination, or interpretation taken or made with respect to the Plan to the extent and as provided in the Company’s organizational documents, and all members of the Board or the Administrator and each and any officer, partner, member or employee of any Participating Entity acting on their behalf shall be fully indemnified by the Company in respect of any such action, omission, determination or interpretation to the extent and as provided in the Company’s organizational documents.
4. Shares Reserved for Issuance Under the Plan.
(a) Subject to Section 5, the maximum number of Class A Shares that may be delivered pursuant to Awards shall be 5,500,000 Class A Shares, plus the number of Shares subject to any award outstanding under the Prior Plan as of the Effective Date that after the Effective Date is not issued because such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, or because such Shares are tendered or withheld in payment of the exercise price of the award or the taxes payable with respect to the exercise or vesting of the award.
(b) If any Award expires or terminates unexercised, is settled for cash, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the Exercise Price of the Award or the taxes payable with respect to the exercise or vesting of the Award, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further Awards under the Plan unless, in the case of Options, Related Share Appreciation Rights (as defined in paragraph (a) of Section 8) are exercised.
5. Equitable Adjustments.
In the event of any Change in Capitalization, an appropriate equitable substitution or proportionate adjustment shall be made, in each case in the manner to be determined by the Administrator in its sole discretion, in order to prevent an enlargement or dilution of rights, in (i) the aggregate number of Shares reserved for issuance under the Plan and the maximum number of Shares that may be subject to Awards granted to any Participant in any fiscal year, (ii) the kind, number and Exercise Price, base price, or ratio of Shares subject to outstanding Options, Share Appreciation Rights and exchangeable LTIP Units, and (iii) the kind and number of Shares or LTIP Units and the purchase price of Shares subject to outstanding Awards of Restricted Shares, Restricted Share Units, Performance Shares, unrestricted shares or Other Share-Based Awards, including but not limited to LTIP Unit Awards; provided, however, that any fractional shares or units resulting from the adjustment shall be eliminated. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator shall take such action as is necessary to adjust the outstanding Awards to reflect the Change in Capitalization, including but not limited to the cancellation of any outstanding Award in exchange for payment in cash or other property of the aggregate Fair Market Value of the Shares or LTIP Units covered by such Award, reduced by the aggregate Exercise Price, base price, or purchase price thereof, if any. Notwithstanding the foregoing, no such adjustment shall cause any Award that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
6. Eligibility.
Participants shall be selected from time to time by the Administrator, in its sole discretion.
7. Options.
(a) General. Each Participant who is granted an Option shall enter into an Award Document containing such terms and conditions as the Administrator shall determine, in its discretion, which Award Document shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently. Options shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the Award Document.
(b) Exercise Price. The Exercise Price of an Option shall be determined by the Administrator in its sole discretion at the time of grant; provided, however, that the Exercise Price relating to each Share purchasable under an Option shall not be less than one hundred percent (100%) of the Fair Market Value of each Share on the date of grant.
(c) Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Document.
(d) Exercisability. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established Performance Goals, as shall be determined by the Administrator in the Award Document. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a Share.
(e) Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator in its sole discretion with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including, but not limited to the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law or (iv) any combination of the foregoing.
(f) Rights as Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise, has paid in full for such Shares, has satisfied the requirements of Section 15 and, if requested, has given the representation described in Section 16(b).
(g) Transfers of Options. Except as otherwise determined by the Administrator, no Option shall be transferable by a Participant other than by the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised during the lifetime of the Participant only by the Participant or, during the period the Participant is under a Disability, by the Participant’s guardian or legal representative. The Administrator may, in its sole discretion, subject to applicable law, permit the gratuitous transfer during a Participant’s lifetime of an Option, (i) by gift to a member of the Participant’s immediate family, (ii) by transfer by instrument to a trust for the benefit of such immediate family members, or (iii) to a partnership or limited liability company in which such family members are the only partners or members; provided, however, that, in addition to such other terms and conditions as the Administrator may determine in connection with any such transfer, no transferee may further assign, sell, hypothecate or otherwise transfer the transferred Option, in whole or in part, other than by operation of the laws of descent and distribution. Each such transferee shall agree to be bound by the provisions of the Plan and the applicable Award Document.
(h) Termination of Employment or Service.
(1) Unless the applicable Award Document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a Participant with any Participating Entity shall terminate for any reason other than Cause, Disability, or death, but including termination by reason of the entity employing the Participant or to which the Participant is rendering services ceasing to be a Subsidiary or Affiliate, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. The ninety (90)-day period described in this Section 7(h)(1) shall be extended to one year after the date of such termination in the event of the Participant’s death during such ninety (90)-day period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(2) Unless the applicable Award Document provides otherwise or unless otherwise determined by the Administrator, in the event that the employment or service of a Participant with any Participating Entity shall terminate on account of the Disability or death of the Participant, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one year after such termination, on which date they shall expire and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(3) In the event of the termination of a Participant’s employment or service with any Participating Entity for Cause, all outstanding Options, including vested Options, granted to such Participant shall expire at the commencement of business on the date of such termination.
(i) Other Change in Employment or Service Status. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator. The Administrator shall follow applicable written policies of the Company (if any), including but not limited to such rules, guidelines and practices as may be adopted pursuant to Section 3, as they may be in effect from time to time, with regard to such matters.

8. Share Appreciation Rights.
(a) General. Share Appreciation Rights may be granted either alone (“Free-Standing Share Appreciation Rights”) or in conjunction with all or part of any Option (“Related Share Appreciation Rights”). Related Share Appreciation Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Participants to whom, and the time or times at which, grants of Share Appreciation Rights shall be made; the number of Shares to be awarded; the Exercise Price; and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Share Appreciation Rights may be granted for more Shares than are subject to the Option to which they relate, and any Share Appreciation Rights must be granted with an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of Shares on the date of grant. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Document.
(b) Exercisability.
(1) Free-Standing Share Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant.
(2) Related Share Appreciation Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7.
(c) Payment Upon Exercise.
(1) Upon the exercise of a Free-Standing Share Appreciation Right, the Participant shall be entitled to receive up to, but not more than, the value equal to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the Free-Standing Share Appreciation Right (which price shall be no less than one hundred percent (100%) of the Fair Market Value of such Share on the date of grant) multiplied by the number of Shares in respect of which the Free-Standing Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.
(2) A Related Share Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, the value equal to the excess of the Fair Market Value of a Share as of the date of exercise over the Exercise Price specified in the related Option (which price shall be no less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant) multiplied by the number of Shares in respect of which the Related Share Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment. Options that have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Share Appreciation Rights have been so exercised.
(3) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).
(d) Rights as a Shareholder. A Participant shall have no rights to distributions or any other rights of a shareholder with respect to the Shares subject to Share Appreciation Rights until the Participant has given written notice of exercise, Shares have been issued to the Participant upon such exercise, and the Participant has satisfied the requirements of Section 15 and, if requested, has given the representation described in Section 16(b).
(e) Non-Transferability. Share Appreciation Rights shall not be transferable; provided, however, that Related Share Appreciation Rights are transferable only when and to the extent the related Option would be transferable under Section 7.
(f) Termination of Employment or Service.
(1) In the event of the termination of employment or service with any Participating Entity of a Participant who has been granted one or more Free-Standing Share Appreciation Rights, such Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator.
(2) In the event of the termination of employment or service with any Participating Entity of a Participant who has been granted one or more Related Share Appreciation Rights, such Rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the Award Document.
(g) Term.
(1) The term of each Free-Standing Share Appreciation Right shall be fixed by the Administrator, but no Free-Standing Share Appreciation Right shall be exercisable more than ten (10) years after the date such Right is granted.

(2) The term of each Related Share Appreciation Right shall be the term of the Option to which it relates, but no Related Share Appreciation Right shall be exercisable more than ten (10) years after the date such Right is granted.
9. Restricted Shares, Restricted Share Units and Performance Shares.
(a) General. Awards of Restricted Shares, Restricted Share Units or Performance Shares may be issued either alone or in addition to other Awards. The Administrator shall determine the Participants to whom, and the time or times at which, Awards of Restricted Shares, Restricted Share Units or Performance Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares, Restricted Share Units or Performance Shares; the Restricted Period (as defined in paragraph (c) of this Section 9), if any, applicable to Awards of Restricted Shares or Restricted Share Units; the Performance Goals, if any, applicable to Awards of Restricted Shares, Restricted Share Units or Performance Shares; any rights to Distribution Equivalents; and all other conditions of the Awards of Restricted Shares, Restricted Share Units and Performance Shares. The Administrator may also condition the grant of the Award of Restricted Shares, Restricted Share Units or Performance Shares upon the exercise of Options, or upon such other criteria as the Administrator may determine, in its sole discretion. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares, Restricted Share Units or Performance Shares. The provisions of the Awards of Restricted Shares, Restricted Share Units or Performance Shares need not be the same with respect to each Participant.
(b) Awards and Certificates. Except as otherwise provided below in this Section 9, (i) each Participant who receives an Award of Restricted Shares or Performance Shares shall be issued a share certificate in respect of such Restricted Shares or Performance Shares (or such other appropriate evidence of ownership as determined by the Administrator); and (ii) such certificate (or other evidence of ownership) shall be registered in the name of the Participant, and, if appropriate, shall bear a legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the Share certificates evidencing Restricted Shares or Performance Shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares or Performance Shares, the Participant shall have delivered a power of attorney, endorsed in blank, relating to the Shares covered by such Award.
(c) Restrictions and Conditions. The Awards of Restricted Shares, Restricted Share Units and Performance Shares shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator:
(1) Subject to the provisions of the Plan and the Award Document, during such period as may be set by the Administrator commencing on the date of the Award (the “Restricted Period”), the Participant shall not be permitted to sell, transfer, pledge or assign Restricted Shares, Restricted Share Units or Performance Shares; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including but not limited to the attainment of certain Performance Goals, the Participant’s termination of employment or service as a director, Executive Managing Director or Consultant of or service provider to any Participating Entity or the Participant’s death or Disability. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11.
(2) Except as may be provided in the Award Document, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares and Performance Shares during the Restricted Period; provided, however, that (A) cash dividends or distributions on Restricted Shares shall either be automatically deferred and reinvested in additional Restricted Stock or accrued in a bookkeeping account in the applicable Participant’s name, and held subject to the vesting of the underlying Restricted Shares, and (B) subject to any adjustment pursuant to Section 5, dividends payable in Shares shall be paid in the form of Restricted Shares of the same class as the Shares with which such dividend was paid, held subject to the vesting of the underlying Restricted Shares. The Participant shall generally not have the rights of a shareholder with respect to Shares subject to Awards of Restricted Share Units during the Restricted Period; provided, however, that, at the discretion of the Administrator, Distribution Equivalents may be awarded during a Restricted Period with respect to the number of Shares covered by Restricted Share Units and may be accrued and paid to the Participant promptly after, and only after, the Restricted Period, if any, applicable to such Distribution Equivalents shall expire without forfeiture. Certificates for unrestricted Shares shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such Awards of Restricted Shares, Restricted Share Units or Performance Shares except as the Administrator, in its sole discretion, shall otherwise determine.
(3) The rights of Participants granted Awards of Restricted Shares, Restricted Share Units or Performance Shares upon termination of employment or service as a director, Executive Managing Director or Consultant of or service provider to any Participating Entity for any reason during the Restricted Period shall be set forth in the Award Document.

10. Other Share-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other Share-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Document, including but not limited to Awards that are valued in whole or in part by reference to Class A Shares, including Awards valued by reference to book value, fair value or performance of any Participating Entity or partnership interests, including Distribution Equivalents and restricted or performance units. Other Share-Based Awards may be granted as free-standing Awards or in tandem with other Awards. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, including any Performance Goals and performance periods. Shares, partnership interests, or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including but not limited to Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action. The Administrator may, in its sole discretion, settle such Other Share-Based Awards for cash, Shares, partnership interests, or other property as appropriate; provided, however, that it determines, after consultation with its legal counsel and tax advisers, that such alternate settlement would be in the Company’s best interests.
(b) The Administrator is also authorized to grant LTIP Unit Awards to Participants in the form of LTIP Units that, whether vested or unvested, shall entitle the Participant to receive, currently or on a deferred or contingent basis, distributions or Distribution Equivalents with respect to a number of LTIP Units or other distributions from the members of the Sculptor Operating Group, with respect to which the Administrator may provide in the Award Document that such amounts (if any) shall be deemed to have been reinvested in additional LTIP Units. The LTIP Units may include an exchange ratio pursuant to which the LTIP Units (with or without other property) may be exchanged for Class A Shares in accordance with the terms of the Certificate of Incorporation, and in such case may include Class B Shares; provided, however, that the number of Class B Shares issued as a feature of the LTIP Unit Award may not exceed the number of Class A Shares acquirable upon the exchange of the LTIP Units included in such Award and that such Class B Shares are cancelled pro tanto at the same time that the exchangeable LTIP Units are exchanged for such Class A Shares. LTIP Units may be structured as “profits interests,” “capital interests” or other types of partnership interests for federal income tax purposes. The Administrator has the authority to determine the number of shares, interests, units or rights underlying LTIP Unit Awards in light of all applicable circumstances, including but not limited to performance-based vesting conditions, operating partnership “capital account allocations,” value accretion factors, and conversion or exchange ratios, to the extent set forth in the limited partnership agreements of the members of the Sculptor Operating Group, the Code or otherwise.
11. Accelerated Vesting in Connection with a Change in Control.
(a) In the event of a Change in Control, any outstanding Award that is not assumed or continued, or for which an equivalent option or right is not substituted pursuant to the Change in Control transaction’s governing document, shall become fully vested and exercisable “immediately prior to” the effective date of such Change in Control and shall expire upon the effective date of such Change in Control. For purposes of this Section 11, “immediately prior to”, with respect to an Option or Stock Appreciation Right, shall mean sufficiently in advance of the Change in Control transaction such that there will be time for each affected Participant to exercise his or her Option/Stock Appreciation Right and participate in the Change in Control transaction in the same manner as all other holders of Shares. If an Award becomes fully vested and, if applicable, exercisable immediately prior to a Change in Control, the Administrator shall notify the affected Participant in writing or electronically that the Award has become fully vested and, if applicable, exercisable, and that the Award will terminate upon the Change in Control.
(b) Unless otherwise determined by the Administrator and evidenced in an Award Document, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment or service is terminated by the Company, its successor or affiliate thereof without Cause on or after the effective date of the Change in Control but prior to twelve (12) months following such Change in Control, then:
(1) any unvested or unexercisable portion of any Award carrying a right to exercise shall become vested and exercisable; and
(2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other Award shall lapse and all unvested Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.
12. Set-Off.
Notwithstanding any other provision of the Plan or any Award Document to the contrary, to the extent permitted by Section 409A of the Code, the Company or the Sculptor Operating Group, as the case may be, shall have the right to offset against any amount owed to a Participant any amounts that are owed by such Participant to the Company or the Sculptor Operating Group (including amounts owed under the Plan) at the time of any payment hereunder.
13. Amendment and Termination.
The Board may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. Unless the Board determines otherwise, the Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Shares are listed or other applicable law. If any Award is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Administrator reserves the right to (but is not obligated to) amend, modify or supplement such Award in order to cause it to either not be subject to Section 409A of the Code or to comply with the applicable provisions of Section 409A of the Code. The Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his or her consent. At no time before the actual distribution of any Awards to Participants under the Plan shall any Participant accrue any interest or right whatsoever under the Plan.
14. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of any Participating Entity.
15. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of the Participant for non-U.S. or U.S. federal, state, or local income tax purposes, pay to any Participating Entity, or make arrangements satisfactory to the Administrator regarding payment of, any non-U.S. or U.S. federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of any Participating Entity under the Plan shall be conditional on the making of such payments or arrangements, and any such Participating Entity shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Whenever cash is to be paid pursuant to an Award, any Participating Entity shall have the right to deduct therefrom an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. Whenever Shares or LTIP Units are to be delivered pursuant to an Award, any Participating Entity shall have the right to require the Participant to remit to any such Participating Entity in cash an amount sufficient to satisfy any non-U.S. or U.S. federal, state and local withholding tax requirements related thereto. With the approval of the Administrator, a Participant may elect to satisfy the foregoing requirement by electing to have any Participating Entity withhold from delivery of Shares, LTIP Units, or other property or by delivering already owned unrestricted Shares, LTIP Units, or other property, in each case having a value equal to the minimum amount of tax required to be withheld. Such Shares, LTIP Units, or other property shall be valued at their Fair Market Value, if any, on the business day immediately preceding the date on which the amount of tax to be withheld is determined. Fractional share or unit amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares, LTIP Units, or other property to be delivered pursuant to an Award. Each Participating Entity may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Award.
16. General Provisions.
(a) Awards, Class A Shares, Class B Shares and LTIP Units shall not be issued pursuant to the Plan unless the issuance and delivery of such Awards, shares or LTIP Units pursuant hereto shall comply with all relevant provisions of law, including but not limited to the Securities Act of 1933, as amended, the Exchange Act and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.
(b) The Administrator may require each person acquiring Awards, Class A Shares, Class B Shares or LTIP Units to represent to and agree with any Participating Entity in writing that such person is acquiring the Awards, Class A Shares, Class B Shares or LTIP Units without a view to distribution thereof. The certificates for any shares or LTIP Units may include any legend that the Administrator deems advisable to reflect any restrictions on transfer which the Administrator determines, in its sole discretion, arise under applicable securities laws or are otherwise applicable.
(c) All certificates for Class A Shares, Class B Shares or LTIP Units delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.
(d) The Administrator may require a Participant receiving Awards, Class A Shares, Class B Shares or LTIP Units, as a condition precedent to receipt of such Awards, shares or LTIP Units, to enter into a shareholder agreement, “lock-up” or other agreement in such form as the Administrator shall determine is advisable to further the interests of any Participating Entity.
(e) Nothing in the Plan or any Award Document shall confer upon any Participant any right to continued employment or service with any Participating Entity, nor shall it interfere with or restrict in any way the right of any Participating Entity (or its equityholders) to terminate the employment or service of any Participant at any time for any reason whatsoever, with or without Cause.
(f) All obligations of any Participating Entity under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to such Participating Entity, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of such Participating Entity.
(g) Except as otherwise provided in the applicable Award Document, each Award under the Plan shall be paid solely from the general assets of the relevant Participating Entity. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to any distribution of an Award other than as an unsecured general creditor with respect to any distribution to which such Participant may be conditionally entitled.
17. Severability.
Should any provision of the Plan or any Award Document be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of the Plan or such Award Document, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Plan or Award Document. Moreover, if one or more of the provisions contained in the Plan or any Award Document shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
18. Remedies.
Any remedies provided for in this Plan shall be cumulative in nature and shall be in addition to any other remedies whatsoever (whether by operation of law, equity, contract or otherwise) which any party may otherwise have. Notwithstanding any other provision herein to the contrary, any performance-based compensation, or any other amount, paid to a Participant pursuant to an Award, which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
19. Section 409A
It is the Company’s intent that payments and benefits under this Plan comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Participant shall not be considered to have terminated employment with any Participating Entity for purposes of this Plan unless the Participant would be considered to have incurred a “separation from service” from any Participating Entity within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code, and any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Plan during the six-month period immediately following a Participant’s separation from service shall instead be paid on the first business day after the date that is six months following the Participant’s separation from service (or death, if earlier). Notwithstanding the foregoing, for each Award that constitutes nonqualified deferred compensation under Section 409A of the Code, if required to avoid accelerated taxation and/or tax penalties, a Change in Control shall be deemed to have occurred for purposes of the payment or settlement of such Award under the Plan only if a “change in the ownership of the corporation,” a “change in effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Section 409A(a)(2)(A)(v) of the Code shall also be deemed to have occurred under Section 409A of the Code. The Plan and any Award Documents issued thereunder may be amended in any respect deemed by the Administrator to be necessary in order to preserve compliance with Section 409A of the Code.
20. Term of Plan.
No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.
21. Governing Law.
The Plan shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts or choice of laws.

[Remainder of Page Intentionally Left Blank]

SCULPTOR CAPITAL MANAGEMENT, INC.
OFFICE OF THE SECRETARY
9 W. 57TH ST.
NEW YORK, NY 10019-2701

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SCU2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D85395-P74845

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCULPTOR CAPITAL MANAGEMENT, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director as Class III Director to serve for a term of three years and until his successor is duly elected or appointed and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) David Bonanno

The Board of Directors recommends you vote FOR proposals 2 and 3:

	For	Against	Abstain
2. To approve the Sculptor Capital Management, Inc. 2022 Incentive Plan.	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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D85396-P74845

SCULPTOR CAPITAL MANAGEMENT, INC.
Annual Meeting of Shareholders
June 22, 2022 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) David Levine, as proxy and attorney-in-fact, with the full power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the voting shares of SCULPTOR CAPITAL MANAGEMENT, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, EDT on June 22, 2022, via a live webcast at www.virtualshareholdermeeting.com/SCU2022, and any adjournment or postponement thereof; with all powers which the shareholder(s) would possess if present at the Annual Meeting of Shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side